                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                    RICHEY ELECTRONICS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required.
/ /  $125 per Exchange Act Rules 0-11(c)(l)(ii), 14a-6(i)(l), or 14a-6(j)(2).
/ /  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
/X/  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
                       Common Stock, par value $0.001 per share of
                                Richey Electronics, Inc.
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         9,148,613
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         $10.50/share
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         $96,060,436
         -----------------------------------------------------------------------
     (5) Total fee paid:
         $19,212
         -----------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                                                                December 4, 1998

Dear Stockholder:

    You are cordially invited to attend a Special Meeting of Stockholders (the "Special Meeting") of Richey Electronics, Inc., a Delaware corporation ("Richey"), to be held on Wednesday, January 6, 1999, at 10:00 a.m., at Richey's principal executive offices located at 7441 Lincoln Way, Garden Grove, California 92841, at which you will be asked (i) to consider and vote on a proposal (the "Merger Proposal") to approve and adopt an Agreement and Plan of Merger, dated as of September 30, 1998, by and among Arrow Electronics, Inc., a New York corporation ("Arrow"), Lear Acquisition Corp., a Delaware corporation ("Acquisition Corp.") and Richey (as amended by the Amendment to Agreement and Plan of Merger, dated as of October 21, 1998, by and among Arrow, Acquisition Corp. and Richey, the "Merger Agreement") and (ii) to consider and act upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof. Pursuant to the Merger Agreement, Acquisition Corp. will be merged with and into Richey (the "Merger") and Richey will become a wholly owned subsidiary of Arrow. The Merger Agreement provides, among other things, that each issued and outstanding share of common stock, $0.001 par value, of Richey ("Richey Common Stock") (other than (a) shares held directly or indirectly by Richey or Arrow and (b) shares which have not been voted in favor of the Merger Proposal and with respect to which appraisal rights have been perfected in accordance with Delaware General Corporation Law) will be converted into the right to receive cash in the amount of $10.50 (the "Merger Consideration") on, and subject to, the terms and conditions contained in the Merger Agreement.

    AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS OF RICHEY HAS DETERMINED THAT THE MERGER PROPOSAL IS FAIR AND IN THE BEST INTERESTS OF RICHEY AND HOLDERS OF RICHEY COMMON STOCK ("RICHEY STOCKHOLDERS") AND UNANIMOUSLY RECOMMENDS THAT THE RICHEY STOCKHOLDERS VOTE "FOR" THE MERGER PROPOSAL. Jefferies and Company, Inc., Richey's financial advisor, has delivered to the Board of Directors of Richey its opinion, dated September 29, 1998, that the Merger Consideration is fair, from a financial point of view, to the Richey Stockholders.

    It is important that your shares be represented and voted at the Special Meeting regardless of the number of shares you own and whether or not you plan to attend the Special Meeting. The affirmative vote of the holders of a majority of the Richey Common Stock outstanding as of November 10, 1998 is required for approval of the Merger Proposal. Your failure to vote for the Merger Proposal has the same effect as a vote against the Merger Proposal. Therefore, we urge you to sign, date and mail the enclosed proxy. If you decide to attend the Special Meeting and wish to vote in person, you may withdraw your proxy at that time.

                                Sincerely,
                                           /s/ WILLIAM C. CACCIATORE
                                             William C. Cacciatore
                                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

                            RICHEY ELECTRONICS, INC.
                                7441 LINCOLN WAY
                         GARDEN GROVE, CALIFORNIA 92841
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD JANUARY 6, 1999
                            ------------------------

TO THE STOCKHOLDERS OF RICHEY ELECTRONICS, INC.:

    NOTICE IS HEREBY GIVEN that a Special Meeting of stockholders (the "Special Meeting") of Richey Electronics, Inc., a Delaware corporation ("Richey"), has been called by the Board of Directors of Richey and will be held on Wednesday, January 6, 1999, at 10:00 a.m., at Richey's principal executive offices located at 7441 Lincoln Way, Garden Grove, California 92841, for the following purposes:

        (1) To consider and vote on a proposal (the "Merger Proposal") to approve and adopt an Agreement and Plan of Merger, dated as of September 30, 1998, by and among Arrow Electronics, Inc., a New York corporation ("Arrow"), Lear Acquisition Corp., a Delaware corporation ("Acquisition Corp.") and Richey (as amended by the Amendment to Agreement and Plan of Merger, dated as of October 21, 1998, by and among Arrow, Acquisition Corp. and Richey, the "Merger Agreement"). Pursuant to the Merger Agreement, Acquisition Corp. will be merged with and into Richey (the "Merger") and Richey will become a wholly owned subsidiary of Arrow. The Merger Agreement provides, among other things, that each issued and outstanding share of common stock, $0.001 par value, of Richey ("Richey Common Stock") (other than (a) shares held directly or indirectly by Richey or Arrow and (b) shares which have not been voted in favor of the Merger Proposal and with respect to which appraisal rights have been perfected in accordance with Delaware General Corporation Law) will be converted into the right to receive cash in the amount of $10.50 (the "Merger Consideration") on, and subject to, the terms and conditions contained in the Merger Agreement; and

        (2) To consider and act upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

    The terms of the Merger Proposal are described in detail in the accompanying Proxy Statement. To ensure that your vote will be counted, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope, whether or not you plan to attend the Special Meeting. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it is voted at the Special Meeting.

    Only holders of Richey Common Stock of record at the close of business on November 10, 1998 (the "Record Date"), will be entitled to notice of, and to vote at, the Special Meeting or at any postponements or adjournments thereof. The affirmative vote of the holders of a majority of the shares of Richey Common Stock outstanding as of the Record Date is required to approve the Merger Proposal.

    Stockholders of Richey may be entitled to exercise appraisal rights and to receive cash in an amount equal to the fair value of their shares of Richey Common Stock as determined pursuant to Delaware law in lieu of receiving the Merger Consideration by complying with certain procedures specified by Delaware law. See "Appraisal Rights" in the accompanying Proxy Statement.

                                          By Order of the Board of Directors

                                          /s/ RICHARD N. BERGER

                                          Richard N. Berger
                                          SECRETARY

Garden Grove, California
December 4, 1998

IMPORTANT: PLEASE FILL IN, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

                            RICHEY ELECTRONICS, INC.

                                ----------------

                                PROXY STATEMENT
                        SPECIAL MEETING OF STOCKHOLDERS
                                January 6, 1999

                            ------------------------

    This Proxy Statement and the accompanying Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and Quarterly Report on Form 10-Q for the quarter ended October 2, 1998 are being furnished by Richey Electronics, Inc., a Delaware corporation ("Richey"), to the stockholders of Richey ("Richey Stockholders") in connection with the solicitation of proxies by the Board of Directors of Richey for use at a Special Meeting of Stockholders to be held on Wednesday, January 6, 1999 and at any adjournments and postponements thereof (the "Special Meeting").

    At the Special Meeting, the Richey Stockholders will be asked to consider and vote on a proposal (the "Merger Proposal") to approve and adopt an Agreement and Plan of Merger, dated as of September 30, 1998, by and among Arrow Electronics, Inc., a New York corporation ("Arrow"), Lear Acquisition Corp., a Delaware corporation ("Acquisition Corp.") and Richey (as amended by the Amendment to Agreement and Plan of Merger, dated as of October 21, 1998, by and among Arrow, Acquisition Corp. and Richey, the "Merger Agreement"). Pursuant to the Merger Agreement, Acquisition Corp. will be merged with and into Richey (the "Merger") and Richey will become a wholly owned subsidiary of Arrow. A copy of the Merger Agreement is attached as Annex A to this Proxy Statement and is incorporated herein by reference. As a result of the Merger, Richey will become a wholly owned subsidiary of Arrow. The Merger Agreement provides, among other things, that each issued and outstanding share of common stock, $0.001 par value, of Richey ("Richey Common Stock") (other than (a) shares held directly or indirectly by Richey or Arrow and (b) shares which have not been voted in favor of the Merger Proposal and with respect to which appraisal rights have been perfected in accordance with Delaware General Corporation Law) will be converted into the right to receive cash in the amount of $10.50 on, and subject to, the terms and conditions contained in the Merger Agreement. See "The Merger Agreement--Conversion of Richey Common Stock."

    AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS OF RICHEY HAS DETERMINED THAT THE MERGER PROPOSAL IS FAIR AND IN THE BEST INTERESTS OF RICHEY AND RICHEY STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT THE RICHEY STOCKHOLDERS VOTE "FOR" APPROVAL OF THE PRINCIPAL TERMS OF THE MERGER. Jefferies & Company, Inc., Richey's financial advisor, has delivered to the Board of Directors of Richey its opinion, dated September 29, 1998, that the Merger Consideration is fair, from a financial point of view, to the Richey Stockholders. See "The Merger--Opinion of Financial Advisor; Analysis of Richey."

    IN ORDER FOR ANY RICHEY STOCKHOLDER TO EXERCISE APPRAISAL RIGHTS, A WRITTEN NOTICE MUST BE SENT BY SUCH STOCKHOLDER AND RECEIVED BY RICHEY ON OR BEFORE JANUARY 6, 1999, AND ANY SUCH STOCKHOLDER MUST NOT VOTE IN FAVOR OF THE APPROVAL OF THE MERGER PROPOSAL. SEE "APPRAISAL RIGHTS."

    THIS PROXY STATEMENT AND THE RELATED PROXIES AND OTHER MATERIALS ARE FIRST BEING FURNISHED TO RICHEY STOCKHOLDERS ON OR ABOUT DECEMBER 4, 1998.

             THE DATE OF THIS PROXY STATEMENT IS DECEMBER 4, 1998.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
SUMMARY....................................................................................................           3
  The Companies............................................................................................           3
  Special Meeting of Richey Stockholders...................................................................           3
  The Merger...............................................................................................           5
  Certain Federal Income Tax Consequences..................................................................           7
  Governmental and Regulatory Approvals....................................................................           7
  Appraisal Rights.........................................................................................           7
  The Merger Agreement.....................................................................................           7
  Selected Financial Data..................................................................................          11
SPECIAL MEETING............................................................................................          13
  Date, Time, Place and Purpose............................................................................          13
  Record Date; Vote Required; Quorum.......................................................................          13
  Voting of Proxies........................................................................................          13
  Solicitation of Proxies; Expenses........................................................................          14
THE MERGER.................................................................................................          14
  Background of the Merger.................................................................................          14
  Reasons for the Merger...................................................................................          21
  Opinion of Financial Advisor; Analysis of Richey.........................................................          22
  Recommendation of the Richey Board of Directors..........................................................          27
  Effective Time of the Merger.............................................................................          27
  Exchange of Certificates for Merger Consideration........................................................          27
  Interests of Certain Persons in the Merger...............................................................          28
  Indemnification of Directors and Officers................................................................          28
  Accounting Treatment.....................................................................................          29
CERTAIN FEDERAL INCOME TAX CONSIDERATIONS..................................................................          30
  Tax Treatment of the Richey Stockholders.................................................................          30
  Backup Withholding.......................................................................................          30
GOVERNMENTAL AND REGULATORY APPROVALS......................................................................          31
APPRAISAL RIGHTS...........................................................................................          31
THE MERGER AGREEMENT.......................................................................................          33
  The Merger...............................................................................................          33
  Certificate of Incorporation and By-laws.................................................................          33
  Conversion of Richey Common Stock........................................................................          33
  Options and Warrants; Convertible Notes..................................................................          33
  Representations and Warranties...........................................................................          34
  Conduct of Richey's Business Pending the Merger..........................................................          34
  Employee Matters.........................................................................................          35
  Conditions to the Merger.................................................................................          35
  No Solicitation..........................................................................................          36
  Termination..............................................................................................          36
  Fees and Expenses........................................................................................          37
HIGH AND LOW STOCK PRICES..................................................................................          37
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............................................          38
STOCKHOLDER PROPOSALS......................................................................................          41
INDEPENDENT PUBLIC ACCOUNTANTS.............................................................................          41
AVAILABLE INFORMATION......................................................................................          41
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................................................          41

                                LIST OF ANNEXES

Annex A--   Agreement and Plan of Reorganization and Merger
Annex B--   Opinion of Jefferies & Company, Inc.
Annex C--   Section 262 of the DGCL

                                    SUMMARY

    THE FOLLOWING IS A BRIEF SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT. THIS SUMMARY DOES NOT CONTAIN A COMPLETE STATEMENT OF ALL MATERIAL ELEMENTS OF THE PROPOSALS TO BE VOTED ON AND IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROXY STATEMENT AND IN THE INFORMATION AND DOCUMENTS ANNEXED HERETO. COPIES OF RICHEY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 (THE "RICHEY 10-K") AND QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED OCTOBER 2, 1998 (THE "RICHEY 10-Q") ACCOMPANY THIS PROXY STATEMENT.

THE COMPANIES

    ARROW.

    Arrow Electronics, Inc., a New York corporation ("Arrow"), is the world's largest distributor of electronic components and computer products, with 1997 sales of $7.8 billion. Arrow's executive offices are located at 25 Hub Drive, Melville, NY 11747. It's telephone number is (516) 391-1300.

    ACQUISITION CORP.

    Lear Acquisition Corp., a Delaware corporation ("Acquisition Corp."), is a wholly owned subsidiary of Arrow that has been organized solely to facilitate the Merger and has conducted no business other than entering into the Merger Agreement (as defined herein). Its address and telephone number are the same as those of Arrow.

    RICHEY.

    Richey Electronics, Inc., a Delaware corporation ("Richey"), is a leading specialty distributor of interconnect, electromechanical and passive electronic components and a provider of related value-added services. Richey's executive offices are located at 7441 Lincoln Way, Garden Grove, California, 92841. Its telephone number is (714) 898-8288.

SPECIAL MEETING OF RICHEY STOCKHOLDERS

    DATE, TIME, PLACE AND PURPOSE.

    The Special Meeting of Stockholders (the "Special Meeting") of Richey will be held at the corporate offices of Richey located at 7441 Lincoln Way, Garden Grove, California, 92841, on Wednesday, January 6, 1999, at 10:00 a.m., local time. At the Special Meeting, stockholders of Richey (the "Richey Stockholders") will consider and vote on a proposal (the "Merger Proposal") to approve and adopt an Agreement and Plan of Merger, dated as of September 30, 1998, by and among Arrow, Acquisition Corp. and Richey (as amended by the Amendment to Agreement and Plan of Merger, dated as of October 21, 1998, by and among Arrow, Acquisition Corp. and Richey, the "Merger Agreement"). Pursuant to the Merger Agreement, Acquisition Corp. will be merged with and into Richey (the "Merger") and Richey will become a wholly owned subsidiary of Arrow. Richey Stockholders may also consider and act upon such other business as may properly come before the Special Meeting or an adjournment or postponement thereof. See "Special Meeting--Date, Time, Place and Purpose."

    RECORD DATE; VOTE REQUIRED; QUORUM.

    Under Delaware law and the charter documents of Richey, only Richey Stockholders holding Richey Common Stock of record at the close of business on November 10, 1998 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. Approval of the Merger requires the affirmative vote of holders of a majority of the outstanding shares of Richey Common Stock entitled to vote at the Special Meeting. Thus, a failure to vote or abstention will have the same legal effect as a vote cast against approval of the Merger. In addition, brokers who hold shares of Richey Common Stock as nominees will not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners. The holders of a majority of the outstanding shares entitled to vote at the Special Meeting must be present in person or represented by proxy to constitute a quorum for the transaction of business at the Special Meeting. See "Special Meeting--Record Date; Vote Required; Quorum."

    As of the Record Date, there were 1,376 stockholders of record of Richey Common Stock and 9,148,613 shares of Richey Common Stock outstanding.

    VOTING OF PROXIES.

    All shares of Richey Common Stock that are entitled to vote and are represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting and not duly and timely revoked will be voted at the Special Meeting in accordance with the instructions indicated on such proxies. If no such instructions are indicated, such proxies will be voted for the approval of the Merger.

    If any other matters are properly presented for consideration at the Special Meeting, including, among other things, consideration of a motion to adjourn or postpone the Special Meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed form of proxy and voting thereunder will have the discretion to vote on such matters in accordance with their best judgment, except that proxies which instruct a vote against the Merger will not be voted for adjournment in order to solicit proxies to approve the Merger.

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing a written notice of revocation bearing a later date than the proxy with the Secretary of Richey at or before the taking of the vote at the Special Meeting;
(ii) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of Richey at or before the taking of the vote at the Special Meeting or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Richey at 7441 Lincoln Way, Garden Grove, California, 92841, Attention: Secretary, or hand-delivered to the Secretary of Richey, in each case at or before the taking of the vote at the Special Meeting. See "Special Meeting--Voting of Proxies."

    Because the required vote of Richey Stockholders for approval of the Merger is based on the number of outstanding shares rather than upon the shares actually voted in person or by proxy at the Special Meeting, the failure of a holder to submit a proxy or to vote in person at the Special Meeting (including abstentions and broker non-votes) will have the same effect as a vote against approval of the Merger.

    SOLICITATION OF PROXIES; EXPENSES.

    The cost of the solicitation of proxies of Richey Stockholders will be borne by Richey. Proxies may be solicited by certain Richey directors, officers and employees personally or by telephone, telecopy or other means of communication. Such persons will not receive additional compensation, but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation. In addition, Richey has engaged D.F. King & Co., Inc. ("D.F. King") to assist in soliciting proxies in connection with the Special Meeting on behalf of Richey. The fee to be paid by Richey is $5,000 plus an additional fee of $3.00 for each outgoing telephone contact with a Richey Stockholder. Richey will reimburse D.F. King for all reasonable expenses, costs and disbursements incurred by D.F. King in connection with the solicitation of proxies for Richey. Richey has agreed to hold harmless and indemnify D.F. King, its controlling persons, officers, directors employees and agents from and against all liabilities incurred by D.F. King arising out of its services except in cases of gross negligence, bad faith or willful misconduct. See "Special Meeting-- Solicitation of Proxies; Expenses."

THE MERGER

    The following discussion summarizes the proposed Merger. The following is not, however, a complete statement of all provisions of the Merger Agreement and related agreements. Detailed terms of and conditions to the Merger are contained in the Merger Agreement, a copy of which is attached to this Proxy Statement as Annex A. Statements made in this Proxy Statement with respect to the terms of the Merger are qualified in their respective entireties by reference to, and Richey Stockholders are urged to read the more detailed information set forth in, the Merger Agreement and the other documents annexed hereto.

    REASONS FOR THE MERGER.

    The Board of Directors of Richey has determined that the Merger Proposal is advisable and in the best interests of Richey and Richey Stockholders and has unanimously approved the Merger Agreement. RICHEY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE RICHEY STOCKHOLDERS VOTE "FOR" THE MERGER PROPOSAL. In reaching its conclusion to approve the Merger Agreement and recommend approval of the Merger Proposal to Richey Stockholders, the Board of Directors of Richey based its decision on a number of factors more fully described herein. See "The Merger--Reasons for the Merger."

    OPINION OF FINANCIAL ADVISOR; ANALYSIS OF RICHEY.

    Jefferies & Company, Inc., Richey's financial advisor ("Jefferies"), has delivered to the Board of Directors of Richey its opinion (the "Opinion"), dated September 29, 1998, that the Merger Consideration is fair, from a financial point of view, to the Richey Stockholders. See "The Merger--Opinion of Financial Advisor; Analysis of Richey."

    RECOMMENDATION OF THE RICHEY BOARD OF DIRECTORS.

    The Richey Board of Directors has determined that the Merger is fair and in the best interests of Richey and Richey Stockholders and has unanimously approved the Merger. Accordingly, the Board of Directors unanimously recommends that the Richey Stockholders vote "FOR" the Merger Proposal. Each of Richey's directors has granted to Arrow an irrevocable proxy to vote the shares of Richey Common Stock beneficially owned by him to approve the Merger. As of the Record Date, Richey's directors beneficially own approximately 25.01% of the outstanding Richey Common Stock (excluding shares subject to stock options unexercised as of the Record Date). See "The Merger--Recommendation of the Richey Board of Directors."

    EFFECTIVE TIME OF THE MERGER.

    The Merger Agreement provides that the Merger will become effective (the "Effective Time") upon the filing of a Certificate of Merger with the Secretary of State of Delaware in accordance with the Delaware General Corporation Law (the "DGCL"). It is anticipated that if all conditions of the Merger have been fulfilled or waived, the Effective Time will occur on or about January 6, 1999, or on a date as soon as practicable thereafter. See "The Merger--Effective Time of the Merger."

    EXCHANGE OF CERTIFICATES FOR MERGER CONSIDERATION.

    At the Effective Time, Arrow shall make available to Richey for deposit with a bank or trust company designated by Arrow (and reasonably acceptable to Richey)(the "Exchange Agent"), an amount of cash equal to the aggregate Merger Consideration issuable pursuant to the Merger Agreement (the "Exchange Fund"). As soon as reasonably practicable thereafter, the Exchange Agent will mail to each Richey Stockholder of record immediately prior to the Effective Time a letter of transmittal with instructions for use in effecting the surrender of shares of Richey Common Stock in exchange for the Merger Consideration. Each Richey Stockholder shall be entitled to receive a check in the amount equal to the Merger Consideration which such holder has the right to receive pursuant to the Merger Agreement upon surrender for cancellation of the certificate representing the shares of Richey Common Stock held by such holders, and the properly completed letter of transmittal. In the event of a transfer of ownership of the Richey Common Stock which is not registered in the transfer records of Richey, a check for the appropriate amount of cash may be issued to a transferee if the certificate representing the Richey Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. See "The Merger--Exchange of Certificates for Merger Consideration."

    INTERESTS OF CERTAIN PERSONS IN THE MERGER.

    In considering the recommendation of the Richey Board of Directors with respect to the Merger, Richey Stockholders should be aware that certain members of the Richey Board of Directors and management have certain interests in the Merger that are in addition to the interests of Richey Stockholders generally. The Richey Board of Directors was aware of these interests and considered them, among other factors, in approving the Merger Agreement. William Cacciatore, Richey's Chairman of the Board of Directors, President and Chief Executive Officer, will receive a termination bonus in the amount of $1,000,000. Richard
N. Berger, Richey's Vice President, Chief Financial Officer, Treasurer and Secretary, will receive a termination bonus in the amount of $450,000. Norbert
W. St. John, Richey's Executive Vice President--Marketing, will receive a termination bonus in the amount of $250,000. The existing Service and Management Agreement (the "Management Agreement") between Palisades Associates, Inc. ("Palisades") and Richey will be terminated and all remaining payments thereunder will be accelerated. The current term of the Management Agreement expires on December 31, 1999. Greg A. Rosenbaum, a director and Assistant Secretary of Richey, is President of Palisades, and owns 60% of Palisades. Mr. Rosenbaum's wife owns the remaining 40% of Palisades. The current management fee pursuant to the Management Agreement is $175,000 per year, payable in 12 equal installments on the first day of each month. Therefore, assuming a closing of the Merger during January 1999, $160,416.67 would be accelerated and paid to Palisades. Messrs. Cacciatore, St. John and Berger and Charles Mann, Vice President-- Value-Added Services, may be entitled to certain severance payments if their existing employment agreements are terminated by Richey without cause or by the employee for "Good Reason." "Good Reason" includes a reduction in the employee's compensation or benefits or a change in his position, powers, authority, duties, responsibilities, or reporting chain of supervision. If the Merger results in such a termination, the employee would be entitled to (i) a prorated bonus for the year of termination, and (ii) an additional 12 months' base salary and bonus. The current respective base salaries for Messrs. Cacciatore, St. John, Berger and Mann are $313,500, $192,500, $155,000, and $155,000. The bonus amounts which would be payable, if any, cannot be determined at this time. See "The Merger--Interests of Certain Persons in the Merger."

    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Merger Agreement provides that, from and after the Effective Time, Arrow and Richey shall indemnify, defend and hold harmless any present or former officer or director of Richey against certain liabilities based on or arising out of the fact that such person is or was a director or officer of Richey and certain liabilities based on, or arising out of, or pertaining to the Merger Agreement or the transactions contemplated thereby, in each case to the full extent such corporation is permitted to indemnify its own directors and officers under the DGCL or the Business Corporation Law of the State of New York, its Certificate of Incorporation or Bylaws as in effect on the date of the Merger Agreement. The Merger Agreement also requires Arrow to cause to be maintained in effect for six years the policies of directors' and officers' liability insurance maintained by Richey as were in effect at the date of the Merger Agreement, with respect to claims arising from facts or events that occurred before the Effective Time. See "The Merger--Indemnification of Directors and Officers."

    ACCOUNTING TREATMENT.

    The Merger will be accounted for using the purchase method of accounting in accordance with generally accepted accounting principles. See "The Merger--Accounting Treatment."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The exchange of Richey Common Stock for cash in the Merger will be fully taxable to the holders of such stock. Consequently, a holder of Richey Common Stock will recognize taxable gain or loss for Federal income tax purposes equal to the difference between the amount of Merger Consideration received for such shares in the Merger and the stockholder's adjusted tax basis in his or her shares. Each holder of Richey Common Stock should consult his or her tax advisor with respect to the individual tax consequences of the Merger. See "Certain Federal Income Tax Consequences."

GOVERNMENTAL AND REGULATORY APPROVALS

    Consummation of the Merger is subject to compliance with the Hart-Scott-Rodino Act, as amended (the "HSR Act"). The notifications required under the HSR Act have been furnished to the Federal Trade Commission and the Antitrust Division of the Department of Justice. The specified waiting period under the HSR Act has expired. See "Governmental and Regulatory Approvals."

APPRAISAL RIGHTS

    Holders of record of Richey Common Stock who do not vote in favor of the proposed Merger and who otherwise comply with the applicable statutory procedures summarized herein will be entitled to appraisal rights under Section 262 of the DGCL ("Section 262"). A person having a beneficial interest in shares of Richey Common Stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps in Section 262 to properly, and in a timely manner, perfect appraisal rights. See "Appraisal Rights."

THE MERGER AGREEMENT

    THE MERGER.

    The Merger Agreement provides that, following the approval of the Merger by the Richey Stockholders and the satisfaction or waiver of the other conditions to the Merger, Acquisition Corp. will be merged with and into Richey. As a result of the Merger, Richey will become a wholly owned subsidiary of Arrow. The Effective Time will occur upon the effectiveness of the filing with the Secretary of State of the State of Delaware of a duly executed Certificate of Merger or at such later time as is specified in such Certificate of Merger. The closing of the Merger (the "Closing") will take place on a date to be specified by Arrow and Richey (the "Closing Date").

    CERTIFICATE OF INCORPORATION AND BY-LAWS.

    The Merger Agreement provides that the Certificate of Incorporation of Acquisition Corp. as in effect immediately prior to the Effective Time will be the Certificate of Incorporation of Richey, except that the name of the corporation as provided in such Certificate of Incorporation will be changed to "Richey Electronics, Inc." The By-laws of Acquisition Corp. as in effect immediately prior to the Effective Time will be the By-laws of Richey. See "The Merger Agreement--Certificate of Incorporation and By-laws."

    CONVERSION OF RICHEY COMMON STOCK.

    At the Effective Time, each issued and outstanding share of Richey Common Stock (other than (a) shares held directly or indirectly by Richey or Arrow and (b) shares which have not been voted in favor of the Merger Proposal and with respect to which appraisal rights have been perfected in accordance with the DGCL) will be converted into the right to receive cash in the amount of $10.50 in accordance with the Merger Agreement. See "The Merger Agreement--Conversion of Richey Common Stock."

    OPTIONS AND WARRANTS.

    Each unexpired and unexercised option to purchase shares of Richey Common Stock under Richey's Amended and Restated 1992 Stock Option Plan (each a "Richey Stock Option") shall be deemed to be automatically converted into an option to purchase shares of Arrow common stock, $1.00 par value per share (the "Arrow Common Stock"). See "The Merger Agreement--Options and Warrants; Convertible Notes."

    REPRESENTATIONS AND WARRANTIES.

    The Merger Agreement includes various customary representations and warranties of the parties thereto. See "The Merger Agreement--Representations and Warranties."

    CONDUCT OF RICHEY'S BUSINESS PENDING THE MERGER.

    Pursuant the Merger Agreement, Richey has agreed, during the period from the date of the Merger Agreement and continuing until the earlier of the termination of the Merger Agreement or the Effective Time, except as contemplated by the Merger Agreement, to carry on its business in the usual, regular and ordinary course consistent with prior practice. See "The Merger Agreement--Conduct of Richey's Business Pending the Merger."

    EMPLOYEE MATTERS.

    Each employee benefit plan, program, policy or arrangement provided as of the Closing by Arrow to Continuing Employees (as defined in the Merger Agreement) shall give full credit, to the extent credited under a comparable Benefit Plan (as defined in the Merger Agreement), for each Continuing Employee's period of service prior to the Closing Date for purposes of determining eligibility and vesting of benefits. Each employee welfare benefit plan provided by Arrow to the Continuing Employees from and after the Closing Date shall (i) give full credit for deductibles and out-of-pocket expenses under the Benefit Plans with respect to current plan year toward any deductibles for the remainder of the plan year during which the Closing occurs, and (ii) shall waive any pre-existing condition limitation for any such Continuing Employee to the extent that such limitation would not apply to such Continuing Employee under the applicable Benefit Plan. See "The Merger Agreement--Employee Matters."

    CONDITIONS TO THE MERGER.

    Consummation of the Merger is subject to the satisfaction of various conditions, including: (i) approval of the Merger by the Richey Stockholders;
(ii) expiration of the waiting period imposed by the HSR Act (which has occured); (iii) no injunctions or legal restraints, (iv) no governmental actions; and (v) Richey and Arrow having entered into such supplemental indentures as are required under the Indenture relating to Richey's outstanding convertible subordinated debt as a result of the Merger.

    In addition, the obligations of Richey to consummate the Merger are further subject to a number of conditions including: (i) the truth of the representations and warranties of Arrow and Acquisition Corp. contained in the Merger Agreement (except as would not have a material adverse effect on Arrow);
(ii) Arrow and Acquisition Corp. having performed or complied in all material respects with all agreements and conditions required by the Merger Agreement;
(iii) Arrow having obtained the consent or approval of each person whose consent or approval is required in connection with the transactions contemplated by the Merger Agreement under certain agreements and instruments; and (iv) the resolutions adopted by Arrow's Board of Directors on September 27, 1998 not having been amended, modified, rescinded or repealed. See "The Merger Agreement--Conditions to the Merger."

    The obligations of Arrow and Acquisition Corp. to consummate the Merger are also subject to further conditions including: (i) the truth of the representations and warranties of Richey contained in the Merger Agreement (except, in most cases, as would not have a material adverse effect on Richey);
(ii) Richey having performed or complied in all material respects with all agreements and conditions required by the Merger Agreement; (iii) no pending action, suit or proceeding before any court or governmental or regulatory authority seeking to restrain, prevent or change the transactions contemplated by the Merger Agreement or questioning the legality or validity of any such transactions or seeking damages in connection with any such transactions; (iv) Richey having obtained certain consents, approvals and waivers contemplated in the Merger Agreement; (v) the absence of a moratorium or other limitation on commercial bank lending declared by any Federal or New York State regulatory authority or other circumstances or state of facts constituting a disruption in the financial markets causing banks and other financial institutions generally not to extend credit; (vi) the absence of any events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a material adverse effect on the financial condition, assets, liabilities, results of operation, business or business prospects of Richey and its subsidiaries, taken as a whole; (vii) the resolutions adopted by Richey's Board of Directors on September 29, 1998 not having been amended, modified, rescinded or repealed; and (viii) the aggregate number of Dissenting Shares (as defined in the Merger Agreement) not exceeding 10% of the total number of shares of Richey Common Stock outstanding on the Closing Date. See "The Merger Agreement--Conditions to the Merger."

    NO SOLICITATION.

    The Merger Agreement provides that, until the earlier of the Effective Time or the date of termination of the Merger Agreement, except under certain circumstances, Richey shall not: (i) solicit, initiate or encourage, or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Takeover Proposal (as defined in the Merger Agreement); or (ii) agree to or endorse any Takeover Proposal. See "The Merger Agreement--No Solicitation."

    TERMINATION.

    The Merger Agreement may be terminated under certain circumstances, including, without limitation, the following: (i) by mutual consent of Arrow and Richey; (ii) by either Arrow or Richey, if, without fault of the terminating party, the Closing shall not have occurred on or before February 15, 1999; (iii) by Arrow, if Richey shall breach any of its representations, warranties or obligations under the Merger Agreement and such breach shall not have been cured or waived and Richey shall not have provided reasonable assurance that such breach will be cured on or before the Closing Date; (iv) by Richey, if Arrow or Acquisition Corp. shall breach any of their respective representations, warranties or obligations under the Merger Agreement and such breach shall not have been cured or waived and Arrow shall not have provided reasonable assurance that such breach will be cured on or before the Closing Date; (v) by either Arrow or Richey if a Takeover Proposal shall have occurred and the Board of Directors of Richey in connection therewith, after consultation with its legal counsel, withdraws or modifies its approval and recommendation of the Merger Agreement and the transactions contemplated thereby; and (vi) by either Arrow or Richey if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable or if the required vote of Richey Stockholders to approve the Merger Proposal is not obtained. See "The Merger Agreement--Termination."

    FEES AND EXPENSES.

    Generally, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement shall be paid by the party incurring such expenses, except that expenses incurred in connection with printing, registration and filing of this Proxy Statement and fees, costs and expenses associated with compliance with applicable state securities laws in connection with the Merger shall be shared equally by Arrow and Richey.

    In certain circumstances, if the Merger Agreement is terminated and there shall have been a Trigger Event or a Takeover Proposal (both as defined in the Merger Agreement) with respect to Richey, Richey is obligated to reimburse Arrow for costs and expenses incurred by Arrow in the amount of $1,500,000 and to pay Arrow the sum of $5,500,000. If Richey or Arrow terminates the Merger Agreement due to a willful breach of the Merger Agreement by the non-terminating party, the non-terminating party shall reimburse the terminating party for actual expenses incurred by the terminating party. See "The Merger Agreement--Fees and Expenses."

                            SELECTED FINANCIAL DATA

    The following selected consolidated financial data of Richey as of and for the years ended December 31, 1993, 1994, 1995, 1996 and 1997 is derived from the consolidated financial statements that have been audited by McGladrey & Pullen, LLP, independent auditors. Richey's consolidated financial statements for the nine month periods ended September 26, 1997 and October 2, 1998 are unaudited. However, in the opinion of Richey, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation have been made. Interim results are subject to significant seasonal variations and are not indicative of the results of operations to be expected for a full fiscal year. This financial data should be read in conjunction with Richey's consolidated financial statements and the notes thereto included in the Richey 10-K and the Richey 10-Q which accompany this Proxy Statement.

                                                          YEARS ENDED(1)                                    NINE MONTHS ENDED
                             -------------------------------------------------------------------------  --------------------------
                             DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   SEPTEMBER 26,  OCTOBER 2,
                                 1993           1994           1995           1996           1997           1997          1998
                             -------------  -------------  -------------  -------------  -------------  -------------  -----------
                                                        (IN THOUSANDS, EXCEPT PER SHARE AND OTHER DATA)
OPERATIONS
 STATEMENT DATA:
Net sales..................    $  64,995      $  90,266      $ 117,057      $ 226,215      $ 250,236      $ 181,231     $ 189,964
Cost of goods sold.........       48,741         68,176         89,080        168,664        189,647        135,912       143,326
                             -------------  -------------  -------------  -------------  -------------  -------------  -----------
Gross profit...............       16,254         22,090         27,977         57,551         60,589         45,319        46,638
Selling, warehouse general
  and administrative and
  amortization.............       13,889         17,318         20,874         41,070         45,134         32,654        33,912
Restructuring costs........       --             --              1,450(2)      --             --             --             1,000(3)
                             -------------  -------------  -------------  -------------  -------------  -------------  -----------
Operating income...........        2,365          4,772          5,653         16,481         15,455         12,665        11,726
Interest expense...........        1,198          1,606            867          5,569          6,041          4,294         4,773
Income tax expense(4)......          460          1,273          1,918          4,376          2,462          3,364         2,871
Net income.................    $     707      $   1,893      $   2,868      $   6,536      $   6,952      $   5,007     $   4,082
                             -------------  -------------  -------------  -------------  -------------  -------------  -----------
                             -------------  -------------  -------------  -------------  -------------  -------------  -----------
Earnings per common
  share(5)
  Basic....................    $    0.14      $    0.32      $    0.36      $    0.72      $    0.77      $    0.55     $    0.45
                             -------------  -------------  -------------  -------------  -------------  -------------  -----------
                             -------------  -------------  -------------  -------------  -------------  -------------  -----------
  Diluted..................         0.14           0.32           0.36           0.70           0.73           0.53          0.45
                             -------------  -------------  -------------  -------------  -------------  -------------  -----------
                             -------------  -------------  -------------  -------------  -------------  -------------  -----------
Weighted average number of
  shares outstanding(5)
  Basic....................        5,085          5,889          8,036          9,060          9,065          9,064         9,132
  Diluted..................        5,085          5,889          8,036         12,376         13,012         13,011        13,171

                             DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   SEPTEMBER 26,  OCTOBER 2,
                                 1993           1994           1995           1996           1997           1997          1998
                             -------------  -------------  -------------  -------------  -------------  -------------  -----------
BALANCE SHEET DATA:
Working Capital............    $   6,888      $   5,317      $  34,076      $  43,033      $  45,565      $  53,605     $  49,384
Total assets...............       30,918         35,013        118,941        124,761        150,870        148,602       147,671
Short-term debt............        6,995         10,443            835          4,012         14,278          4,459        12,139
Long-term debt.............        8,151          3,594         61,652         65,205         67,854         75,804        66,667
Stockholder's equity.......        6,898          8,785         27,392         33,953         41,439         39,553        45,278
Book Value per Share(6)....         1.17           1.49           3.03           3.75           4.57           4.36          4.95

                                                            YEARS ENDED                                     NINE MONTHS ENDED
                             -------------------------------------------------------------------------  --------------------------
                             DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   SEPTEMBER 26,  OCTOBER 2,
                                 1993           1994           1995           1996           1997           1997          1998
                             -------------  -------------  -------------  -------------  -------------  -------------  -----------
                                                                 (DOLLAR AMOUNTS IN THOUSANDS)
OTHER FINANCIAL DATA:
EBITDA(7)..................    $   3,362      $   5,537      $   6,565(8)   $  19,581      $  18,962      $  15,199     $  14,709
EBITDA margin(7)...........          5.2%           6.1%           5.6%(8)         8.7%          7.6%           8.4%          7.7%
Depreciation and
  amortization.............    $     997      $     765      $     912      $   3,100      $   3,507      $   2,534     $   2,983
Inventory turnover
  ratio(9).................          4.4x           4.9x           5.0x           4.4x           4.2x           4.0x          3.3x
Days sales outstanding in
  accounts receivable(9)...           43             42             42             44             45             48            46

   FOOTNOTES TO SELECTED FINANCIAL DATA

(1) In the period from 1993 through 1997, the following transactions were completed. On April 6, 1993, RicheyImpact Electronics, Inc. ("RicheyImpact") merged with Brajdas Corporation, a California corporation ("Brajdas"), with Brajdas as the surviving legal entity (the "Richey-Brajdas Merger"). Brajdas subsequently changed its name to Richey Electronics, Inc. and reincorporated in Delaware. The Richey-Brajdas Merger was recorded as a reverse purchase acquisition with RicheyImpact as the accounting acquirer. Thereafter, Richey acquired the businesses of the following companies on the following dates: the In-Stock products division of Anchor Group, Inc. on April 4, 1994, Inland Empire Interconnects on August 16, 1995, Deanco, Inc. ("Deanco") on December 20, 1995, MS Electronics on March 19, 1996, Summit Distributors on December 5, 1996 and Simmonds Technologies Inc. on June 13, 1997. See Note 2 of Notes to Consolidated Financial Statements for pro forma information with respect to acquisitions included in the Richey 10-K. Unless otherwise indicated, the information in the above table of Selected Financial Data excludes the results of operations of Brajdas prior to the Richey-Brajdas Merger and excludes the results of operations of each such business acquired in the period from 1994 through 1997 prior to the date on which it was acquired.

(2) Consists of restructuring costs associated with the consolidation of the operations of Deanco into Richey, including Richey's closure of certain of its facilities and other costs associated with the consolidation. The acquisition-related restructuring charge consisted of $400,000 for lease obligations for Richey facilities that were consolidated in the acquired operations, severance costs of $100,000 for Richey employees, Richey supplier termination costs of $200,000, computer conversion costs of $250,000, disposal of Richey's redundant property and equipment costs of $150,000 and other costs of $350,000.

(3) Richey's operating expenses for the nine months ended October 2, 1998 reflect a $1,000,000 pre-tax restructuring charge incurred in the second quarter of 1998 relating to a reduction of Richey's selling, general, administrative and value-added functions. Richey's second quarter restructuring charge of $1,000,000 consisted of $550,000 for employee severance and separation costs, $350,000 for lease termination costs as a result of facility consolidation and $100,000 for other costs. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Richey 10-Q for further discussion.

(4) Richey has net operating loss carryforwards which reduce its cash tax payments. See Note 8 of Notes to Consolidated Financial Statements included in the Richey 10-K.

(5) The Richey-Brajdas Merger was accounted for as a reverse purchase acquisition with RicheyImpact being the accounting acquirer. Per share data for all periods from January 1, 1993 through April 6, 1993, the date of the Richey-Brajdas Merger, are based upon the weighted average number of shares of Brajdas indirectly acquired by the former stockholders of RicheyImpact.

(6) Book Value per Share is computed by dividing stockholders' equity by the number of common shares outstanding.

(7) EBITDA consists of earnings before interest, income taxes, depreciation and amortization. Richey has included EBITDA data (which is not a measure of financial performance under generally accepted accounting principles) because it understands such data is used by certain investors. EBITDA margin represents EBITDA as a percentage of net sales. Because of the significant amortization of intangible assets and non-cash income tax expense incurred as a result of the Richey's net operating losses, Richey believes that EBITDA may be a meaningful measure of its financial performance. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Deferred Tax Assets" in the Richey 10-Q.

(8) Excluding the restructuring reserve of approximately $1.4 million, which is an operating expense, EBITDA would have been approximately $8.0 million and EBITDA margin would have been 6.8% for the year ended December 31, 1995.

(9) Inventory turnover ratio and days sales outstanding in accounts receivable calculations are based upon Richey's annualized sales and cost of sales for the fourth quarter and accounts receivable and inventory balances at year-end. The calculation for the year ended December 31, 1995 excludes the effect of the acquisition of Deanco.

                                SPECIAL MEETING

DATE, TIME, PLACE AND PURPOSE.

    The Special Meeting will be held at the corporate offices of Richey located at 7441 Lincoln Way, Garden Grove, California, 92841, on Wednesday, January 6, 1999, at 10:00 a.m., local time. At the Special Meeting, Richey Stockholders will consider and vote upon a proposal to approve the principal terms of the Merger of Acquisition Corp. with and into Richey, pursuant to the Merger Agreement. As a result of the Merger, Richey will become a wholly owned subsidiary of Arrow. Richey Stockholders may also consider and act upon such other business as may properly come before the Special Meeting or an adjournment or postponement thereof.

RECORD DATE; VOTE REQUIRED; QUORUM.

    Under Delaware law and the charter documents of Richey, only Richey Stockholders holding Richey Common Stock of record at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting. Approval of the Merger requires the affirmative vote of holders of a majority of the outstanding shares of Richey Common Stock entitled to vote at the Special Meeting. Thus, a failure to vote or abstention will have the same legal effect as a vote cast against approval of the Merger. In addition, brokers who hold shares of Richey Common Stock as nominees will not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners. The holders of a majority of the outstanding shares entitled to vote at the Special Meeting must be present in person or represented by proxy to constitute a quorum for the transaction of business at the Special Meeting.

    As of the Record Date, there were 1,376 stockholders of record of Richey Common Stock and 9,148,613 shares of Richey Common Stock outstanding.

VOTING OF PROXIES.

    All shares of Richey Common Stock that are entitled to vote and are represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting and not duly and timely revoked will be voted at the Richey Special Meeting in accordance with the instructions indicated on such proxies. If no such instructions are indicated, such proxies will be voted for the approval of the Merger.

    If any other matters are properly presented for consideration at the Special Meeting, including, among other things, consideration of a motion to adjourn or postpone the Special Meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed form of proxy and voting thereunder will have the discretion to vote on such matters in accordance with their best judgment, except that proxies which instruct a vote against the Merger will not be voted for adjournment in order to solicit proxies to approve the Merger.

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing a written notice of revocation bearing a later date than the proxy with the Secretary of Richey at or before the taking of the vote at the Special Meeting;
(ii) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of Richey at or before the taking of the vote at the Special Meeting or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Richey at 7441 Lincoln Way, Garden Grove, California, 92841, Attention: Secretary, or hand-delivered to the Secretary of Richey, in each case at or before the taking of the vote at the Special Meeting.

    Because the required vote of Richey Stockholders for approval of the Merger is based on the number of outstanding shares rather than upon the shares actually voted in person or by proxy at the Special Meeting, the failure of a holder to submit a proxy or to vote in person at the Special Meeting (including abstentions and broker non-votes) will have the same effect as a vote against approval of the Merger.

SOLICITATION OF PROXIES; EXPENSES.

    The cost of the solicitation of proxies of Richey Stockholders will be borne by Richey. Proxies may be solicited by certain Richey directors, officers and employees personally or by telephone, telecopy or other means of communication. Such persons will not receive additional compensation, but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation. In addition, Richey has engaged D.F. King to assist in soliciting proxies in connection with the Special Meeting on behalf of Richey. The fee to be paid by Richey is $5,000 plus an additional fee of $3.00 for each outgoing telephone contact with a Richey Stockholder. Richey will reimburse D.F. King for all reasonable expenses, costs and disbursements incurred by D.F. King in connection with the solicitation of proxies for Richey. Richey has agreed to hold harmless and indemnify D.F. King, its controlling persons, officers, directors employees and agents from and against all liabilities incurred by D.F. King arising out of its services except in cases of gross negligence, bad faith or willful misconduct.

                                   THE MERGER

    The following discussion summarizes all material terms of the proposed Merger and related transactions. The following is not, however, a complete statement of all provisions of the Merger Agreement and related agreements. Detailed terms of and conditions to the Merger and certain related transactions are contained in the Merger Agreement, a conformed copy of which is attached to this Proxy Statement as Annex A. Statements made in this Proxy Statement with respect to the terms of the Merger and such related transactions are qualified in their respective entireties by reference to, and Richey Stockholders are urged to read the more detailed information set forth in, the Merger Agreement.

BACKGROUND OF THE MERGER.

    On December 25, 1997, Greg Rosenbaum, a director and Assistant Secretary of Richey, met with Fred Warnock, a former client and colleague of his and current executive of Arrow, for a family holiday visit. During the visit, Mr. Rosenbaum and Mr. Warnock discussed business conditions in the electronics distribution industry and the continuing trend toward consolidation among distributors. Mr. Warnock related his experience during 1997 working with Arrow's PEMCO group, the organization within Arrow responsible for sales of products similar to Richey's. Mr. Rosenbaum expressed his view that 1998 would be an important year for Richey, during which it would either need to make substantial acquisitions to maintain growth or align itself with a much larger distribution company. Mr. Warnock expressed the view that the timing might be right for Richey to consider aligning itself with Arrow, as he understood Arrow planned to place significant emphasis on growth of its PEMCO group in 1998. Mr. Warnock said that he would be attending Arrow management meetings in January and would mention their discussion to Steve Kaufman, Arrow's Chairman of the Board of Directors and Chief Executive Officer, at that time.

    On February 3, 1998, Mr. Rosenbaum and Mr. Warnock spoke again, by telephone. Mr. Warnock stated that he had been at Arrow's management meetings in late January and had mentioned their prior discussion to Mr. Kaufman. Mr. Kaufman seemed interested in following up on that discussion, Mr. Warnock said, and would call Mr. Rosenbaum directly; however, Mr. Rosenbaum should not expect a call until after both Arrow and Richey had closed their 1997 books and announced results to the public.

    On February 26, 1998, Mr. Kaufman telephoned Mr. Rosenbaum and left a voice mail message. Mr. Rosenbaum returned the call later that day and Mr. Rosenbaum and Mr. Kaufman had a discussion concerning industry conditions and the prospects of a transaction between Arrow and Richey. Mr. Kaufman indicated that he was committed to strengthening Arrow's market position in the passive, electromechanical and interconnect segments of the electronics distribution industry during 1998, both through internal growth and acquisition. While he had followed Richey's growth through reports in the trade press and his managers' comments, he was not completely familiar with Richey's financial statements. Mr. Rosenbaum offered to fax Richey's press release containing year end 1997 financial statements to Mr. Kaufman that day and follow up by sending Mr. Kaufman copies of Richey's publicly available financial information, including its Annual Report on Form 10-K for 1996, its Quarterly Report for the quarter ended September 26, 1997 on Form 10-Q, its prospectus for the sale of convertible debt from 1996, and its prospectus for the sale of stock from 1995. Mr. Rosenbaum sent such material to Mr. Kaufman on March 6, 1998.

    During the last week in March, Mr. Rosenbaum had further telephone conversations with both Mr. Warnock and Mr. Kaufman, in which Mr. Kaufman expressed an interest in proceeding with a more detailed review of Richey as a potential acquisition candidate for Arrow. Mr. Kaufman listed information he would require to take his evaluation further. Mr. Rosenbaum indicated that he could not provide confidential information to Mr. Kaufman concerning Richey without a confidentiality agreement between the companies and the knowledge and approval of Richey's Board of Directors, including certain members of management. Mr. Kaufman indicated a willingness to sign a confidentiality agreement and urged Mr. Rosenbaum to seek the approval of Richey's Board of Directors.

    During the first week of April, Mr. Rosenbaum contacted members of Richey's Board of Directors and Richard Berger, Richey's Vice President, Finance by telephone and email, explaining the developments with Arrow to date and seeking their advice. William Cacciatore, Chairman of Richey's Board of Directors, President and Chief Executive Officer, stated that other distributors besides Arrow might be interested in acquiring Richey and the Board of Directors authorized him to look into those possibilities while Mr. Rosenbaum continued discussions with Arrow.

    Between April 7 and April 29, Richey and Arrow negotiated the terms of a confidentiality agreement which contained a provision for non-solicitation of Richey employees and a "standstill" agreement concerning the non-negotiated purchase of shares of Richey Common Stock by Arrow and which Mr. Cacciatore signed on behalf of Richey on April 29. Mr. Rosenbaum forwarded the signed copy of the agreement to Robert Klatell, Arrow's Executive Vice President, by fax on April 30 and Mr. Klatell returned a signed copy by fax on May 1 to Mr. Rosenbaum.

    With approximately the same timing, under Mr. Cacciatore's oversight, Richey entered into a confidentiality agreement with another potential acquiror of Richey. Discussions between Richey management and management of that potential acquiror were to continue throughout the late spring and summer of 1998. At the regularly scheduled meeting of Richey's Board of Directors on May 4, which Mr. Rosenbaum attended by telephone, Mr. Rosenbaum reported to the Board on the status of discussions with Arrow and Mr. Cacciatore reported on the status of discussions with the other potential acquiror. Also, during May 1998, Edward Gelbach, a member of Richey's Board of Directors, referred two other distributors who had expressed some interest in acquiring Richey to Mr. Rosenbaum. During a number of phone conversations and with the exchange of publicly available information, it became apparent to Mr. Rosenbaum and Mr. Gelbach that neither of these prospective acquirors would be prepared to complete a transaction with Richey on favorable terms and they so informed the Richey's Board of Directors.

    On May 13, Mr. Rosenbaum forwarded certain confidential and publicly available information to Mr. Kaufman, including Richey's first quarter 1998 press release, Richey's 1997 Annual Report on Form 10-K, Richey's proxy statement for its 1998 annual meeting of stockholders, supplier data, headcount data, customer data and a lease analysis.

    On May 29, a lengthy conference call was held to review any questions Arrow had concerning the data that Richey had submitted. Participating in the call were Mr. Kaufman, Mr. Klatell, Mr. Cacciatore, Norbert W. St. John, Richey's Executive Vice President, Mr. Berger and Mr. Rosenbaum. During that call, Richey management representatives answered Arrow management representatives' questions, discussed general business conditions, and responded to requests for further information. Mr. Kaufman also indicated that he would like to meet in person with Mr. Cacciatore and Mr. Berger the following week. Following up on the conference call, Mr. Rosenbaum sent Mr. Kaufman certain additional confidential information on June 3.

    On June 3, Mr. Kaufman met with Mr. Cacciatore and Mr. Berger at the Hilton Hotel at Los Angeles International Airport. Their discussions centered on the potential cost savings achievable by combining Richey and Arrow, business prospects, and an overview of how Richey might transition to become a member of the Arrow group of businesses. Later that day, Mr. Kaufman accompanied Mr. Berger to Richey's value-added assembly facility in Sun Valley, California, where Mr. Kaufman observed the range of activities undertaken by Richey in its value-added business. Throughout the month of June, Mr. Rosenbaum had several telephone calls with Mr. Klatell and Mr. Kaufman concerning the progress of their evaluation of Richey. Mr. Rosenbaum also kept Richey's Board of Directors informed of those discussions by telephone and email.

    On June 22, Richey issued a press release indicating that business conditions in the electronics distribution industry had deteriorated from the first quarter and that it would not meet analyst expectations for second quarter earnings. In response to deteriorating conditions, Richey announced that it was undertaking a cost reduction program which was intended to reduce costs of operations by $12 million annually from first quarter levels. Mr. Rosenbaum sent a copy of this press release to Arrow.

    On July 1, Mr. Kaufman phoned Mr. Rosenbaum and suggested that he, Mr. Klatell and Mr. Rosenbaum meet at a convenient place and time. On July 6, Mr. Rosenbaum telephoned Mr. Kaufman and Mr. Klatell to inform them that he and Thomas W. Blumenthal, a member of Richey's Board of Directors, would be available to meet in Baltimore on July 9.

    On July 9, Mr. Rosenbaum and Mr. Blumenthal met with Mr. Klatell and Mr. Kaufman at the Hyatt Regency Hotel in Baltimore. Mr. Kaufman presented his analysis that the value of Richey to Arrow was approximately $10 per Richey share and he reviewed his Economic Value Added model for combining the two businesses. Mr. Rosenbaum and Mr. Blumenthal responded that they believed Mr. Kaufman had overlooked some of the synergies which might result from combining the two businesses and that a higher valuation than that proposed would be required for a transaction to get approval from Richey's Board of Directors. They suggested that a price at or close to the $14.125 per share conversion price for Richey's bonds would be assured of the support of Richey's Board of Directors and indicated that something between $10 and $14 might be supportable, depending upon the structure of the transaction. Mr. Kaufman and Mr. Klatell asked Mr. Rosenbaum to gather any additional data that might support his and Mr. Blumenthal's rationale and forward it to them. Mr. Blumenthal then returned home, while Mr. Kaufman and Mr. Klatell had further discussions with Mr. Rosenbaum later that evening. Mr. Rosenbaum proposed that one way to bridge the apparent gap between the two sides would be to supplement any cash price paid with a warrant to purchase Arrow Common Stock at an "out-of-the-money" strike price.

    On July 14, Mr. Rosenbaum telephoned Mr. Klatell to inform him that he would be soon sending out the information requested by Arrow on July 9. On July 16, Mr. Rosenbaum sent Mr. Kaufman the additional information and a proposed transaction structure designed to bridge the gap between Arrow's economic value added model and Richey's preferred valuation. Mr. Rosenbaum's proposal called for Arrow to pay $12.50 per share of Richey Common Stock in cash, issue 1/21 of a share of Arrow Common Stock for each share of Richey Common Stock and issue a five year warrant to purchase 1/2 share of Arrow Common Stock at $27.50 per share for each share of Richey Common Stock. Mr. Rosenbaum said he anticipated this proposal to be valued at $14.50 per Richey share both for fairness opinion and purchase accounting purposes. On July 17, Mr. Rosenbaum telephoned Mr. Klatell to confirm receipt of this information and proposal by Arrow. Mr. Klatell informed Mr. Rosenbaum that given the difference in the bid and ask prices under discussion and Mr. Rosenbaum's proposal to bridge that gap by the issuance of Arrow securities, he and Mr. Kaufman would like to have discussions with the rest of the Arrow Board of Directors concerning valuation and the advisability of moving forward with a transaction.

    On July 20 and 21, Richey's Board of Directors met for its regularly scheduled Board of Directors and committee meetings. Mr. Rosenbaum and Mr. Blumenthal briefed Richey's Board of Directors on the status of the discussions with Arrow, including a description of Arrow's proposed valuation and the Richey proposal issued in response thereto. Mr. Cacciatore informed Richey's Board of Directors that the potential acquiror he was discussing a possible transaction with had informally proposed an all stock transaction in which each share of Richey Common Stock would be exchanged for shares of the acquiror's common stock having a value between $11 and $13 per share of Richey Common Stock. Such a transaction would be structured as a "pooling of interests" and be tax-free to Richey Stockholders. Richey's Board of Directors instructed Mr. Cacciatore to attempt to firm up this proposal into a formal offer and instructed Mr. Rosenbaum to consider this alternative when having further discussions with Arrow. Given the potential for a transaction involving the sale of the company during 1998, the compensation committee of the Board considered the need for incentives to senior management, in addition to their contractual rights under employment agreements, to assist in negotiating and closing a transaction and manage Richey through a smooth transition to new ownership. As a result, the compensation committee approved the payment of "stay" bonuses, or change in control payments, to Mr. Cacciatore, Mr. Berger and Mr. St. John, in the amounts of $1,000,000, $450,000 and $250,000, respectively, in the event such a transaction was agreed to prior to the automatic two-year renewal of their employment agreements.

    On July 28, Mr. Rosenbaum telephoned Mr. Klatell to inform him that he would be sending a copy of Richey's second quarter 1998 earnings press release, a sensitivity analysis and earnings model for Richey's third quarter and copies of analyst reports commenting on Richey's second quarter release. Mr. Rosenbaum sent this material by fax to Mr. Klatell on July 29. During the following week, Mr. Rosenbaum and Mr. Klatell had several conversations. Mr. Klatell informed Mr. Rosenbaum that Arrow's Board of Directors had considered the potential acquisition of Richey and that, while Arrow's Board of Directors saw the strategic benefit of the business combination, it could not support the proposal Mr. Rosenbaum had made, particularly in light of the industry's difficult conditions as evidenced in Richey's earnings release. Mr. Klatell said that Arrow's Board of Directors understood Richey's desire to obtain a price near its 1997 high sales price of $14 1/8, but that Arrow shouldn't even consider issuing securities which did not take into account Arrow's own high stock price for a similar period. On August 4, Mr. Klatell faxed Mr. Rosenbaum a proposal for Arrow to purchase Richey at a price of $11 cash and 1/10 of a share of Arrow Common Stock per share of Richey Common Stock. Mr. Klatell explained that by valuing Arrow at its 52 week high, the proposal had a value to Richey Stockholders equal to Richey's 52 week high. On August 5, Mr. Rosenbaum and Mr. Klatell discussed a counter-proposal by Mr. Rosenbaum to strike a deal with more cash and a warrant to purchase Arrow stock at Arrow's 52 week high of approximately $35 per share.

    During the week of August 10, Mr. Rosenbaum and Mr. Klatell had several telephone conversations, during which Mr. Klatell expressed concern that the cost reduction program Richey had undertaken late in the second quarter targeted many of the same costs that Arrow had counted upon in its analysis of the cost savings from merging the two companies. Mr. Rosenbaum assured Mr. Klatell that there was some but, in his opinion, insubstantial overlap between the two cost savings potentials. On August 12, Mr. Klatell repeated his proposal to Mr. Rosenbaum that Arrow acquire Richey for $11 in cash plus 1/10 of a share of Arrow Common Stock per share of Richey Common Stock which, based upon the closing price of Arrow Common Stock on such date ($19 3/16), would have represented a total consideration value of $12.92 per share. Mr. Rosenbaum told Mr. Klatell that Richey was still looking for more potential upside and asked him to consider including a warrant for shares of Arrow Common Stock in his offer. On August 14, Mr. Klatell proposed to Mr. Rosenbaum that Arrow acquire Richey for $11.50 in cash plus a warrant to purchase 1/2 share of Arrow Common Stock per share of Richey Common Stock for five years at a $35 strike price. Mr. Rosenbaum asked Mr. Klatell if that proposal was instead of, or an alternative to, the proposal of August 4 and 12. Mr. Klatell said that he was responding to Mr. Rosenbaum's expressed interest in a warrant to provide Richey Stockholders with upside potential and had therefore removed any stock issuance from the deal. Mr. Rosenbaum related to Mr. Klatell that certain Richey Stockholders might prefer a fractional share of stock now to an out of the money warrant for 1/2 share of Arrow stock in the future. He asked if he could take both the August 12 and August 14 proposals to Richey's Board of

Directors. Mr. Klatell asked for the weekend to think about Mr. Rosenbaum's request and telephoned Mr. Rosenbaum on August 17 to inform him that either proposal would be acceptable to Arrow.

    At the time of the discussions between Mr. Rosenbaum and Mr. Klatell concerning the price of any transaction, Mr. Rosenbaum discussed the matter of cost savings overlap with Mr. Berger by telephone. Mr. Berger then forwarded to Mr. Rosenbaum a detailed analysis of the cost savings to be achieved under Richey's cost reduction program versus those which he and Mr. Kaufman had agreed on June 3 could be achieved by a combination of Richey with Arrow. Mr. Rosenbaum faxed this analysis to Mr. Klatell on August 17.

    On August 17, Mr. Cacciatore convened a special meeting of Richey's Board of Directors via telephone conference. Mr. Rosenbaum informed Richey's Board of Directors of the status of his discussions with Mr. Klatell and stated that he believed a transaction could be done with Arrow on either the $11.50 cash 1/2 warrant or $11.00 cash 1/10 share basis. He presented Richey's Board of Directors with an analysis of the value of each proposal over the next five years at various assumed prices for shares of Arrow Common Stock. Mr. Cacciatore informed Richey's Board of Directors that due to changes in the price of the stock of the other potential acquiror with whom he had been discussing a merger, the value of any deal with that acquiror would be currently valued at less than $11 per share. Mr. Cacciatore also discussed with Richey's Board of Directors the issues involved in any formal consideration by Richey's Board of Directors of an offer to sell Richey, including the legal requirements of Richey's organizational documents and securities laws and regulations. Mr. Cacciatore asked Mr. Rosenbaum to discuss these issues with Dewey Ballantine LLP ("Dewey Ballantine"), Richey's outside counsel, and report back to Richey's Board of Directors. Mr. Berger briefed Richey's Board of Directors on the issue of cost savings overlap and reviewed the analysis he had prepared which Mr. Rosenbaum forwarded to Mr. Klatell. Richey's Board of Directors asked Mr. Rosenbaum and Mr. Blumenthal to contact Mr. Klatell, clarify certain issues related to the proposed transaction and, if they found such clarification acceptable, indicate Richey's Board of Directors preference for proceeding toward a transaction involving $11 cash and 1/10 of a share of Arrow stock for each share of Richey Common Stock.

    On August 18, Mr. Rosenbaum and Mr. Blumenthal spoke with Mr. Klatell by telephone. They discussed a number of issues concerning a potential transaction, including timing, costs, transition, employee options and benefits, among other items. Mr. Blumenthal and Mr. Rosenbaum received satisfactory responses to these issues from Mr. Klatell and informed him that Richey's Board of Directors would be ready to proceed toward a transaction for $11 cash and 1/10 of a share of Arrow Common Stock for each share of Richey Common Stock. Mr. Klatell told Mr. Rosenbaum and Mr. Blumenthal that he would ask his outside counsel to begin drafting a purchase agreement reflecting that proposal, but that he and Mr. Kaufman would be traveling outside the country for much of the next two weeks, so he wouldn't be in a position to present such a draft to Richey until early September. Mr. Klatell further suggested that certain executives of Arrow present a due diligence list to Mr. Berger and Mr. Cacciatore and that comprehensive due diligence begin while he and Mr. Kaufman were traveling.

    On August 26 and 27, Cathy Morris, President of PEMCO, and Charles Boehlke, Arrow's North American Controller, met Mr. Berger at the Pasadena, California offices of McGladrey & Pullen, LLP, Richey's outside auditors, to review materials which Richey had prepared in response to Arrow's due diligence request. Mr. Cacciatore and Mr. St. John joined the group for lunch on August 27 to answer further questions about the business, suppliers, customers and industry conditions. On August 28, a representative of Ernst & Young, Arrow's outside auditors, met with representatives of McGladrey & Pullen in Pasadena to review audit work papers.

    On August 31, the stock market suffered a severe decline. Arrow Common Stock traded down to close at $13.125, while Richey Common Stock closed three days later at $4.625. Mr. Rosenbaum attempted to contact Mr. Klatell by telephone to determine if the stock market turmoil would have any impact on the proposed transaction. Mr. Klatell was out of the country and Mr. Rosenbaum left a message for Mr. Klatell to call him upon his return. On September 8, Mr. Klatell called Mr. Rosenbaum and informed him that the stock market's reduced valuation of both Arrow and Richey made the previously acceptable proposal now unacceptable. Arrow's Board of Directors did not wish to issue stock at what it viewed as a depressed valuation and it further could not justify paying more than $12 per share in value for Richey Common Stock which was then trading in the open market for about $5. Mr. Klatell informed Mr. Rosenbaum that, under the circumstances, the best Arrow could offer was $10 in cash plus 1/10 of a share of Arrow Common Stock for each share of Richey Common Stock. Mr. Rosenbaum asked Mr. Klatell if this was a final offer and then proceeded to contact members of Richey's Board of Directors to discuss the situation. In those discussions, it was decided that Mr. Rosenbaum should call Mr. Klatell and inform him that Richey's Board of Directors could accept $10 in cash plus 1/8 of a share of Arrow Common Stock for each share of Richey Common Stock. Mr. Rosenbaum called Mr. Klatell on September 9 and presented Richey's Board of Directors' position. Mr. Klatell agreed to the proposal and Mr. Rosenbaum so informed members of Richey's Board of Directors by telephone later that day.

    On September 10, Mr. Cacciatore convened a special meeting of Richey's Board of Directors via telephone conference. Mr. Rosenbaum formally presented the Arrow agreement to Richey's Board of Directors' proposal, reviewed the activity of both companies' stock prices and laid out a potential timetable for a transaction to occur. Mr. Rosenbaum informed Richey's Board of Directors that it would need to obtain a fairness opinion from an investment bank to support its recommendation of a sale of the company. He informed Richey's Board of Directors that he and Mr. Blumenthal had approached Jefferies concerning such an opinion. The Board then formally authorized Mr. Cacciatore, Mr. Blumenthal and Mr. Rosenbaum to negotiate a purchase agreement with Arrow and Mr. Blumenthal to negotiate the retention of Jefferies for the purpose of providing a fairness opinion.

    On September 11, Milbank, Tweed, Hadley & McCloy LLP ("Milbank"), Arrow's outside counsel, distributed a draft purchase agreement to the parties. After consultation with Mr. Rosenbaum and Mr. Blumenthal, Dewey Ballantine marked up the Milbank draft and returned it to Milbank on September 15. During the next several days, Mr. Rosenbaum expressed to Mr. Klatell certain reservations Richey had concerning the Milbank draft, particularly those provisions related to a post-closing purchase price adjustment based upon a physical inventory and the proposed definition of a material adverse change and related closing conditions. Mr. Rosenbaum urged Mr. Klatell to take whatever time was needed to complete due diligence and then sign an agreement, rather than ask Richey to sign such an open ended document as had been proposed.

    On September 22, representatives of Richey and Arrow met at the offices of Milbank in New York. When Richey representatives again stated their concerns regarding a potential purchase price adjustment and the definition of material adverse effect as it related to closing conditions, Mr. Klatell agreed to have Ms. Morris meet with Mr. Berger later in the week to resolve all outstanding due diligence issues. Richey agreed to undertake unscheduled inventory cycle counts in each of its warehouses under the direction of McGladrey & Pullen LLP with observers from Arrow. Mr. Blumenthal, Mr. Rosenbaum and Mr. Klatell then agreed upon a framework for addressing the material adverse change issue in the agreement.

    On September 24, Ms. Morris and Mike Calabria of Arrow met Mr. Berger and Mr. St. John of Richey at the Red Carpet Club at Denver International Airport to review all open due diligence items, including items which Richey had included in its September 23 draft Disclosure Memorandum to the Merger Agreement. Milbank also circulated a new draft purchase agreement which Richey still found unacceptable. On September 25, Mr. Klatell called Mr. Rosenbaum and informed him that, in light of continuing pressure on the price of both companies' stock, Richey's insistence on a relatively ironclad purchase agreement, and the elimination of any post closing purchase price adjustment based upon continuing due diligence, Arrow could accept Richey's contract terms but only at a purchase price which did not include any Arrow stock. He formally proposed a purchase price of $10 per share in cash. Mr. Rosenbaum informed Mr. Klatell that, at that price, there could be no transaction. Mr. Rosenbaum proceeded to contact members of Richey's Board of Directors by telephone and explain to them the breakdown in negotiations. He suggested that the previously scheduled meeting of Richey's Board of Directors by telephone conference be held that day for further review of the Richey's options.

    Mr. Cacciatore convened a special meeting of Richey's Board of Directors via telephone conference on September 25. In addition to the members of the Board, also participating in the meeting were representatives of Dewey Ballantine and Jefferies along with Mr. Berger. Mr. Rosenbaum reviewed the week's negotiations and informed Richey's Board of Directors that he had rejected Arrow's latest proposed offer of $10 per share in cash together with a purchase agreement which would have allowed Arrow to not close the transaction in the event of a nonmaterial breach of a representation or warranty. Representatives of Jefferies who had been prepared to report to the Board on the fairness of Arrow's prior offer of $10 in cash and 1/8 share of Arrow Common Stock per share of Richey Common Stock, informed Richey's Board of Directors that they were not, at that time, prepared to opine to the fairness of $10 per share in cash. Thereupon, Richey's Board of Directors passed a resolution endorsing Mr. Rosenbaum's rejection of Arrow's offer. After further discussion, Richey's Board of Directors formally requested that representatives of Jefferies contact Mr. Klatell to determine if there was room for any negotiation of both the price and terms of any transaction between Richey and Arrow.

    Late in day of September 25, a representative of Jefferies spoke with Mr. Klatell and indicated that Richey would be willing to do a transaction at $11 per share in cash. Mr. Klatell indicated that $10 was not his final price, but that the final price would turn on the terms of the agreement and Arrow's comfort with Richey's financial position and prospects. On September 27, Mr. Klatell and Mr. Kaufman had a telephone conversation with Mr. Berger, in which they attempted to come to closure on any outstanding concerns they may have had with Richey's financial position and business prospects, including items in the draft Disclosure Memorandum to the Merger Agreement.

    On September 28, Mr. Klatell and Mr. Rosenbaum spoke by telephone several times in an attempt to reach agreement on the transaction. As a result, Arrow agreed to pay $10.50 in cash per share of Richey Common Stock and also agreed in concept to a definition of material adverse change that would allow Arrow not to close the transaction. Throughout the day of September 29, revised drafts of the agreement were negotiated and exchanged.

    Late in the day on September 29, Mr. Cacciatore convened a special meeting of Richey's Board of Directors via telephone conference. Also participating in the meeting were Mr. Berger, representatives of Jefferies, Dewey Ballantine and McGladrey & Pullen LLP. Mr. Rosenbaum reported to Richey's Board of Directors that, since the last meeting of September 25, three issues had been isolated with respect to the Arrow transaction: arriving at a final price, a fair definition of what constitutes a material adverse change and agreeing upon a fee which would be paid to Arrow in the event another bidder emerged for Richey and Richey's Board of Directors agreed to accept such other bid. Mr. Rosenbaum informed Richey's Board of Directors that a price of $10.50 per share had been agreed to, Richey's definition of material adverse change had been accepted, and a breakup fee of $5.5 million plus $1.5 million for expenses had been set.

    Representatives from Jefferies then presented to Richey's Board of Directors an analysis that concluded that the price of $10.50 per share in cash was fair, from a financial point of view, to Richey's Stockholders. Richey's Board of Directors carefully considered the Jefferies analysis and asked a number of questions concerning its methodology. Richey's Board of Directors passed a formal resolution retaining Jefferies and accepting its fairness opinion and then passed a formal resolution authorizing the execution of the definitive purchase agreement with Arrow, subject to approval of the final form of the Agreement by Messrs. Blumenthal, Cacciatore and Rosenbaum. Following such meetings, Mr. Blumenthal, Mr. Klatell, Dewey Ballantine and Milbank had numerous phone conversations to resolve final language for the agreement. Final adjustments were made to the documents during the day of September 30 and the merger agreement was executed after sundown on that day. Subsequently, certain minor corrections were made by amendment dated as of October 21.

REASONS FOR THE MERGER.

    The Board of Directors of Richey has determined that the Merger Proposal is fair and in the best interests of Richey and Richey Stockholders and has unanimously approved the Merger Agreement. RICHEY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE RICHEY STOCKHOLDERS VOTE "FOR" THE MERGER PROPOSAL. In reaching its conclusion to approve the Merger Agreement and recommend approval of the Merger Proposal to Richey Stockholders, the Board of Directors of Richey based its decision on all of the following material reasons and considered the following factors (which constitute all of the material factors considered by the Board of Directors):

    (i) The Merger Consideration is substantially higher than the recent market prices for shares of Richey Common Stock. The last sales price of a share of Richey Common Stock on September 29, prior to signing the Merger Agreement, was $6.50 per share and the last sales price on September 30, prior to announcement of the Merger Agreement, was $6.875. During the month prior to the announcement of the Merger Agreement, shares of Richey Common Stock sold in a range of $4.50 to $7.125 per share. The Merger Consideration of $10.50 per share represents a premium of 61.5% over the last sales price on the day before the Merger Agreement was signed and 52.7% over the last sales price on the day before the public announcement of the Merger Agreement. Furthermore, the Merger Consideration represents a premium over the high and low sales prices of shares of Richey Common Stock in the month preceding the Merger Agreement of 47.3% and 133.3%, respectively. Additionally, the Merger Consideration is equal to the $10.50 high sales price of Richey Common Stock during the 52 weeks prior to the signing of the Merger Agreement.

    (ii) The Opinion of Jefferies that the Merger Consideration to be received by holders of shares of Richey Common Stock pursuant to the Merger Agreement is fair to such holders from a financial point of view. The Board of Directors has relied upon such Opinion since the Opinion valued Richey's equity, using various valuation methodologies, in a range of $5.88 to $12.55 per share, with an average valuation of $9.37 per share. The Board of Directors considered the Opinion as a whole and did not weigh each individual component of the Opinion, including the accompanying report.

   (iii) The terms and conditions of the Merger Agreement include a restrictive definition of the changes in Richey's business or market conditions which might constitute a material adverse change and limit what might prevent the transaction from closing. Furthermore, the Merger Agreement includes a relatively standard break-up fee payable to Arrow in the event a higher bid is received by Richey from another bidder and permits the Board of Directors of Richey to duly consider such a bid.

    (iv) During the period of discussions with Arrow concerning the transaction, Richey considered alternative acquirors who were either sought out by Richey or brought to Richey's attention. In the final analysis, either these potential acquirors declined to make formal proposals for the purchase of Richey or could not offer consideration in excess of that offered by Arrow. Furthermore, the Board of Directors of Richey considered the depressed operating conditions in the industry and turmoil in world financial markets to be deterrents to anyone making an unsolicited bid for Richey at a higher price than that offered by Arrow.

    (v) Due to continuing pressures from both customers and suppliers in the electronic components distribution industry, there has been a marked trend toward consolidation of distributors for the last 10 years. Richey has been a leading consolidator of distributors in the passive, electromechanical and interconnect segments of the industry, but remains a small company relative to the industry leaders despite several acquisitions in the past few years. Faced with continuing pressure to consolidate, a shortage of acquisition candidates of sufficient size to propel Richey into the ranks of the largest competitors in the industry, and constraints on the availability of capital for acquisitions due both to Richey's leveraged balance sheet and turmoil in world capital markets, Richey's ability to make further meaningful acquisitions in the near future was severely limited. As a result, it made sense for Richey to affiliate with one of the industry's larger players, of which Arrow is the largest, in order to provide its suppliers and customers with the service and capabilities they demand.

    (vi) The electronics component distribution industry has faced difficult market conditions for much of the past two years. Each time industry conditions brightened during this period, Richey's financial results improved and its stock price rose accordingly. Each time industry conditions worsened, Richey's financial results also worsened and its stock price declined. Richey management determined during the second quarter of 1998 that the industry had weakened severely with the worst market conditions prevalent that senior managers had seen in more than 20 years. Worse still, management had little confidence that an upturn in business was imminent. As a result, management undertook a massive cost reduction program with the objective of reducing costs in line with revenue declines, so as to maintain levels of profitability. Unfortunately, revenues have continued to decline at a rate much faster than could be compensated for by cost reductions. As such, the company's profitability has been under pressure and may remain so for several quarters. In this market environment, Richey's Board of Directors determined that the likelihood the company would generate sufficient earnings in the near future to boost its stock price to a level at or above the Merger Consideration was remote.

OPINION OF FINANCIAL ADVISOR; ANALYSIS OF RICHEY.

    Richey engaged Jefferies to render the Opinion to the Richey Board of Directors as to the fairness, from a financial point of view, to the Richey Stockholders, of the consideration to be received by such stockholders in connection with the acquisition of Richey pursuant to the Merger Agreement. Richey selected Jefferies to render such opinion because of Jefferies' reputation as an internationally recognized investment banking firm. As part of its investment banking business, Jefferies is regularly engaged in the evaluation of capital structures and the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, financial restructurings and other financial services.

    On September 29, 1998, Jefferies delivered its oral presentation to the Richey Board of Directors and followed this presentation with the Opinion to the Richey Board of Directors, dated September 29, 1998, to the effect that, as of such date and based upon procedures and subject to the assumptions set forth in the Opinion, the consideration to be received by the Richey Stockholders pursuant to the Merger Agreement is fair from a financial point of view to said stockholders. Except as set forth below or in the Opinion, no limitations were imposed by the Richey Board of Directors on the scope of Jefferies' investigations or procedures to be followed by it in rendering its Opinion. Jefferies was not requested to opine as to, and the Opinion did not address, the underlying business decision of the Richey Board of Directors to proceed with or to effect the Merger.

    THE FULL TEXT OF THE OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX B TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. RICHEY STOCKHOLDERS ARE URGED TO READ THE OPINION CAREFULLY AND IN ITS ENTIRETY. THE SUMMARY OF THE OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. THE OPINION, WHICH IS ADDRESSED BY THE RICHEY BOARD OF DIRECTORS, IS DIRECTED ONLY TO THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE CONSIDERATION TO BE RECEIVED BY THE RICHEY STOCKHOLDERS IN THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY RICHEY STOCKHOLDER (OR ANY OTHER PERSON) AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE SPECIAL MEETING.

    The Opinion notes that: (i) the consummation of the Merger is conditioned upon the approval of the Richey Stockholders, and Jefferies is not recommending that Richey, the Richey Board of Directors, any of its security holders or any other person should take any specific action in connection with the Merger;

(ii) Jefferies was not requested to solicit, nor did Jefferies solicit, any third party indications of interest in acquiring all or any part of Richey,
(iii) such opinion does not constitute a recommendation of the Merger over any alternative transactions which may be available to Richey, and does not address Richey's underlying business decision to effect the Merger; (iv) Jefferies has no obligation to advise any person of any change in any fact or matter affecting the Opinion of which Jefferies becomes aware after the date of such Opinion; and
(v) such Opinion is for the use and benefit of the Richey Board of Directors, as one element in the Richey Board of Directors' consideration of the Merger.

    In connection with the provision of the Opinion, Jefferies, among other things, (i) reviewed a draft of the Merger Agreement dated September 28, 1998 (including any schedules and exhibits thereto, which were provided by Richey) and certain financial and other information that was publicly available or furnished to Jefferies by Richey, including certain internal financial analyses, budgets, reports and other information prepared by Richey's management; (ii) held discussions with various members of Richey's senior management concerning its historical and current operations, financial conditions and prospects, as well as the strategic and operational benefits anticipated from the business combination; and (iii) conducted such other reviews, analyses and inquiries relating to Richey as it considered appropriate for the purposes of rendering the Opinion. Jefferies has not been requested to and did not perform any due diligence on Arrow other than a review of publicly available information.

    In Jefferies' review and analysis in rendering the Opinion, Jefferies relied upon, without independent investigation or verification, the accuracy, completeness and fair presentation of all financial and other information that was provided to Jefferies by Richey, or that was publicly available (including, without limitation, the information described above and the financial projections prepared by Richey regarding the estimated future performance of Richey before and after giving effect to the Merger). The Opinion is expressly conditioned upon all such information (whether written or oral) being complete, accurate and fair in all respects.

    With respect to the financial projections provided by Richey to or obtained and examined by, Jefferies, Jefferies noted that projecting future results of any company is inherently subject to vast uncertainty. However, Richey's management informed Jefferies, and Jefferies assumed, that such projections were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of Richey's management as to the future performance of Richey. All financial projections with respect to Arrow's operations which were used by Jefferies were obtained by Jefferies from publicly available historical financial information and analyst research reports. In addition, although Jefferies performed sensitivity analyses thereon in rendering the Opinion, Jefferies assumed, with the permission of Richey's management, that each company will perform in accordance with such projections for all periods specified therein. Although such projections constituted one of many items that Jefferies employed in the formation of the Opinion, changes to such projections could affect the Opinion. In addition, Jefferies assumed, with the permission of Richey's management, that the Merger will be accounted for under the "purchase" method of merger accounting. Jefferies has disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting the Opinion of which it becomes aware after the date of the Opinion.

    Jefferies was not requested to, and did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Richey or Arrow, nor was Jefferies furnished with any such evaluations or appraisals.

    The Opinion is based on economic, monetary, political, market and other conditions existing and which could be evaluated as of the date of the Opinion (including, without limitation, the current market price of shares of Richey Common Stock and the terms of the Merger Agreement as of such date). The Opinion expressly noted that such conditions, however, are subject to rapid and unpredictable change and such changes could affect the conclusions expressed in the Opinion. Jefferies did not make an independent investigation of any legal matters affecting Richey or Arrow, and assumed the correctness of all legal and accounting advice given to such parties and their respective boards of directors, including (without limitation) advice as to the accounting and tax consequences of the Merger to Richey, Arrow and Richey Stockholders.

    In rendering the Opinion, Jefferies also assumed that: (i) the terms and provisions contained in the definitive Merger Agreement (including the schedules and exhibits thereto) will not differ materially from those contained in the draft of those documents Jefferies reviewed; (ii) the conditions to the consummation of the Merger set forth in the Merger Agreement will be satisfied without material expense; and (iii) there is not now, and there will not as a result of the consummation of the transactions contemplated by the Merger Agreement be, any default, or event of default, under any indenture, credit agreement or other material agreement or instrument to which Richey, Arrow or any of their respective subsidiaries or affiliates is a party.

    The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at the Opinion, Jefferies did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance of each analysis and factor. Accordingly, Jefferies' analyses must be considered as a whole. Considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the Opinion. In its analyses, Jefferies made many assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the merging companies. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein and herein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

    The following summarizes the material financial and comparative analyses presented by Jefferies to the Richey Board of Directors in connection with providing the Opinion. The information presented below is based on the financial condition of Richey as of July 3, 1998 and share price information of Richey Common Stock through the close of the market on September 28, 1998. The following does not purport to be a complete description of the analyses performed or the matters considered by Jefferies in arriving at the Opinion.

    Jefferies noted that the aggregate implied purchase price for Richey was approximately $180.3 million, which is comprised of (i) the assumption of approximately $81.8 million of Richey's net debt, (ii) the payment of a redemption premium on Richey's Convertible Subordinated Notes of approximately $0.6 million and (ii) the cash payment of $10.50 per share of Richey Common Stock, valued in aggregate at approximately $98.0 million.

    CURRENT MARKET VALUATION. Jefferies examined the range of implied total enterprise value ("Total Enterprise Value" or "TEV") of Richey using its trading range over the 52 weeks preceding September 28, 1998. Based on a September 28, 1998 closing bid price of $6.50, a 52-week high price of $10.50 and a 52-week low price of $4.50, the implied Total Enterprise Values ranged from $123.0 million to $177.8 million. Jefferies also noted that Richey's average trading price per share since Richey's last equity offering on April 20, 1995 was approximately $9.86 and the average year-to-date in 1998 was approximately $8.67.

    COMPARABLE PUBLICLY-TRADED COMPANY ANALYSIS. Using public information, as part of its analysis, Jefferies calculated the implied equity value per share of Richey based on (i) Richey's latest twelve months ("LTM") historical information and (ii) the current Institutional Broker's Estimate System ("I/B/E/S/") mean earnings estimates for Richey in calendar years 1998 and 1999. Jefferies calculated these values using the multiples of TEV/LTM revenue, TEV/LTM earnings before interest, taxes, depreciation and amortization ("EBITDA"), TEV/LTM earnings before interest and taxes ("EBIT"), TEV/free cash flow (defined as EBITDA minus capital expenditures), market value/book value, price/calendarized 1998 I/B/E/S/ estimated earnings per share ("EPS") and price/calendarized 1999 I/B/E/S/ estimated EPS. The ten comparable companies examined were: Arrow Electronics, Inc., Avnet, Inc., Marshall Industries, Pioneer-Standard Electronics, Inc., Kent Electronics Corporation, Bell Industries, Inc., Richardson Electronics, Ltd., Reptron Electronics, Inc., Bell Microproducts Inc. and Jaco Electronics, Inc.

    The resulting multiples from these comparables; were as follows: TEV/LTM revenue (trimmed average: 0.4x, average: 0.4x, and range: 0.2x-0.6x); TEV/LTM EBITDA (trimmed average: 7.2x, average: 7.3x, and range: 4.7x-11.1x); TEV/LTM EBIT (trimmed average: 9.0x, average: 10.3x, and range: 5.9x-25.0x); TEV/LTM free cash flow (trimmed average: 10.5x, average: 10.5x, and range: 5.7x-15.2x); market value/book value (trimmed average: 0.8x, average: 0.8x, and range:
0.4x-1.1x); price/1998 I/B/E/S/ estimated EPS (trimmed average: 9.7x, average:
10.7x, and range: 6.6x-21.2x); and price/1999 I/B/E/S/ estimated EPS (trimmed average: 9.4x, average: 10.0x, and range: 5.6x-19.0x). Trimmed average is defined as the average of the values, excluding the high and the low values. Jefferies applied the trimmed average multiples of these ten comparable companies to the analogous operating statistics for Richey. This analysis indicated implied equity value per share for Richey of between approximately $1.72 and $10.84, with the average of approximately $6.73. In comparison, Arrow offered $10.50 in cash per share of Richey Common Stock.

    None of the companies used in the above analysis is exactly identical to Richey. Because of the inherent differences between the operations of Richey and its comparable companies, a purely quantitative comparable company analysis is not particularly meaningful. An appropriate use of a comparable company analysis in this instance necessarily involves qualitative judgments concerning, among other things, differences between the financial and operating characteristics of Richey and the selected comparable companies that could affect the public trading values of Richey and such companies.

    COMPARABLE MERGER AND ACQUISITION TRANSACTION ANALYSIS. Jefferies reviewed the consideration paid in the following seven transactions that Jefferies believed were the only reasonably comparable transactions completed after January 1, 1993 for which sufficient public data was available as screened by Securities Data Company (target/acquirer): Sterling Electronics Corporation/Marshall Industries (January 1998); Wyle Electronics/Raab Karcher AG (August 1997); Milgray Electronics, Inc./Bell Industries, Inc. (January 1997); Premier Industrial Corporation/Farnell Electronics plc (April 1996); Anthem Electronics, Inc./ Arrow Electronics, Inc. (April 1995); Gates/FA Distributing, Inc./Arrow Electronics, Inc. (August 1994); and Hall-Mark Electronics Corporation/Avnet, Inc. (July 1993). Jefferies analyzed the consideration paid in such transactions as a multiple of the target companies' sales, EBITDA, EBIT and free cash flow. Such analysis yielded trimmed average multiplies of 0.6x LTM sales, 10.1x LTM EBITDA, 11.4x LTM EBIT and 11.3x LTM free cash flow. When the trimmed averages of the purchase multiples of the comparable transactions were applied to Richey's current operating results, an average implied equity value of $11.25 per share resulted. Jefferies noted that this average equity value per share was approximately 6.7% above the $10.50 per share offer by Arrow.

    Because the reasons for and circumstances surrounding each of the transactions analyzed were diverse and because of the inherent differences between the operations of Richey and the companies engaged in the selected transactions, Jefferies believes that a purely quantitative comparable transaction analysis is not particularly meaningful. An appropriate use of a comparable transaction analysis in this instance necessarily involves complex considerations and qualitative judgments concerning, among other things, differences between the characteristics of these transactions and the Merger that could affect the acquisition value of the companies to which Richey is being compared.

    PREMIUMS PAID ANALYSIS. Jefferies examined the premiums paid in the comparable transactions referenced above. The mean premiums paid in these completed transactions based on the target's stock price one day, one week and four weeks prior to the announcement were 24.3%, 32.6% and 35.0%, respectively. In the proposed Merger, the assumed cash offer price of $10.50 per share of Richey Common Stock represents (based on the closing bid prices of $6.50, $6.25 and $6.00 per share of Richey Common Stock on September 28, 1998, September 21, 1998, and August 31, 1998, respectively) an approximate premium of 61.5%, 68.0% and 75.0%, respectively. In preparing its overall valuation analysis, Jefferies considered the fact that the cash offer price of $10.50 per share of Richey Common Stock was equal to the 52-week high, but no specific comparison was made to premiums paid in comparable transactions for a period in excess of four weeks prior to announcement.

    DISCOUNTED CASH FLOW ANALYSIS. Jefferies applied a discounted cash flow analysis to Richey's financial forecasts for fiscal years 1998 through 2002. In conducting its discounted cash flow analysis, Jefferies first calculated the estimated future streams of cash flows that Richey would produce through fiscal year 2002. These future streams of cash flows were calculated by taking the projected net income of Richey and performing the following cash flow adjustments: (i) adding back depreciation and amortization, (ii) subtracting capital expenditures, changes in working capital and changes in other non-cash items, and (iii) adding back after-tax interest expense. These projections were based on financial models provided by Richey's management, which incorporated numerous assumptions with respect to industry performance and general business and economic conditions and other matters, many of which are beyond Richey's control. With respect to industry performance and general business and economic conditions, the assumptions reflected modest increases in inflation and economic activity. In particular, the models assumed that industry sales in the passive electronic, electromechanical and interconnect market would continue to slow and gross margins would be pressured downward for the remainder of 1998 and then begin a recovery in 1999. Consequently, net sales for Richey were expected to remain relatively flat for 1998 and then grow by 10-15% from 1999 through 2002. The models assumed that gross margins would decline to 24.0% in 1998 and then rebound to 24.3% in 1999 and 24.5% thereafter. Selling, general and administrative expenses were assumed to be 17.3% of net sales in 1998 and would improve by 0.2% annually thereafter. The net effect of these and other assumptions on net income growth (decline) was (23.0)% in 1998, 44.2% in 1999, 30.8% in 2000, 29.6% in 2001 and 24.7% in 2002. In addition, Jefferies applied various terminal EBITDA multiples, ranging from 5.0x to 7.0x to Richey's projected 2002 EBITDA for terminal valuation purposes. Finally, Jefferies discounted such cash flow streams to present values using discount rates ranging from 8.0% to 12.0%, calculated using a weighted average cost of capital methodology for Richey. Based on this discounted cash flow analysis and the projections provided, the range of equity values per share for Richey were $7.86 to $16.01 with an average of $11.69. These values imply a range of Total Enterprise Values for Richey of between $153.7 million to $228.2 million.

    LEVERAGED BUYOUT/CHANGE OF CONTROL ANALYSIS. Jefferies examined an implied range of equity values for Richey based on a potential leveraged buyout of Richey. This analysis is intended to provide an independent enterprise, or stand-alone, valuation of Richey based upon its cash flow as an indication of a valuation which might be placed upon the company by a potential purchaser not in a position to take advantage of the synergies which might be achieved by combining the operations of Richey with another existing operation. The analysis performed assumes that a purchaser could leverage Richey by 5.0x its LTM EBITDA and then determines the amount of cash equity that such a purchaser would be required to infuse in order to earn a range of equity rates of return upon a sale of Richey in four and a half years (or December 31, 2002). Based on a range of terminal EBITDA multiples for Richey's projected 2002 EBITDA from 6.0x to 8.0x and a purchaser's required return on equity range of 26% to 34%, the resulting implied equity values per share of Richey ranged from $5.98 to $10.00 with an average value of $7.80.

    SUMMARY OF ANALYSES. Jefferies noted that the average of the values derived from each of the valuation methodologies performed resulted in a range of implied equity values per share of approximately $5.88 to $12.55 with an overall average of $9.37 for Richey. In addition, Jefferies noted that the implied purchase price of Richey of $10.50 per share was at the upper end of the average valuation range.

    Based on the foregoing analyses and factors, Jefferies arrived at the Opinion; however, the summary set forth above does not propose to be a complete description of the analyses performed and the factors considered by Jefferies in arriving at the Opinion.

    For the services of Jefferies in connection with rendering the Opinion, pursuant to an engagement letter dated September 29, 1998, Richey agreed to pay Jefferies in cash (i) a non-refundable fee of

$275,000 (which was paid upon delivery of the Opinion) and (ii) an additional fee of $500,000 if at least a majority interest in Richey is acquired (or such acquisition is commenced) within one year of the date of the engagement letter or within twelve months of Jefferies' services being terminated. Richey has also agreed to pay to, or on behalf of, Jefferies, all reasonable out-of-pocket expenses incurred by Jefferies, including the fees and disbursements of its counsel and to indemnify Jefferies against certain liabilities, including certain liabilities arising under the federal securities laws. Jefferies has provided certain investment banking and advisory services to Richey in the past for which it received customary compensation.

    Jefferies has advised Richey that, in the ordinary course of its business as a full-service securities firm, Jefferies may, from time to time, effect transactions for its own account and for the accounts of customers, and hold positions in securities or options on securities of Richey and Arrow.

RECOMMENDATION OF THE RICHEY BOARD OF DIRECTORS.

    The Richey Board of Directors has determined that the Merger and the Merger Agreement are advisable and in the best interests of Richey and its stockholders and has unanimously approved the Merger. Accordingly, the Board of Directors unanimously recommends that the Richey Stockholders vote "FOR" approval of the proposed Merger. Each of Richey's directors has granted to Arrow an irrevocable proxy to vote the shares of Richey Common Stock beneficially owned by such person to approve the Merger. As of the Record Date, Richey's directors beneficially own approximately 25.01% of the outstanding Richey Common Stock (excluding shares subject to stock options unexercised as of the Record Date).

EFFECTIVE TIME OF THE MERGER.

    The Merger Agreement provides that the Merger will become effective upon the filing of a Certificate of Merger with the Secretary of State of Delaware in accordance with the DGCL. It is anticipated that if all conditions of the Merger have been fulfilled or waived, the Effective Time will occur on or about January 6, 1999, or on a date as soon as practicable thereafter.

EXCHANGE OF CERTIFICATES FOR MERGER CONSIDERATION.

    At the Effective Time, Arrow shall make the Exchange Fund available to Richey for deposit with the Exchange Agent. As soon as reasonably practicable thereafter, the Exchange Agent will mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Richey Common Stock (the "Certificates") whose shares were converted pursuant to the Merger Agreement into the right to receive the Merger Consideration a letter of transmittal with instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a check in the amount equal to the Merger Consideration which such holder has the right to receive pursuant to the Merger Agreement, and the Certificate so surrendered shall be canceled. In the event of a transfer of ownership of the Richey Common Stock which is not registered in the transfer records of Richey, a check for the appropriate amount of cash may be issued to a transferee if the Certificate representing the Richey Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.

    The Merger Consideration paid upon the surrender for exchange of shares of Richey Common Stock in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Richey Common Stock, and there shall be no further registration of transfers on the stock transfer books of Richey of the shares of Richey Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Richey for any reason, they shall be cancelled and exchanged as provided in the Merger Agreement.

    Any portion of the Exchange Fund made available to the Exchange Agent which remains undistributed to the Richey Stockholders for six months after the Effective Time shall be delivered to Arrow, upon demand, and any Richey Stockholders who have not theretofore complied with the exchange provisions of the Merger Agreement shall thereafter look only to Arrow for payment of their claim for the Merger Consideration. Neither Arrow nor Richey shall be liable to any holder of shares of Richey Common Stock for the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

INTERESTS OF CERTAIN PERSONS IN THE MERGER.

    In considering the recommendation of the Richey Board of Directors with respect to the Merger, Richey Stockholders should be aware that certain members of the Richey Board of Directors and management have certain interests in the Merger that are in addition to the interests of Richey Stockholders generally. The Richey Board of Directors was aware of these interests and considered them, among other factors, in approving the Merger Agreement. William Cacciatore, Richey's Chairman of the Board of Directors, President and Chief Executive Officer, will receive a termination bonus in the amount of $1,000,000. Richard
N. Berger, Richey's Vice President, Chief Financial Officer, Treasurer and Secretary, will receive a termination bonus in the amount of $450,000. Norbert
W. St. John, Richey's Executive Vice President--Marketing, will receive a termination bonus in the amount of $250,000.

    The existing Management Agreement between Palisades and Richey will be terminated and all remaining payments thereunder will be accelerated. The current term of the Management Agreement expires on December 31, 1999. Greg A. Rosenbaum, a director and Assistant Secretary of Richey, is President of Palisades, and owns 60% of Palisades. Mr. Rosenbaum's wife owns the remaining 40% of Palisades. The current management fee pursuant to the Management Agreement is $175,000 per year, payable in 12 equal installments on the first day of each month. Therefore, assuming a closing of the Merger during January 1999, $160,916.67 would be accelerated and paid to Palisades.

    Messrs. Cacciatore, St. John and Berger are parties to employment agreements with Richey which expire on April 6, 1999. Charles Mann, Vice President--Value-Added Services, is party to an employment agreement with Richey which expires on April 1, 1999. Each of the employment agreements provides that the employee is entitled to a severance payment in the event of a termination of the agreement by Richey without cause or a Termination For Good Reason by the employee. An employee would be entitled to declare a "Termination For Good Reason" in the event of (i) a reduction in the current level of his compensation, entitlement to expense reimbursement or benefits, (ii) a material diminishment in his position, powers, authority, duties or responsibilities,
(iii) a material diminishment in the business operations to which those powers, authority, duties or responsibilities apply, or (iv) a change in his current reporting chain of supervision. Therefore, the employees may be entitled to severance payments if they are terminated without cause following the Merger or if as a result of the Merger they are entitled to declare a Termination For Good Reason. The amount of the severance payment would be equal to (i) a prorated bonus for the year of termination (calculated pro rata for the then current bonus period), and (ii) an additional 12 months' base salary and bonus (based upon the pro rata bonus determined for the year of termination). The current respective base salaries for Messrs. Cacciatore, St. John, Berger and Mann are $313,500, $192,500, $155,000, and $155,000. The bonus amounts which would be payable, if any, can not be determined at this time and would be subject to performance of Richey during the period from January 1, 1999 until the date of termination.

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Merger Agreement provides that, from and after the Effective Time, Arrow and Richey shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of the Merger Agreement or who becomes prior to the Effective Time, an officer or director of Richey against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party of or in connection with any claim, action, suit, proceeding or investigation based on or arising out of the fact that such person is or was a director or officer of Richey, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether reasserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities") and (ii) all Indemnified Liabilities based on, or arising out of, or pertaining to the Merger Agreement or the transactions contemplated thereby, in each case to the full extent such corporation is permitted under the DGCL or the Business Corporation Law of the State of New York, its Certificate of Incorporation or Bylaws, in each case as in effect on the date of the Merger Agreement, to indemnify its own directors and officers. The Merger Agreement also requires Arrow to cause to be maintained in effect for six years the policies of directors' and officers' liability insurance maintained by Richey as were in effect at the date of the Merger Agreement, with respect to claims arising from facts or events that occurred before the Effective Time.

ACCOUNTING TREATMENT.

    The Merger will be accounted for using the purchase method of accounting in accordance with generally accepted accounting principles.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

    The following general discussion summarizes the material Federal income tax consequences of the Merger to Richey Stockholders under the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Department regulations thereunder, judicial authority and current administrative rulings and practice, all as in effect as of the date hereof. There can be no assurance that the Internal Revenue Service (the "IRS") will not take a contrary view, and no ruling from the IRS has been or will be sought. Future legislation, regulations, administrative rulings or court decisions could significantly change such authorities and/or consequences either prospectively or retroactively.

    Because the following discussion does not describe all the potentially relevant tax considerations, each Richey Stockholder should consult his or her own tax advisor regarding the tax consequences of the Merger in light of such holder's own situation, including the application and effect of any state, local or foreign law. In particular, the discussion set forth below may not be applicable to special classes of Federal income taxpayers including, without limitation, foreign persons, financial institutions, insurance companies, tax-exempt entities, dealers in securities, persons who acquired Richey Common Stock pursuant to the exercise of an employee option or otherwise as compensation, persons holding Richey Common Stock as "qualified small business stock," or persons holding Richey Common Stock as part of an integrated investment (including a "straddle") comprised of shares of Richey Common Stock and one or more other positions. This discussion assumes that any Richey Common Stock exchanged in the Merger is held as a capital asset.

TAX TREATMENT OF THE RICHEY STOCKHOLDERS.

    THE EXCHANGE OF RICHEY COMMON STOCK FOR CASH IN THE MERGER WILL BE FULLY TAXABLE TO THE HOLDERS OF SUCH STOCK. Consequently, a Richey Stockholder will recognize taxable capital gain or loss for Federal income tax purposes equal to the difference between the amount of Merger Consideration received for such stockholder's shares in the Merger and the stockholder's adjusted tax basis in his or her shares. Any such capital gain or loss recognized with respect to Richey Common Stock generally will constitute long-term capital gain or loss if the Richey Common Stock has been held by the Richey Stockholder for more than one year at the Effective Time. The deductibility of capital losses is subject to limitations.

BACKUP WITHHOLDING.

    Backup withholding at the rate of 31% may apply on payments of cash to a holder who exchanges his or her Richey Common Stock in the Merger unless the recipient either (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides the payor of such cash with its correct taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A Richey Shareholder that does not provide Arrow its correct taxpayer identification number may be subject to penalties imposed by the IRS. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against the Richey Stockholder's Federal income tax liability, provided that certain required information is furnished to the IRS.

    THE FOREGOING GENERAL DESCRIPTION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS NOT TAX ADVICE AND MAY NOT APPLY TO ALL RICHEY SHAREHOLDERSS. ACCORDINGLY, EACH RICHEY STOCKHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE MERGER TO HIM OR HER, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

                     GOVERNMENTAL AND REGULATORY APPROVALS

    Consummation of the Merger is subject to compliance with the HSR Act. The notifications required under the HSR Act have been furnished to the Federal Trade Commission and the Antitrust Division of the Department of Justice. The specified waiting period under the HSR Act has expired.

                                APPRAISAL RIGHTS

    Holders of record of Richey Common Stock who do not vote in favor of the Merger and who otherwise comply with the requirements of Section 262 summarized herein will be entitled to appraisal rights under the DGCL. A person having a beneficial interest in shares of Richey Common Stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights.

    THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW PERTAINING TO APPRAISAL RIGHTS UNDER THE DGCL AND IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF SECTION 262 WHICH IS REPRINTED IN ITS ENTIRETY AS ANNEX C. ALL REFERENCES IN SECTION 262 AND THIS SUMMARY TO A "STOCKHOLDER" OR "HOLDER" ARE TO THE RECORD HOLDER OF THE SHARES OF RICHEY COMMON STOCK AS TO WHICH APPRAISAL RIGHTS ARE ASSERTED.

    Under the DGCL, holders of shares of Richey Common Stock who follow the procedures set forth in Section 262 will be entitled to have their shares of Richey Common Stock (the "Appraisal Shares") appraised by the Delaware Chancery Court and to receive payment in cash of the "fair value" of such Appraisal Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, as determined by such court.

    Under Section 262, where a proposed merger is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders who was such on the record date for such meeting with respect to shares to which appraisal rights are available, that appraisal rights are so available, and must include in such notice a copy of Section 262.

    This Proxy Statement constitutes such notice to the holders of Appraisal Shares and the applicable statutory provisions of the DGCL are attached to this Proxy Statement as Annex C. Any Richey Stockholder who wishes to exercise such appraisal rights or who wishes to preserve his right to do so should review the following discussion and Annex C carefully, because failure to comply timely and properly with the procedures specified will result in the loss of appraisal rights under the DGCL.

    A HOLDER OF APPRAISAL SHARES WISHING TO EXERCISE SUCH HOLDER'S APPRAISAL RIGHTS MUST (A) NOT VOTE IN FAVOR OF THE MERGER AND (B) DELIVER TO RICHEY PRIOR TO THE VOTE ON THE MERGER AT THE SPECIAL MEETING TO BE HELD ON JANUARY 6, 1999, A WRITTEN DEMAND FOR APPRAISAL OF SUCH HOLDER'S APPRAISAL SHARES. A HOLDER OF APPRAISAL SHARES WISHING TO EXERCISE SUCH HOLDER'S APPRAISAL RIGHTS MUST BE THE RECORD HOLDER OF SUCH APPRAISAL SHARES ON THE DATE THE WRITTEN DEMAND FOR APPRAISAL IS MADE AND MUST CONTINUE TO HOLD SUCH APPRAISAL SHARES OF RECORD UNTIL THE CONSUMMATION OF THE MERGER. ACCORDINGLY, A HOLDER OF APPRAISAL SHARES WHO IS THE RECORD HOLDER OF APPRAISAL SHARES ON THE DATE THE WRITTEN DEMAND FOR APPRAISAL IS MADE, BUT WHO THEREAFTER TRANSFERS SUCH APPRAISAL SHARES PRIOR TO THE CONSUMMATION OF THE MERGER, WILL LOSE ANY RIGHT TO APPRAISAL IN RESPECT OF SUCH APPRAISAL SHARES.

    Only a holder of record of Appraisal Shares is entitled to assert appraisal rights for the Appraisal Shares registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as such holder's name appears on such holder's stock certificates. If the Appraisal Shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the Appraisal Shares are owned of record by more than one person as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or owners. A record holder such as a broker who holds Appraisal Shares as nominee for several beneficial owners may exercise appraisal rights with respect to the Appraisal Shares held for one or more beneficial owners while not exercising such rights with respect to the Appraisal Shares held for other beneficial owners; in such case, the written demand should set forth the number of Appraisal Shares as to which appraisal is sought. When no number of Appraisal Shares is expressly mentioned the demand will be presumed to cover all Appraisal Shares held in the name of the record owner. Stockholders who hold their Appraisal Shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

    ALL WRITTEN DEMANDS FOR APPRAISAL SHOULD BE SENT OR DELIVERED TO RICHEY ELECTRONICS, INC., 7441 LINCOLN WAY, GARDEN GROVE, CALIFORNIA 92841, ATTENTION:
SECRETARY.

    Within 10 days after the consummation of the Merger, Richey will notify each stockholder who has properly asserted rights under Section 262 and has not voted in favor of the Merger Agreement of the date the Merger became effective.

    Within 120 days after the consummation of the Merger but not thereafter, Richey or any stockholder who has complied with the statutory requirements summarized above may file a petition in the Delaware Chancery Court demanding a determination of the fair value of the Appraisal Shares. Accordingly, it is the obligation of the stockholders to initiate all necessary action to perfect their appraisal rights within the time prescribed in Section 262.

    Within 120 days after the consummation of the Merger, any stockholder who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from Richey a statement setting forth the aggregate number of Appraisal Shares not voted in favor of adoption of the principal terms of the Merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such Appraisal Shares. Such statements must be mailed within 10 days after a written request therefor has been received by Richey.

    If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Chancery Court will determine the stockholders entitled to appraisal rights and will appraise the fair value of their Appraisal Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Richey Stockholders considering seeking appraisal should be aware that the fair value of their Appraisal Shares as determined under Section 262 could be more than, the same as or less than the value of the consideration they would receive pursuant to the Merger Agreement if they did not seek appraisal of their Appraisal Shares and that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under Section 262. The Delaware Supreme Court has stated that proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court should be considered in the appraisal proceedings.

    The Delaware Chancery Court will determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose Appraisal Shares have been appraised. The costs of the action may be determined by the Delaware Chancery Court and taxed upon the parties as the Delaware Chancery Court deems equitable. The Delaware Chancery Court may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorneys fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all the Appraisal Shares entitled to appraisal.

    Any holder of Appraisal Shares who had duly demanded an appraisal in compliance with Section 262 will not, after the consummation of the Merger, be entitled to vote the Appraisal Shares subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those

Appraisal Shares (except dividends or other distributions payable to holders of record of Appraisal Shares as of a record date prior to the consummation of the Merger).

    If any stockholder who properly demands appraisal of his Appraisal Shares under Section 262 fails to perfect, or effectively withdraws or loses, his right to appraisal, as provided in the DGCL, the Appraisal Shares of such stockholder will be converted into the right to receive the consideration receivable with respect to such Appraisal Shares in accordance with the Merger Agreement. A stockholder will fail to perfect, or effectively lose or withdraw, his right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the consummation of the Merger, or if the stockholder delivers to Richey a written withdrawal of his demand for appraisal. Any such attempt to withdraw an appraisal demand more than 60 days after the consummation of the Merger will require the written approval of Richey.

    FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 262 FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS (IN WHICH EVENT A STOCKHOLDER WILL BE ENTITLED TO RECEIVE THE CONSIDERATION RECEIVABLE WITH RESPECT TO SUCH APPRAISAL SHARES IN ACCORDANCE WITH THE MERGER AGREEMENT). IN VIEW OF THE COMPLEXITY OF THE PROVISIONS OF SECTION 262, RICHEY STOCKHOLDERS WHO ARE CONSIDERING DISSENTING FROM THE MERGER SHOULD CONSULT THEIR OWN LEGAL ADVISORS.

                              THE MERGER AGREEMENT

    The following is a brief summary of all material provisions of the Merger Agreement, which is attached as Annex A to this Proxy Statement and is incorporated herein by reference. Such summary is qualified in its entirety by reference to the Merger Agreement.

THE MERGER.

    The Merger Agreement provides that, following the approval of the Merger by the Richey Stockholders and the satisfaction or waiver of the other conditions to the Merger, Acquisition Corp. will be merged with and into Richey. As a result of the Merger, Richey will become a wholly owned subsidiary of Arrow. The Effective Time will occur upon the effectiveness of the filing with the Secretary of State of the State of Delaware of a duly executed Certificate of Merger or at such later time as is specified in such Certificate of Merger.

CERTIFICATE OF INCORPORATION AND BY-LAWS.

    The Merger Agreement provides that the Certificate of Incorporation of Acquisition Corp. as in effect immediately prior to the Effective Time will be the Certificate of Incorporation of Richey except that the name of the corporation as provided in such Certificate of Incorporation will be changed to "Richey Electronics, Inc." The By-laws of Acquisition Corp. as in effect immediately prior to the Effective Time will be the By-laws of Richey.

CONVERSION OF RICHEY COMMON STOCK.

    At the Effective Time, each issued and outstanding share of Richey Common Stock (other than (a) shares held directly or indirectly by Richey or Arrow and (b) shares which have not been voted in favor of the proposed Merger and with respect to which appraisal rights have been perfected in accordance with Delaware General Corporation Law) will be converted into the right to receive cash in the amount of $10.50 on, and subject to, the terms and conditions contained in the Merger Agreement.

OPTIONS AND WARRANTS; CONVERTIBLE NOTES.

    Each unexpired and unexercised Richey Stock Option shall be deemed to be automatically converted into an option to purchase the number of shares of Arrow Common Stock (an "Arrow Option") equal to the number of shares of Richey Common Stock that could have been purchased under such Richey Stock

Option multiplied by a fraction, the numerator of which is $10.50 and the denominator of which is the average of the closing prices per share on the New York Stock Exchange (the "NYSE") of Arrow Common Stock for the five trading days immediately preceding the Closing Date (with the resulting number of shares rounded down to the nearest whole share)(the "Option Conversion Ratio"), at a price per share of Arrow Common Stock equal to the exercise price of such Richey Stock Option divided by the Option Conversion Ratio and the result thereof rounded up to the nearest whole cent. At the Effective Time, Arrow shall (i) assume all of Richey's obligations with respect to Richey Stock Options, (ii) reserve for issuance the number of shares of Arrow Common Stock that will become subject to Arrow Options pursuant to the Merger Agreement, (iii) from and after the Effective Time, upon exercise of the Arrow Options in accordance with the terms thereof, make available for issuance all shares of Arrow Common Stock covered thereby, and (iv) as soon as practicable after the Effective Time, issue to each holder of an outstanding Richey Stock Option a document evidencing the foregoing assumption by Arrow and file a registration statement covering the shares of Arrow Common Stock that may be issued upon the exercise of Richey Stock Options (converted to Arrow Options pursuant to the Merger Agreement) and use its best efforts to (A) cause the offer and sale of such shares to be registered under the Securities Act of 1933, as amended, (B) maintain such registration in effect until the exercise or termination of the Richey Stock Options (converted to Arrow Options pursuant to the Merger Agreement), (C) cause such shares of Arrow Common Stock to be authorized for listing on the NYSE and
(D) make all necessary blue sky law filings in connection therewith.

    The Holder (as defined in the Warrant to Purchase Common Stock of Richey Electronics, Inc., dated June 13, 1997 (the "Simmonds Warrant")) shall be entitled to receive the aggregate Merger Consideration with respect to the number of shares of Richey Common Stock that the Holder shall be deemed to have received pursuant to Article VI of the Simmonds Warrant. Promptly after surrender of the Simmonds Warrant to Arrow, the Holder shall receive in exchange therefor a check in the amount equal to the Merger Consideration which the Holder has the right to receive pursuant to the Merger Agreement. In no event shall the Holder be entitled to receive interest on any such funds.

    Richey's outstanding 7% Convertible Subordinated Notes due 2006 (the "Notes") may be converted into Richey Common Stock at a conversion price of $14.125 per share at any time prior to the Effective Time. Following the Effective Time, the Notes will be convertible into the Merger Consideration and Richey will continue to be liable for payment of principal and interest on the Notes. Holders of the Notes will have a right to require repurchase of their Notes by Richey at 101% of their outstanding principal amount on the date determined in accordance with, and subject to the terms and conditions of, the Indenture governing the Notes.

REPRESENTATIONS AND WARRANTIES.

    The Merger Agreement contains various customary representations and warranties by Richey, Arrow and Acquisition Corp. relating to, among other things: (i) due organization and good standing; (ii) corporate authority to enter into the Merger Agreement; (iii) capital structure of Richey and its subsidiaries; (iv) compliance of the Merger with charter documents, other agreements and applicable law; (v) compliance with respect to filing requirements of the Securities and Exchange Commission; (vi) financial statements; (vii) absence of any undisclosed liabilities or obligations; (viii) inventory, accounts receivable and title to property; (ix) tax matters; (x) employee and labor matters; (xi) absence of material changes or events; (xii) absence of litigation; (xiii) compliance with applicable health, safety and environmental laws; (xiv) insurance; (xv) affiliate interests; (xvi) customers and suppliers; (xvii) absence of questionable payments; (xviii) information supplied; (xix) fairness opinion; and (xx) information supplied in connection with this Proxy Statement.

CONDUCT OF RICHEY'S BUSINESS PENDING THE MERGER.

    Pursuant to the Merger Agreement, Richey has agreed that, prior to the Closing Date, Richey and its subsidiaries will carry on their respective businesses only in the usual, regular and ordinary course consistent with prior practice. Specifically, Richey has agreed, among other things, that neither it nor any of its subsidiaries will, without Arrow's prior written consent: (a)(i) amend or propose to amend their respective certificates or articles of incorporation or bylaws, (ii) incur any obligation or liability, except in the ordinary course, (iii) mortgage, pledge or encumber any of their respective properties, businesses or assets, except in the ordinary course, (iv) except in the ordinary course, sell, transfer lease or loan any of their respective assets, (v) suffer any material losses, (vi) make capital expenditures in excess of $1,000,000, (vii) institute any litigation, action or proceeding before any court, except in the ordinary course, (viii) split, combine or reclassify any of their respective capital stock, or declare or pay any dividend, (ix) acquire any business or any corporation, partnership, association or other business organization, (x) increase the compensation of any employee, (xi) except in the ordinary course increase promotional or advertising expenditures, (xii) materially change any financial, tax or accounting policy,
(xiii) amend any tax return; (b) issue, deliver or sell any shares of their respective capital stock, voting debt, convertible securities, rights, warrants, calls, subscriptions or options (except pursuant to, and in accordance with the terms of, the options outstanding on the date of the Merger Agreement created pursuant to Richey's Amended and Restated 1992 Stock Option Plan, the Indenture governing Richey's convertible debt and the Simmonds Warrant); (c) increase, decrease or modify the authorized capital of Richey except pursuant to the exercise of options or warrants or convertible securities; (d) create or enter into an agreement or benefit plan except as required under COBRA; (e) maintain or provide benefits under any life, medical or health plan for retirees; (f) take or permit any affiliate of Richey to take any action that would or is reasonably likely to result in any of Richey's representations and warranties not to be true; (g) modify, change, increase or decrease Richey's equity interest or investment in any of its subsidiaries other than in the ordinary course; (h) negotiate or enter into any collective bargaining agreement; or (i) enter into any agreement or contract with any affiliate of Richey or any of its subsidiaries.

    In addition, Richey has agreed that prior to the Closing Date, (a) Richey and its subsidiaries shall preserve their respective business organizations and Richey shall use its best efforts to keep available the services of employees and to preserve its good will with suppliers, customers, and others having business relations with the Company; (b) it shall maintain in force certain of its insurance policies; (c) it shall use its best efforts to pursue certain of its rights; (d) no employee plan, fund or arrangement will be terminated or materially amended.

EMPLOYEE MATTERS.

    Each employee benefit plan, program, policy or arrangement provided as of the Closing by Arrow to employees of Richey who are employed by Richey as of the Closing (the "Continuing Employees") shall give full credit, to the extent credited under a comparable Benefit Plan (as defined in the Merger Agreement), for each Continuing Employee's period of service prior to the Closing Date for purposes of determining eligibility and vesting of benefits. Each employee welfare benefit plan provided by Arrow to the Continuing Employees from and after the Closing Date shall (i) give full credit for deductibles and out-of-pocket expenses under the Benefit Plans with respect to current plan year toward any deductibles for the remainder of the plan year during which the Closing occurs, and (ii) shall waive any pre-existing condition limitation for any such Continuing Employee to the extent that such limitation would not apply to such Continuing Employee under the applicable Benefit Plan.

CONDITIONS TO THE MERGER.

    Consummation of the Merger is subject to the satisfaction of various conditions, including: stockholder approval; expiration of the waiting period imposed by the HSR Act (which has occured); no injunctions or legal restraints; no governmental actions; and Richey and Arrow having entered into such supplemental indentures as are required under the Indenture between Richey and First Trust of California, National Association, dated as of February 15, 1996, as a result of the Merger. See "Merger Agreement-- Options and Warrants; Convertible Notes."

    In addition, the obligations of Richey to consummate the Merger are further subject to a number of conditions including: the truth of the representations and warranties of Arrow and Acquisition Corp. contained in the Merger Agreement (except as would not have a material adverse effect on Arrow); Arrow and Acquisition Corp. having performed or complied in all material respects with all agreements and conditions required by the Merger Agreement; Arrow having obtained the consent or approval of each person whose consent or approval is required in connection with the transactions contemplated by the Merger Agreement under certain agreements and instruments; and the resolutions adopted by Arrow's Board of Directors on September 27, 1998 not having been amended, modified, rescinded or repealed.

    The obligations of Arrow and Acquisition Corp. to consummate the Merger are also subject to further conditions including: the truth of the representations and warranties of Richey contained in the Merger Agreement (except, in most cases, as would not have a material adverse effect on Richey); Richey having performed or complied in all material respects with all agreements and conditions required by the Merger Agreement; no pending action, suit or proceeding before any court or governmental or regulatory authority seeking to restrain, prevent or change the transactions contemplated by the Merger Agreement or questioning the legality or validity of any such transactions or seeking damages in connection with any such transactions; Richey having obtained certain consents, approvals and waivers contemplated in the Merger Agreement; the absence of a moratorium or other limitation on commercial bank lending declared by any Federal or New York State regulatory authority or other circumstances or state of facts constituting a disruption in the financial markets causing banks and other financial institutions generally not to extend credit; the absence of any events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a material adverse effect on the financial condition, assets, liabilities, results of operation, business or business prospects of Richey and its subsidiaries, taken as a whole; the resolutions adopted by Richey's Board of Directors on September 29, 1998 not having been amended, modified, rescinded or repealed; and the aggregate number of Dissenting Shares (as defined in the Merger Agreement) shall not exceed 10% of the total number of shares of Richey Common Stock outstanding on the Closing Date.

NO SOLICITATION.

    The Merger Agreement provides that, until the earlier of the Effective Time or the date of termination of the Merger Agreement, except under certain circumstances, Richey shall not: (i) solicit, initiate or encourage, or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Takeover Proposal; or
(ii) agree to or endorse any Takeover Proposal. As defined in the Merger Agreement, "Takeover Proposal" means any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Richey or Richey Common Stock and made by a person (other than Arrow) or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, Richey other than the transactions contemplated by the Merger Agreement.

TERMINATION.

    The Merger Agreement may be terminated under certain circumstances, including, without limitation, the following: by mutual consent of Arrow and Richey; by either Arrow or Richey, if, without fault of the terminating party, the Closing shall not have occurred on or before February 15, 1999; by Arrow, if Richey shall breach any of its representations, warranties or obligations under the Merger Agreement and such breach shall not have been cured or waived and Richey shall not have provided reasonable assurance that such breach will be cured on or before the Closing Date; by Richey, if Arrow or Acquisition Corp. shall breach any of their respective representations, warranties or obligations under the Merger Agreement and such breach shall not have been cured or waived and Arrow shall not have provided reasonable assurance that such breach will be cured on or before the Closing Date; by either Arrow or Richey if a Takeover Proposal shall have occurred and the Board of Directors of Richey in connection therewith, after consultation with its legal counsel, withdraws or modifies its approval and recommendation of the Merger

Agreement and the transactions contemplated thereby; and by either Arrow or Richey if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable or if the required vote of Richey stockholders to approve the Merger is not obtained.

FEES AND EXPENSES.

    Generally, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement shall be paid by the party incurring such expenses, except that expenses incurred in connection with printing, registration and filing of this Proxy Statement and fees, costs and expenses associated with compliance with applicable state securities laws in connection with the Merger shall be shared equally by Arrow and Richey.

    In certain circumstances, if the Merger Agreement is terminated and there shall have been a Trigger Event or a Takeover Proposal (both as defined in the Merger Agreement) with respect to Richey, Richey is obligated to reimburse Arrow for costs and expenses incurred by Arrow in the amount of $1,500,000 and to pay Arrow the sum of $5,500,000. As used in the Merger Agreement, a "Trigger Event" occurs if any person (i) acquires (other than for investment) securities representing 10% or more of the voting power of Richey (or a person already holding 10% or more of the voting power of Richey acquires an additional 1% or more of the voting power of Richey) or (ii) commences a tender or exchange offer following the successful consummation of which the offeror and its affiliates would beneficially own securities representing 25% or more of the voting power of Richey. If Richey or Arrow terminates the Merger Agreement due to a willful breach of the Merger Agreement by the non-terminating party, the non-terminating party shall reimburse the terminating party for actual expenses incurred by the terminating party.

                           HIGH AND LOW STOCK PRICES

    Richey Common Stock is being traded on Nasdaq under the symbol "RCHY."

    The following table sets forth, for the periods indicated, the high and low sales prices of Richey Common Stock as reported by Nasdaq.

                                                                                                       STOCK PRICE
                                                                                                   --------------------
                                                                                                     HIGH        LOW
                                                                                                   ---------  ---------
CALENDAR YEAR 1996:
  First quarter..................................................................................  $  13 1/4  $   9 1/2
  Second quarter.................................................................................         16     10 3/8
  Third quarter..................................................................................     13 1/4      7 1/4
  Fourth quarter.................................................................................         12      8 1/4

CALENDAR YEAR 1997:
  First quarter..................................................................................  $  14 1/8  $  10 3/8
  Second quarter.................................................................................     11 3/8      5 3/4
  Third quarter..................................................................................     11 1/8      6 3/4
  Fourth quarter.................................................................................     10 3/8          8

CALENDAR YEAR 1998:
  First quarter..................................................................................  $  10 1/2  $       8
  Second quarter.................................................................................     10 1/4      6 1/4
  Third quarter..................................................................................     10 1/4      4 1/2
  Fourth quarter (through December 2)............................................................     10 1/4      9 5/8

    On September 30, 1998, the last full trading day prior to the public announcement of the Merger Agreement, the high and low sales prices for Richey Common Stock were $6.875 and $6.375, respectively.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of the Record Date, the beneficial owners of more than 5% of Richey Common Stock, Richey's only class of voting securities, as known to Richey. In addition, the table sets forth the beneficial ownership of Richey Common Stock by (i) each of Richey 's directors and executive officers and (ii) all directors and executive officers of Richey as a group. In each instance, information as to the number of shares owned and the nature of the ownership has been provided by the individual or entity described and is not within the direct knowledge of Richey. The number of shares beneficially owned by each director and executive officer is determined under rules of the Securities and Exchange Commission and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of the Record Date, through the exercise of any stock option or other right. Unless otherwise indicated, to Richey's knowledge, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table. Unless otherwise indicated, the address of each person is the address of Richey set forth above.

                                                                                     AMOUNT AND NATURE
NAME OF                                                                                OF BENEFICIAL     PERCENT OF
BENEFICIAL OWNER                                                                        OWNERSHIP(1)       CLASS*
-----------------------------------------------------------------------------------  ------------------  -----------
Arrow Electronics, Inc.(2).........................................................         3,173,667         31.3%
William C. Cacciatore(3)(4)........................................................           627,086         6.83%
Norbert W. St. John(3)(4)(5).......................................................           372,365         4.06%
Greg A. Rosenbaum(3)(6)............................................................           294,612         3.22%
Donald I. Zimmerman(3).............................................................           528,459         5.78%
Thomas W. Blumenthal(3)(7).........................................................           129,044         1.41%
Edward L. Gelbach(3)(8)............................................................           252,410         2.77%
Richard N. Berger(9)...............................................................            50,170        **
Charles W. Mann(9)(10).............................................................            52,470        **
William Class(9)...................................................................            33,129        **
Deborah Levy(11)...................................................................           876,488         9.58%
The Kaufmann Fund(12)..............................................................           500,000         5.47%
Kern Capital Management, LLC(13)...................................................           620,800         6.79%
Palisade Capital Management, L.L.C.(14)............................................           987,357        10.80%
Ryback Management Corporation(15)..................................................         1,335,266        14.80%
The Northwestern Mutual Life Insurance Company(16).................................           502,656         5.50%
Wanger Asset Management(17)........................................................           538,000         5.88%
Wellington Management(18)..........................................................           602,200         6.58%
All directors and executive officers as a group (9 persons)........................         2,339,745        25.01%

------------------------

FOOTNOTES TO BENEFICIAL OWNERSHIP TABLE

* In computing the percentage of shares beneficially owned, the number of shares which the person or group has the right to acquire within 60 days of the Record Date are deemed outstanding for the purpose of computing the percentage of Richey Common Stock beneficially owned by such person or group, but are not deemed outstanding for the purpose of computing the percentage of shares beneficially owned by any other person.

**  Less than one percent.

 (1) The term "beneficial owner" includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (a) voting power, which includes the power to vote, or to direct the voting power, of such security; and/or (b) investment power, which includes the power to dispose, or to direct the disposition of, such security. The term "beneficiary owner" also includes any person who has the right to acquire beneficial ownership of such security as defined above within 60 days of the Record Date. Ownership includes vested stock options and warrants exercisable within 60 days.

 (2) Arrow (whose address is 25 Hub Drive, Melville, New York 11747) has filed a
     Schedule 13D dated September 30, 1998 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") stating that Arrow held sole voting power and sole dispositive power with respect to 976,991 shares of Richey Common Stock to be issued upon conversion of the $13,800,000 principle amount of Notes, assuming conversion of such principle amount of Notes, and shared voting power with respect to 2,196,676 shares of Richey Common Stock with respect to which the directors of Richey have granted to Arrow irrevocable proxies to vote to approve the Merger. Beneficial ownership of 73,832 shares of Richey Common Stock was reported solely as a result of certain stock options held by the directors. Such stock options have not been exercised and Arrow expressly disclaims beneficial ownership of such shares. The 2,196,676 shares of Richey Common Stock with respect to which Arrow holds shared voting power are also shown as being owned by the respective directors who granted proxies with respect to such shares in connection with the Merger.

 (3) Such director has granted to Arrow an irrevocable proxy to vote all his shares in favor of the Merger Proposal.

 (4) Includes 33,066 shares which are issuable upon the exercise of outstanding options exercisable within 60 days.

 (5) Such shares are owned indirectly as Trustee for The Norbert W. St. John Trust.

 (6) Includes 255,252 shares which are owned by Palisades Associates, Inc. Mr. Rosenbaum, a director of Richey, owns 60% of Palisades with his wife, who owns 40% of Palisades. Mr. Rosenbaum may be deemed to beneficially own the shares owned by Palisades. Also includes the following: (a) 13,120 shares which are held as Custodian for Eli S. Rosenbaum; (b) 13,120 shares which are held as Custodian for Elliott J. Rosenbaum; and (c) 13,120 shares which are held as Custodian for Eve H. Rosenbaum. Mr. Rosenbaum has sole voting and dispositive power as to these shares held as Custodian for his children.

 (7) Includes 15,000 shares which are issuable upon the exercise of outstanding options exercisable within 60 days.

 (8) Such shares are owned indirectly as general partner of ELG, Limited.

 (9) Includes 44,170 shares which are issuable upon the exercise of outstanding options exercisable within 60 days.

(10) Includes 2,400 shares as to which Mr. Mann has sole voting and investment power, 2,000 shares as to which Mr. Mann has shared voting and investment power with his wife, and 3,200 shares as to which Mr. Mann's wife has sole voting and investment power.

(11) Address is 300 Drakes Landing Road, Suite 100, Greenbrae, California 94904.

(12) The Kaufmann Fund, Inc. (whose address is 140 E. 45th Street, 43rd Floor, New York, New York 10017) has filed a Schedule 13G Amendment No. 3 dated February 27, 1998 under the Exchange Act stating that it held sole voting power and sole dispositive power with respect to 500,000 shares of Richey Common Stock.

(13) Kern Capital Management, LLC, together with its controlling members Robert
     E. Kern Jr., and David G. Kern (whose addresses are 144 West 47th Street, Suite 1926, New York, New York 10036) have filed a Schedule 13G dated February 13, 1998 under the Exchange Act stating that Kern Capital Management, LLC held sole voting power and sole dispositive power with respect to 620,800 shares of Richey Common Stock. Robert E. Kern Jr., and David G. Kern state that as controlling members of Kern Capital Management, LLC they may be deemed to be the beneficial owner of Richey Common Stock owned by Kern Capital Management, LLC but beneficial ownership of Richey Common Stock is denied by each of them.

(14) Palisade Capital Management, L.L.C. (whose address is One Bridge Plaza, Suite 695, Fort Lee, New Jersey 07024) has filed a Schedule 13G Amendment No. 1 dated March 10, 1998 under the Exchange Act, stating that as of February 28, 1998 it held sole voting power and sole dispositive power with respect to 987,357 shares (representing 680,100 shares of issued and outstanding Richey Common Stock and 307,257 shares of Richey Common Stock issuable upon the conversion of the 7% Convertible Subordinated Notes due 2006 of the Company). The 307,257 shares of Richey Common Stock issuable upon such conversion are treated as outstanding for purposes of computing the percent of class of Palisade Capital Management, L.L.C. but are not treated as outstanding for purposes of computing the percent of class of any other persons.

(15) Ryback Management Corporation (whose address is 7711 Carondelet Ave., Box 16900, St. Louis, Missouri 63105) has filed a Schedule 13G Amendment No. 1 dated January 23, 1998 under the Exchange Act, stating that it held sole voting power and sole dispositive power with respect to 1,335,266 shares of Richey Common Stock (representing 125,000 shares of issued and outstanding Richey Common Stock managed by Ryback Management Corporation and 1,210,266 shares of Richey Common Stock issuable upon the conversion of the 7% Convertible Subordinated Notes due 2006 of Richey held by Lindner Dividend
     Fund). The 1,210,266 shares of Richey Common Stock issuable upon such conversion are treated as outstanding for purposes of computing the percent of class of Ryback Management Corporation and Lindner Dividend Fund but are not treated as outstanding for purposes of computing the percent of class of any other persons.

(16) The Northwestern Mutual Life Insurance Company (whose address is 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202) has filed a Schedule 13G dated February 11, 1998 under the Exchange Act, stating that it has sole voting and dispositive power with respect to 495,576 shares of Richey Common Stock issuable upon the conversion of the 7% Convertible Subordinated Notes due 2006 of Richey held by The Northwestern Mutual Life Insurance Company and shared voting and dispositive power with respect to 7,080 shares of Richey Common Stock issuable upon the conversion of the 7% Convertible Subordinated Notes due 2006 of Richey held by The Northwestern Mutual Life Insurance Company Group Annuity Separate Account.

(17) Wanger Asset Management, L.P. together with its general partner Wanger Management Ltd. (whose addresses are 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606) has filed a Schedule 13G Amendment No. 1 dated February 6, 1998 under the Exchange Act, stating that as of December 31, 1997 it held shared voting power and shared dispositive power with respect to 538,000 shares of Richey Common Stock.

(18) Wellington Management Company, LLP (whose address is 75 State Street, Boston, Massachusetts 02109) has filed a Schedule 13G Amendment No. 1 dated January 17, 1998 under the Exchange Act, stating that as of December 31, 1997 it held shared voting power with respect to 497,200 shares of Richey Common Stock and shared dispositive power with respect to 602,200 shares of Richey Common Stock.

                             STOCKHOLDER PROPOSALS

    Richey's annual meeting of stockholders is normally held in May of each year. If the proposal to approve the Merger is approved at the Special Meeting, there will be no 1999 annual meeting of stockholders. If the proposal to approve the Merger is not approved at the Special Meeting, the 1999 annual meeting of stockholders will be held in May 1999. In accordance with Securities and Exchange Commission (the "SEC") Rule 14a-8, proposals of Richey Stockholders intended to be presented at the next annual meeting of Richey Stockholders (i) must be received by Richey at its offices at 7441 Lincoln Way, Garden Grove, California 92841 no later than November 25, 1998 and (ii) must satisfy the conditions established by the SEC for stockholder proposals to be included in Richey's proxy statement for that meeting. If timely notice of such a proposal is not given to Richey, management proxy holders will be allowed to exercise their discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in Richey's proxy statement for that meeting. Notice of a stockholder proposal submitted outside the processes of Rule 14a-8 will be considered "untimely" unless received by Richey on or before February 15, 1999.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    McGladrey & Pullen, LLP ("McGladrey & Pullen"), serve as independent public accountants for Richey. Representatives of McGladrey & Pullen are expected to be present at the Special Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions at the Special Meeting.

                             AVAILABLE INFORMATION

    Richey is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048, and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60601-2511. Copies of such material may be obtained by mail from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Richey Common Stock is quoted on the Nasdaq National Market ("Nasdaq"), and such reports, proxy statements and other information can also be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    This Proxy Statement incorporates by reference documents not included herein. Such documents relating to Richey, excluding exhibits unless specifically incorporated herein, are available without charge, to any person, including any beneficial owner, to whom this Proxy Statement is delivered, on written or oral request to Richey at 7441 Lincoln Way, Garden Grove, California 92841, Attention: Richard N. Berger, Secretary. Telephone requests may be directed to Mr. Berger at (714) 898-8288. Such documents will be provided to such person by first class mail or other equally prompt means within one business day of receipt of such request. In order to insure delivery of the documents prior to the Special Meeting, requests should be received by December 21, 1998.

    The following documents filed with the SEC by Richey (file number 0-9788) are incorporated herein by reference:

    (a) Richey's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

    (b) Richey's 1998 Proxy Statement;

    (c) Current Report on Form 8-K, dated September 30, 1998, reporting execution of the Merger Agreement;

    (d) Richey's Quarterly Reports on Form 10-Q for the quarters ended April 3, July 3 and October 2, 1998.

    All documents and reports filed by Richey pursuant to Section 13(a) or 15(d) of the Exchange Act subsequent to the date hereof and prior to the Special Meeting shall be deemed to be incorporated herein by reference and to be a part hereof from the date of such filing and any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                            ARROW ELECTRONICS, INC.,
                             LEAR ACQUISITION CORP.
                                      AND
                            RICHEY ELECTRONICS, INC.
                         DATED AS OF SEPTEMBER 30, 1998

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                            ---------
ARTICLE 1 THE MERGER......................................................................................        A-1
          1.1  Effective Time of The Merger...............................................................        A-1
          1.2  Closing....................................................................................        A-1
          1.3  Effects of The Merger......................................................................        A-1
          1.4  Directors and Officers of The Surviving Corporation........................................        A-2
          1.5  Further Assurances.........................................................................        A-2

ARTICLE 2 CONVERSION OF SECURITIES........................................................................        A-2
          2.1  Conversion of Capital Stock................................................................        A-2
          2.2  Exchange of Certificates...................................................................        A-3

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................................................        A-4
          3.1  Corporate Organization and Authority of the Company........................................        A-4
          3.2  Capitalization.............................................................................        A-5
          3.3  No Violation; Consents and Approvals.......................................................        A-6
          3.4  SEC Reports and Financial Statements of the Company........................................        A-7
          3.5  Absence of Undisclosed Liabilities.........................................................        A-8
          3.6  Inventory..................................................................................        A-8
          3.7  Accounts Receivable........................................................................        A-9
          3.8  Title to Property..........................................................................        A-9
          3.9  Intellectual Property......................................................................        A-9
         3.10  Tax Matters................................................................................       A-10
         3.11  Employee Matters...........................................................................       A-11
         3.12  Labor Matters..............................................................................       A-13
         3.13  No Material Change.........................................................................       A-14
         3.14  Absence of Change or Event.................................................................       A-14
         3.15  Litigation.................................................................................       A-15
         3.16  Compliance With Law and Other Instruments..................................................       A-15
         3.17  Insurance..................................................................................       A-18
         3.18  Affiliate Interests........................................................................       A-19
         3.19  Customers and Suppliers....................................................................       A-19
         3.20  Absence of Questionable Payments...........................................................       A-19
         3.21  Information Supplied.......................................................................       A-20
         3.22  Opinion of Financial Advisor...............................................................       A-20
         3.23  Vote Required..............................................................................       A-20
         3.24  Company Not an Interested Shareholder or a 30% Shareholder.................................       A-20
         3.25  Section 203 of the DGCL Not Applicable.....................................................       A-20
         3.26  Disclosure.................................................................................       A-20
         3.27  The Company's Knowledge....................................................................       A-20

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB................................................       A-21
          4.1  Organization and Authority.................................................................       A-21
          4.2  No Violation; Consents and Approvals.......................................................       A-21
          4.3  SEC Reports and Financial Statements of Parent.............................................       A-22
          4.4  Information Supplied.......................................................................       A-22
          4.5  Litigation.................................................................................       A-22
          4.6  Parent's Knowledge.........................................................................       A-22

ARTICLE 5 CERTAIN COVENANTS AND AGREEMENTS OF THE COMPANY AND PARENT......................................
                                                                                                                 A-23

                                                                                                              PAGE
                                                                                                            ---------
          5.1  Conduct of The Company's Business Prior to The Closing Date................................       A-23
          5.2  Conduct of Business of Sub.................................................................       A-24
          5.3  Preparation of The Proxy Statement.........................................................       A-24
          5.4  Legal Conditions to Merger.................................................................       A-25
          5.5  Stockholder's Meeting......................................................................       A-25
          5.6  Fees and Expenses..........................................................................       A-25
          5.7  Broker's and Finder's Fees.................................................................       A-26
          5.8  Takeover Statutes..........................................................................       A-26
          5.9  Access to Information and Confidentiality..................................................       A-27
         5.10  Indemnification............................................................................       A-27
         5.11  Additional Agreements; Best Efforts........................................................       A-28
         5.12  No Solicitation............................................................................       A-28
         5.13  Advice of Changes; Government Filings......................................................       A-28
         5.14  Press Releases.............................................................................       A-28
         5.15  Company Option Plans.......................................................................       A-29
         5.16  Notice and Cure............................................................................       A-29
         5.17  Canadian Subsidiary........................................................................       A-30
         5.18  Observance of Operations of The Business...................................................       A-30
         5.19  Certain Company Employees..................................................................       A-30
         5.20  Company Bank Debt..........................................................................       A-30
         5.21  Employee Matters...........................................................................       A-30

ARTICLE 6 CONDITIONS PRECEDENT............................................................................       A-30
          6.1  Conditions to Each Party's Obligation to Effect The Merger.................................       A-30
          6.2  Conditions to Obligations of Parent and Sub................................................       A-31
          6.3  Conditions to Obligations of The Company...................................................       A-32

ARTICLE 7 TERMINATION AND AMENDMENT.......................................................................       A-33
          7.1  Termination................................................................................       A-33
          7.2  Effect of Termination......................................................................       A-33
          7.3  Extension; Waiver..........................................................................       A-33
          7.4  Amendment and Modification.................................................................       A-33

ARTICLE 8 GENERAL PROVISIONS..............................................................................       A-34
          8.1  Nonsurvival of Representations, Warranties and Agreements..................................       A-34
          8.2  Notices....................................................................................       A-34
          8.3  Governing Law..............................................................................       A-35
          8.4  Interpretation.............................................................................       A-35
          8.5  Counterparts...............................................................................       A-35
          8.6  Entire Agreement; No Third Party Beneficiaries; Rights of Ownership........................       A-35
          8.7  No Remedy in Certain Circumstances.........................................................       A-35
          8.8  Severability...............................................................................       A-35
          8.9  Assignment.................................................................................       A-35
         8.10  Headings...................................................................................       A-35
         8.11  Enforcement of Agreement...................................................................       A-36

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER, dated as of September 30, 1998, by and among ARROW ELECTRONICS, INC., a New York corporation ("Parent"), LEAR ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and RICHEY ELECTRONICS, INC., a Delaware corporation (the "Company").

    WHEREAS, the respective Boards of Directors of Parent, Sub and the Company deem it advisable and in the best interests of their respective stockholders to consummate, and have approved, the business combination transaction provided for herein in which Sub would merge with and into the Company and the Company would become a wholly owned subsidiary of Parent (the "Merger");

    WHEREAS, concurrently with the execution of this Agreement and as an inducement to Parent and Sub to enter into this Agreement each of the directors of the Company named on Exhibit A hereto has on the date hereof granted to Parent an irrevocable proxy to vote the shares of the common stock, par value $.001 per share, of the Company (the "Company Common Stock") owned by such person to approve the Merger; and

    WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                   ARTICLE 1
                                   THE MERGER

    1.1 EFFECTIVE TIME OF THE MERGER. Subject to the provisions of this Agreement, a certificate of merger (the "Certificate of Merger") shall be duly prepared, executed and acknowledged by the Surviving Corporation (as defined in Section 1.3) and thereafter delivered to the office of the Secretary of State of the State of Delaware, for filing and thereafter recorded, as provided in the Delaware General Corporation Law (the "DGCL"), as soon as practicable on or after the Closing Date (as defined in Section 1.2). The Merger shall become effective upon the filing of the Certificate of Merger with the office of the Secretary of State of the State of Delaware or at such time thereafter as is provided in the Certificate of Merger (the "Effective Time").

    1.2 CLOSING. The closing of the Merger (the "Closing") will take place at the offices of Milbank, Tweed, Hadley & McCloy, 1 Chase Manhattan Plaza, New York, New York, at 10:00 A.M. (local time) on a date to be specified by Parent and the Company, which shall be no later than the third business day after satisfaction or waiver of the latest to occur of the conditions set forth in
Article 6 (other than Sections 6.2(a)(i) and 6.3(a)(i) and the delivery of the officer's certificates referred to in Sections 6.2(a) and 6.3(a)) (the "Closing Date") or at such other place, time and date as may be agreed upon in writing by Parent and the Company. At the Closing there shall be delivered to Parent, Sub and the Company the certificates and other documents and instruments required to be delivered hereunder.

    1.3 EFFECTS OF THE MERGER. (a) At the Effective Time (i) the separate existence of Sub shall cease and Sub shall be merged with and into the Company (Sub and the Company are sometimes referred to herein as the "Constituent Corporations" and the Company is sometimes referred to herein as the "Surviving Corporation"), (ii) the Certificate of Incorporation of Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, except that the name of the Surviving Corporation as provided in such Certificate of Incorporation shall be "Richey Electronics, Inc." and (iii) the By-laws of Sub as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation.

    (b) The Merger shall have the effects set forth in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers, immunities and franchises, of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular rights, privileges, powers, immunities and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, including subscriptions to shares and all other choses in action, and all and every other interest of or belonging to or due to each of the Constituent Corporations, shall be taken and deemed to be transferred to and vested in the Surviving Corporation, and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, in either of the Constituent Corporations, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts and liabilities had been incurred by it.

    1.4 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors and officers of Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-laws.

    1.5 FURTHER ASSURANCES. Each party hereto will, either prior to or after the Effective Time, execute such further documents, instruments, deeds, bills of sale, assignments and assurances and take such further actions as may be reasonably requested by one or more of the others to consummate the Merger, to vest the Surviving Corporation with full title to all assets, properties, privileges, rights, approvals, immunities and franchises of either of the Constituent Corporations or to effect the other purposes of this Agreement.

                                   ARTICLE 2
                            CONVERSION OF SECURITIES

    2.1 CONVERSION OF CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any further action on the part of the holder of any shares of Company Common Stock or capital stock of Sub:

        (a) CAPITAL STOCK OF SUB. Each issued and outstanding share of the capital stock of Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $0.01 per share, of the Surviving Corporation ("Surviving Corporation Common Stock"). Each certificate representing outstanding shares of Sub Common Stock shall at the Effective Time represent an equal number of shares of Surviving Corporation Common Stock.

        (b) CANCELLATION OF TREASURY STOCK AND PARENT-OWNED STOCK. All shares of the Company Common Stock that are owned by the Company as treasury stock and any shares of the Company Common Stock owned by Parent, Sub or any wholly owned Subsidiary of the Company or Parent shall be canceled and retired and shall cease to exist and no stock of Parent or other consideration shall be delivered in exchange therefor. All shares of Common Stock, par value $1.00 per share, of Parent (the "Parent Common Stock" ), if any, owned by the Company shall remain unaffected by the Merger. As used in this Agreement, the word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

        (c) MERGER CONSIDERATION FOR THE COMPANY COMMON STOCK. Each issued and outstanding share of the Company Common Stock (other than shares to be canceled in accordance with Section 2.1(b) and other than Dissenting Shares as defined in Section 2.1(e)) shall be converted into the right to receive $10.50 in cash (the "Merger Consideration"). All such shares of the Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

        (d) SIMMONDS WARRANT. The Holder (as defined in the Warrant to Purchase Common Stock of Richey Electronics, Inc., dated June 13, 1997 (the "Simmonds Warrant")) shall be entitled to receive the aggregate Merger Consideration with respect to the number of shares of Company Common Stock that the Holder shall be deemed to have received pursuant to Article VI of the Simmonds Warrant. Promptly after surrender of the Simmonds Warrant to Parent, the Holder shall receive in exchange therefor a check in the amount equal to the Merger Consideration which the Holder has the right to receive pursuant to this Section 2.1(d). In no event shall the Holder be entitled to receive interest on any such funds.

        (e) DISSENTING SHARES. (i) Notwithstanding any provision of this Agreement to the contrary, each outstanding share of Company Common Stock the holder of which has not voted in favor of the Merger, has perfected such holder's right to an appraisal of such holder's shares in accordance with the applicable provisions of the DGCL and has not effectively withdrawn or lost such right to appraisal (a "Dissenting Share"), shall not be converted into or represent a right to receive the Merger Consideration pursuant to
    Section 2.1(c), but the holder thereof shall be entitled only to such rights as are granted by the applicable provisions of the DGCL; provided, however, that any Dissenting Share held by a person at the Effective Time who shall, after the Effective Time, withdraw the demand for appraisal or lose the right of appraisal, in either case pursuant to the DGCL, shall be deemed to be converted into, as of the Effective Time, the right to receive the Merger Consideration pursuant to Section 2.1(c).

        (ii) The Company shall give Parent (x) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to the applicable provisions of the DGCL relating to the appraisal process received by the Company and (y) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company will not voluntarily make any payment with respect to any demands for appraisal and will not, except with the prior written consent of Parent, settle or offer to settle any such demands.

    2.2  EXCHANGE OF CERTIFICATES.

        (a) EXCHANGE AGENT. As of the Effective Time, Parent shall make available to the Surviving Corporation for deposit with a bank or trust company designated by Parent (and reasonably acceptable to the Company) (the "Exchange Agent"), for the benefit of the holders of shares of the Company Common Stock, for exchange in accordance with this Article 2, through the Exchange Agent, an amount of cash equal to the aggregate Merger Consideration (such cash, together with earnings thereon, being hereinafter referred to as the "Exchange Fund") in each case issuable pursuant to
    Section 2.1 in exchange for outstanding shares of the Company Common Stock.

        (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of the Company Common Stock (the

"Certificates") whose shares were converted pursuant to Section 2.1 into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent and Sub, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a check in the amount equal to the Merger Consideration which such holder has the right to receive pursuant to the provisions of this Article 2, and the Certificate so surrendered shall forthwith be canceled. In no event shall the holder of any Certificate be entitled to receive interest on any funds to be received in the Merger. In the event of a transfer of ownership of the Company Common Stock which is not registered in the transfer records of the Company, a check for the appropriate amount of cash may be issued to a transferee if the Certificate representing the Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration.

           (c) NO FURTHER OWNERSHIP RIGHTS IN THE COMPANY COMMON STOCK. The Merger Consideration paid upon the surrender for exchange of shares of the Company Common Stock in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of the Company Common Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of the Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this
       Article 2.

           (d) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund made available to the Exchange Agent which remains undistributed to the stockholders of the Company for six months after the Effective Time shall be delivered to Parent, upon demand, and any stockholders of the Company who have not theretofore complied with this Article 2 shall thereafter look only to Parent for payment of their claim for the Merger Consideration.

           (e) NO LIABILITY. Neither Parent nor the Company shall be liable to any holder of shares of the Company Common Stock for the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                   ARTICLE 3
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company represents and warrants to Parent and Sub as follows:

    3.1  CORPORATE ORGANIZATION AND AUTHORITY OF THE COMPANY.

        (a) Each of the Company and its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and, is duly licensed or qualified and in good standing as a foreign corporation in each jurisdiction in which the nature of the activities conducted by it or the character of the properties owned, leased or operated by it requires it to be so licensed or so qualified, except where the failure to be so licensed or so qualified would not be reasonably likely to result in a Company Material Adverse Effect (as defined below). The Company's Disclosure Memorandum furnished to Parent on the date hereof (the "Disclosure Memorandum") with specific reference to this Section sets forth (A) the name and jurisdiction of incorporation of each Subsidiary of the Company, (B) its authorized capital stock, (C) the number of issued and outstanding shares of capital stock and (D) the record owners of such shares. Except for interests in the Subsidiaries of the Company and as disclosed in the Disclosure Memorandum with specific reference to this Section, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity (other than (i) non-controlling investments in the ordinary course of business,
    (ii) any such interest received in the ordinary course of business as a settlement of indebtedness, (iii) corporate partnering, development, cooperative marketing and similar undertakings and arrangements entered into in the ordinary course of business and (iv) other investments of less than $25,000). The Company has heretofore delivered to Parent complete and correct copies of the certificate of incorporation and bylaws of the Company and its Subsidiaries (or other comparable charter documents), as currently in effect. For the purposes of this Agreement, "Company Material Adverse Effect" shall mean a material adverse effect on the financial condition, assets, liabilities (contingent or otherwise), results of operation, business or business prospects of the Company and its Subsidiaries, if any, taken as a whole. For purposes of this Agreement, a Company Material Adverse Effect shall not include a material adverse effect on the financial condition, assets, liabilities (contingent or otherwise), results of operation, business or business prospects of the Company as a result of (i) the transactions contemplated hereby or the public announcement hereof, or
    (ii) changes in the conditions or prospects of the Company and its Subsidiaries taken as a whole which are consistent with general economic conditions or general changes affecting the electronic component distribution or electronics assembly industries, or (iii) any matter disclosed in the Company SEC Documents (as defined in Section 3.4) or in the Disclosure Memorandum.

        (b) The Company has full corporate power and authority to enter into this Agreement and, subject to approval of this Agreement by the stockholders of the Company in accordance with the applicable provisions of the DGCL (the "Company Stockholders' Approval"), to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of the Company, the Board of Directors of the Company has recommended adoption of this Agreement by the stockholders of the Company and directed that this Agreement be submitted to the stockholders of the Company for their consideration, and no other corporate proceedings on the part of the Company or its stockholders are necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, other than obtaining the Company Stockholders' Approval. This Agreement has been duly executed and delivered by the Company, and (assuming due execution and delivery by Parent and Sub) this Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought, and except as indemnification may be limited by public policy.

    3.2 CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of 30,000,000 shares of the Company Common Stock and 10,000 shares of Preferred Stock, par value $0.001 per share ("Company Preferred Stock"). As of the date hereof, 9,146,113 shares of the Company Common Stock are issued and outstanding, and 1,300,000 shares of the Company Common Stock are reserved for issuance in the aggregate pursuant to the Company's Amended and Restated 1992 Stock Option Plan (the "Company Option Plan"), no more than 3,947,256 shares of the Company Common Stock are reserved for issuance under the Indenture by and between the Company and First Trust, of California, National Association, as Trustee dated February 15, 1996 (the "Indenture") and 200,000 shares of the Company Common Stock are reserved for issuance pursuant to the Simmonds Warrant. As of the date hereof, no shares of Company Preferred Stock are issued and outstanding. All such issued and outstanding shares of the Company Common Stock have been, and any shares of the Company Common Stock which may be issued pursuant to the Company Option Plans, the Indenture and the Simmonds Warrant will be, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as disclosed in the Disclosure Memorandum with specific reference to this Section, there are no (a) outstanding options obligating the Company or any of its Subsidiaries to issue or sell any shares of capital stock of any Subsidiary of the Company or to grant, extend or enter into any such option or (b) voting trusts, proxies or other commitments, understandings, restrictions or arrangements in favor of any person other than the Company or a Subsidiary wholly owned, directly or indirectly, by the Company with respect to the voting of or the right to participate in dividends or other earnings on any capital stock of any Subsidiary of the Company. Except as disclosed in the Disclosure Memorandum with specific reference to this Section, and except for (i) the rights created pursuant to this Agreement, (ii) the rights outstanding on the date hereof created pursuant to the Company Option Plan, the Indenture or the Simmonds Warrant and (iii) the issued and outstanding shares of the Company Common Stock set forth herein, as of the date hereof, there are no (x) outstanding shares of capital stock, or any notes, bonds, debentures or other indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) ("Voting Debt"), of the Company, (y) outstanding options, warrants, calls, subscriptions or other rights of any kind to acquire, or agreements or commitments in effect to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound obligating the Company or any Subsidiary to issue or sell, or cause to be issued or sold, any additional shares of capital stock or any Voting Debt of the Company or any Subsidiary, or granting any rights to obtain any benefit measured by the value of the Company's capital stock (including without limitation, stock appreciation rights granted under the Company's 1993 Stock Appreciation Rights Plan (the "Company Stock Appreciation Rights Plan")) or (z) outstanding securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any such additional shares or Voting Debt. Except pursuant to the preceding sentence, neither the Company nor any of its Subsidiaries is committed to issue any such option, warrant, call, subscription, right or security, and after the Effective Time, there will be no such option, warrant, call, subscription, right, agreement, commitment or security. There are no contracts, commitments or agreements relating to voting, purchase or sale of the Company's or any of its Subsidiary's capital stock or Voting Debt (including, without limitation, any redemption by the Company thereof) (A) between or among the Company, any Subsidiary of the Company and any of its stockholders and (B) to the Company's knowledge, between or among any of the Company's stockholders, except for the proxies set forth on Exhibit A.

    3.3 NO VIOLATION; CONSENTS AND APPROVALS. Except as disclosed in the Disclosure Memorandum with specific reference to this Section, neither the Company nor its Subsidiaries or any of their respective properties or assets are subject to or bound by any provision of:

        (a) to the Company's knowledge, any law, statute, rule, regulation, ordinance or judicial or administrative decision;

        (b) any articles or certificate of incorporation, bylaws, or similar organizational document;

        (c) any (i) credit or loan agreement, mortgage, deed of trust, note, bond, indenture, license, concession, franchise, permit, trust, custodianship, other restriction, (ii) instrument, lease, obligation, contract or agreement (including, without limitation, any plan, fund or arrangement contemplated by Section 3.11(a)) or (iii) instruments, obligations, contracts or agreements (including, without limitation, plans, funds or arrangements contemplated by Section 3.11(a)), other than those which do not involve the payment or receipt by the Company or its Subsidiaries of an amount in excess of $250,000, individually or $500,000 in the aggregate; or

        (d) any judgment, order, writ, injunction or decree; that would impair, prohibit or prevent, or would be violated or breached by, or would result in the creation of any pledges, liens, charges, encumbrances, easements, defects, security interests, claims, options and restrictions of every kind ("Encumbrance") as a result of, or under which there would be a material default (with or without notice or lapse of time, or both) or right of termination, cancellation or acceleration of any material obligation or the loss of a material benefit as a result of, the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, except where, (i) as of the date hereof such event or occurrence is not reasonably likely to result in losses, liabilities, costs or expenses (including but not limited to attorneys fees and expenses), damage or decline in value to the business, condition or properties of the Company and its Subsidiaries, taken as a whole, or to Parent (collectively, "Losses") in excess of $250,000 individually or $500,000 in the aggregate, or (ii) between the date hereof and the Closing Date would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. Except as disclosed in the Disclosure Memorandum with specific reference to this Section, the merger, consolidation or amalgamation of the Surviving Corporation or any or all of its Subsidiaries with or into Parent or its affiliates or, the transfer of any or all of the assets of the Surviving Corporation or any of its Subsidiaries to Parent or its affiliates will not, with or without the giving of notice or the passage of time or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any Encumbrance, under any provision of any material mortgage, deed of trust, lease, license, or agreement (including any debt instrument) to which the Company, or any of its Subsidiaries is a party or by which any of them may be bound or affected. Except as disclosed in the Disclosure Memorandum with specific reference to this Section and other than (i) the filing of the Certificate of Merger as provided in Section 1.1, (ii) the filing with the Securities and Exchange Commission (the "SEC") and Nasdaq of the Proxy Statement (as defined in Section 3.21), (iii) such consents, orders, approvals, authorizations, registrations, declarations and filings as may be required under the Investment Canada Act and the Competition Act (Canada) and applicable state securities laws and the securities laws of any foreign country, (iv) such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and (v) such local consents, orders, approvals, authorizations, registrations, declarations and filings which, if not obtained or made, (x) as of the date hereof would not reasonably be likely to result in Losses in excess of $250,000 individually or $500,000 in the aggregate, or (y) between the date hereof and the Closing Date would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect, and that would not impair, prohibit or prevent the consummation of the transactions contemplated hereby, no consent, order, approval or authorization of, or declaration, notice, registration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity" ), individual, corporation, partnership, trust or unincorporated organization (together with Governmental Entities, each a "Person") is required by or with respect to the Company in connection with the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby.

    3.4 SEC REPORTS AND FINANCIAL STATEMENTS OF THE COMPANY. The Company and its Subsidiaries have filed with the SEC, and have made available to Parent true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by the Company and its Subsidiaries since January 1, 1993 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the Securities Act of 1933, as amended (the "Securities Act") (as such documents have been amended since the time of their filing, collectively, the "Company SEC Documents"). The Company has heretofore provided to Parent true and complete copies of the interim financial statements for the eight (8) months ending August 28, 1998 (the "Management Accounts"). Except as disclosed in the Disclosure Memorandum with specific reference to this Section, the Company SEC Documents, including without limitation any financial statements and schedules included therein, at the time filed or, if subsequently amended, as so amended,
(i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. Except as disclosed in the Disclosure Memorandum with specific reference to this Section, the audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited statements, to customary year-end audit adjustments) the consolidated financial position of the Company and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended. Except as set forth in the Disclosure Memorandum with specific reference to this Section, the Management Accounts are the only Management Accounts of the Company prepared by the Company with respect to the periods covered thereby and have been prepared in the ordinary course of business from the books and records of the Company and its Subsidiaries in accordance with GAAP, consistently applied and maintained throughout the period indicated. Except as disclosed in the Disclosure Memorandum with specific reference to this Section, each Subsidiary of the Company is treated as a consolidated subsidiary of the Company in the financial statements of the Company for all relevant periods covered thereby.

    3.5 ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, or as disclosed in the Form 10-Q for the quarterly period ended July 3, 1998, or as disclosed in the Disclosure Memorandum with specific reference to this Section, as of July 3, 1998, neither the Company nor its Subsidiaries had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on the consolidated balance sheet of the Company and its consolidated subsidiaries (including the notes thereto) as of such date. Since July 3, 1998, neither the Company nor any of its Subsidiaries have incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, not in the ordinary course of business or which, individually or in the aggregate, would be reasonably likely to result in a Company Material Adverse Effect.

    3.6 INVENTORY. Except as disclosed in the Disclosure Memorandum with specific reference to this Section, the inventories of the Company disclosed in the Company SEC Documents as of July 3, 1998 and in any subsequently filed Company SEC Documents are stated consistently with the audited consolidated financial statements of the Company and its consolidated subsidiaries, such presentation appropriately reflects current Company practice which is supported historically by cost reductions received from vendors and is appropriate based upon the relationship with the Company's vendors, and due provision was made to provide for all slow-moving, obsolete, or unusable inventories to their estimated useful or scrap values and such inventory reserves are adequate to provide for such slow-moving, obsolete or unusable inventory and inventory shrinkage. Except as disclosed in the Disclosure Memorandum with specific reference to this Section, since July 3, 1998, due provision was made on the books of the Company and its Subsidiaries in the ordinary course of business consistent with past Company practices to provide for all slow-moving, obsolete, or unusable inventories to their estimated useful or scrap values and such inventory reserves are adequate to provide for such slow-moving, obsolete or unusable inventory and inventory shrinkage. Except as set forth in the Disclosure Memorandum with specific reference to this Section, to the extent that any items of inventory intended to be sold to the military are, in order to meet military or similar specifications, required to be accompanied by (or the seller thereof is required to maintain) traceability, testing or other documentation, all such documentation has been so maintained and is in the possession of the Company or its Subsidiaries at one of their respective offices.

    3.7 ACCOUNTS RECEIVABLE. The accounts receivable disclosed in the Company SEC Documents as of July 3, 1998, and, with respect to accounts receivable created since such date, disclosed in any subsequently filed Company SEC Documents, or as accrued on the books of the Company in the ordinary course of business consistent with past practices in accordance with GAAP since the last filed Company SEC Documents, represent and will represent bona fide claims against debtors for sales and other charges, are not subject to discount except for normal cash and immaterial trade discounts, and the amount carried for doubtful accounts and allowances disclosed in each of such Company SEC Documents or accrued on such books is sufficient to provide for any losses which may be sustained on realization of the receivables.

    3.8  TITLE TO PROPERTY.

        (a) Except as disclosed in the Disclosure Memorandum with specific reference to this Section, the Company and its Subsidiaries have good and valid title to all of their respective properties, assets and other rights that do not constitute real property, free and clear of all Encumbrances, except for such Encumbrances securing indebtedness that is not, in the aggregate, greater than $250,000. Except as disclosed in the Disclosure Memorandum with specific reference to this Section, the Company and its Subsidiaries own, have leasehold interests in or contractual rights to use, all of the assets, tangible and intangible, used by, or necessary for the conduct of the business of, the Company and its Subsidiaries taken as a whole.

        (b) The machinery, tools, equipment and other tangible physical assets of the Company and its Subsidiaries (other than items of inventory) are in good working order, except for normal wear and tear, and are in an operating condition sufficient to conduct the business of the Company and its Subsidiaries taken as a whole as now being conducted.

        (c) Neither the Company nor any of its Subsidiaries owns any real estate. The Disclosure Memorandum sets forth with specific reference to this Section each and every parcel of real property or interest in real estate, held under a lease or used by, or necessary for the conduct of the business of, the Company and its Subsidiaries taken as a whole (the "Real Property").

        (d) Except as disclosed in the Disclosure Memorandum with specific reference to Section 3.8(d), the Company or a Subsidiary:

            (i) is in peaceful and undisturbed possession of the Real Property under each lease under which it is a tenant, and there are no material defaults by it as tenant thereunder; and

            (ii) has good and valid rights of ingress and egress to and from all the Real Property from and to the public street systems for all usual street, road and utility purposes.

        (e) Except as disclosed in the Disclosure Memorandum with specific reference to this Section, all of the buildings, structures, improvements and fixtures used by or useful in the business of the Company, owned or leased by the Company, are in a good state of repair, maintenance and operating condition and, except as so disclosed and, except for normal wear and tear, there are no defects with respect thereto which would materially impair the day-to-day use of any such buildings, structures, improvements or fixtures or which would subject the Company to material liability under applicable law.

    3.9 INTELLECTUAL PROPERTY. Except as disclosed in the Disclosure Memorandum with specific reference to this Section, to the Company's knowledge the Company or a Subsidiary owns or has valid rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information used or held for use in connection with the business of the Company and its Subsidiaries taken as a whole as currently conducted or as contemplated to be conducted and to the Company's knowledge there is no assertion or claim challenging the validity of any of the foregoing which, individually or in the aggregate, would be reasonably likely to have a Company Material Adverse Effect.

Except as disclosed in the Disclosure Memorandum with specific reference to this Section, to the Company's knowledge, the conduct of the business of the Company and its Subsidiaries as currently conducted does not conflict in any way with any patent, patent right, license, trademark, trademark right, trade name, trade name right, service mark or copyright of any third party that, individually or in the aggregate, would be reasonably likely to result in a Company Material Adverse Effect. Except as disclosed in the Disclosure Memorandum with specific reference to this Section and to the Company's knowledge, there are no infringements of any proprietary rights owned by the Company or a Subsidiary which, individually or in the aggregate, would be reasonably likely to have a Company Material Adverse Effect.

    3.10 TAX MATTERS. Except as set forth in the Disclosure Memorandum with specific reference to this Section or as would not be reasonably likely to have a Company Material Adverse Effect:

        (a) The Company (or any predecessor) and any consolidated, combined, unitary, affiliated or aggregate group for Tax purposes of which the Company (or any predecessor) is or has been a member (a "Consolidated Group") has timely filed all Tax Returns required to be filed by it, has paid all Taxes shown to be due on any Tax Return and has provided adequate reserves in its financial statements for any Taxes that are due and have not been paid, whether or not shown as being due on any Tax Returns. All Taxes owed by any of the Company and its Subsidiaries (whether or not shown on any Tax Return) have been paid or accrued. None of the Company and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any of the Company and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of any of the Company and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax. Except as disclosed to Parent in the event of changes in circumstances between the date hereof and the Closing Date which have occurred in the ordinary course of business and, individually or in the aggregate, would not be reasonably likely to result in a Company Material Adverse Effect (i) no material claim for unpaid Taxes that are due and payable has become a lien against the property of the Company or is being asserted against the Company, (ii) no audit of any Tax Return of the Company is being conducted by a Tax authority, and (iii) no extension of the statute of limitations on the assessment of any Taxes has been granted by the Company and is currently in effect. As used herein, "Taxes" shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, similar assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, "Tax Return" shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

        (b) To the Company's knowledge, each of the Company and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

        (c) There is no dispute or claim concerning any Taxes of any of the Company and its Subsidiaries either (i) claimed or raised by any authority in writing or (ii) as to which any of the Company directors and officers (and employees responsible for Tax matters) of the Company and its Subsidiaries has knowledge based upon personal contact with any agent of the taxing authority. The Disclosure Memorandum with specific reference to this Section lists, or other information provided to Parent within twenty (20) days after the date hereof will list, all federal, state, local, and foreign income Tax Returns filed with respect to any of the Company and its Subsidiaries for taxable periods ended on or after December 31, 1990, indicates, or will indicate, those Tax Returns that have been audited, and indicates, or will indicate, those Tax Returns that currently are the subject of audit. The Company has made available to Parent complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Company and its Subsidiaries since January 1, 1991.

        (d) None of the Company and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

        (e) None of the Company and its Subsidiaries has filed a consent under
    Section 341(f) of the Internal Revenue Code of 1986, as amended ("Code") concerning collapsible corporations. None of the Company and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that by reason of the transactions contemplated hereby obligate it to make any payments that will not be deductible under Code Section 280G. None of the Company and its Subsidiaries has been a United States real property holding corporation within the meaning of Code
    Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Each of the Company and its Subsidiaries has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial under statement of federal income tax within the meaning of Code Section 6662. None of the Company and its Subsidiaries is a party to any Tax allocation or sharing agreement. None of the Company and its Subsidiaries (i) has been a member of an Affiliated Group (as defined in Code Section 1504) filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (ii) has any Losses for the Taxes of any Person (other than any of the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

        (f) The information with respect to the Company and each of its Subsidiaries that has been, or prior to Closing will be, provided to Parent setting forth (i) the tax basis for the United States and Canadian income tax purposes of the Company or any Subsidiary in its assets; (ii) the basis of the stockholder(s) of the Subsidiary in its stock; (iii) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company or Subsidiary; and (iv) the amount of any deferred gain or loss allocable to the Company or any Subsidiary arising out of any intercompany transaction is materially correct.

        (g) The unpaid Taxes of the Company and its Subsidiaries (i) did not, as of July 3, 1998, exceed the reserve for Taxes (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth in the July 3, 1998 balance sheet (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns.

    3.11 EMPLOYEE MATTERS. (a) With respect to each Benefit Plan, the Company has made available to Parent a true and correct copy of (i) the most recent annual report (Form 5500 and Schedules thereto) filed with the Internal Revenue Service, (ii) such Benefit Plan, (iii) each trust agreement and group annuity contract, if any, relating to such Benefit Plan and any predecessor plans referred to therein, service provider agreements, insurance contracts, and agreements with investment managers, including all amendments thereto (iv) current summary plan descriptions of each Benefit Plan subject to ERISA and any similar descriptions of all other Benefit Plans, (v) the most recent determination of the IRS with respect to the qualified status of each Benefit Plan that is intended to qualify under Section 401(a) of the Code (a "Qualified Plan"), and (vi) the most recent accountings with respect to any Benefit Plan funded through a trust.

    (b) Neither the Company nor any of its Subsidiaries maintains or is obligated to provide benefits under any life, medical or health plan which provides benefits to retirees or other terminated employees other than benefit continuation rights under the Consolidated Omnibus Budget Reconciliation of 1985, as amended ("COBRA").

    (c) Neither the Company, its Subsidiaries nor any ERISA Affiliate has at any time contributed to any "multiemployer plan", as that term is defined in Section 4001 of ERISA.

    (d) Neither the Company nor any of its Subsidiaries or any ERISA Affiliate or any predecessor thereof maintains, has maintained at any time during the five-year period preceding the date of this Agreement, or is obligated to provide benefits under any pension plan subject to Part 3 of Title I of ERISA,
Section 412 of the Code, or Title IV of ERISA.

    (e) No rights have been granted to any person under the Company Stock Appreciation Rights Plan.

    (f) Except as disclosed in the Disclosure Memorandum with specific reference to this Section, each Benefit Plan covers only employees and directors who are employed by, or a director of, the Company or a Subsidiary (or former employees, directors or beneficiaries with respect to service with the Company or a Subsidiary), so that the transactions contemplated by this Agreement will require no spin-off of assets and liabilities or other division or transfer of rights with respect to any such plan.

    (g) Each of the Benefit Plans is, and its administration is and has been since inception, in all material respects in compliance with, and neither the Company nor any Subsidiary has received any claim or notice that any such Benefit Plan is not in compliance with, all applicable laws, regulations, orders, and prohibited transactions exemptions, including the requirements of ERISA, the Code, the Age Discrimination in Employment Act, the Equal Pay Act and Title VII of the Civil Rights Act of 1964. Each Qualified Plan is qualified under Section 401(a) of the Code, and, if applicable, complies with the requirements of Section 401(k) of the Code. Each Benefit Plan which is intended to provide for the deferral of income, the reduction of salary or other compensation or to afford other tax benefits complies with the requirements of the applicable provisions of the Code or other laws required in order to provide such tax benefits.

    (h) No event has occurred, and, to the knowledge of the Company, there exists no condition or set of circumstances in connection with any Benefit Plan, under which the Company or any Subsidiary, directly or indirectly (through any indemnification agreement or otherwise), could reasonably be expected to be subject to any risk of material liability under Section 409 of ERISA, Section 502(l) of ERISA, Title IV of ERISA or Section 4975 of the Code.

    (i) No employer securities, employer real property or other employer property is included in the assets of any Benefit Plan.

    (j) With respect to the Benefit Plans, individually and in the aggregate, no event has occurred, and to the knowledge of the Company, there exists no condition or set of circumstances, other than as disclosed in the Disclosure Memorandum with specific reference to this Section, in connection with which the Company or any of its Subsidiaries could be subject to any liability that, (i) as of the date hereof is reasonably likely to result in Losses in excess of $250,000 individually or $750,000 in the aggregate, or (ii) between the date hereof and the Closing Date would, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect (except liability for benefits claims and funding obligations payable in the ordinary course), under ERISA, the Code or any other applicable law. Neither the Company nor any of its Subsidiaries has scheduled or agreed upon future increases of benefit levels (or creations of new benefits) with respect to any Benefit Plan, and no such increases or creation of benefits have been proposed, made the subject of representations to employees or requested or demanded by employees under circumstances which make it reasonable to expect that such increases will be granted.

    (k) Except as set forth in the Disclosure Memorandum with specific reference to this Section, with respect to the Benefit Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued in accordance with GAAP and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP, on the consolidated financial statements of the Company and its consolidated subsidiaries, which obligations, (i) as of the date hereof could result in Losses in excess of $250,000 individually or $750,000 in the aggregate, or (ii) between the date hereof and the Closing Date would, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

    (l) Except as set forth in the Disclosure Memorandum with specific reference to this Section, and except as described in Sections 5.15 and 3.18 hereof, neither the Company nor any Subsidiary is a party to any oral or written (i) consulting agreement not terminable on 60 days or less notice, (ii) agreement with any director, executive officer or key employee of the Company or any Subsidiary the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement, or agreement with respect to any executive officer of the Company or any Subsidiary providing any term of employment or compensation guarantee extending for a period longer than one year, or (iii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

    (m) The following terms shall be defined as follows:

    "Benefit Plan" means any of the following established by the Company or any of its Subsidiaries, or any ERISA Affiliate of any of the foregoing, existing at the Closing Date or prior thereto, to which the Company or any of its Subsidiaries contributes or has contributed, or under which any employee, former employee or director of the Company or any Subsidiary or any beneficiary thereof is covered, is eligible for coverage or has benefit rights: any employment, bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock appreciation rights, stock purchase, stock option, phantom stock, retirement, vacation, severance, layoff, change of control, disability, sick leave, death benefit, hospitalization, day or dependent care, cafeteria, worker compensation or other employee-related insurance or other plan, arrangement or understanding, whether or not legally binding, whether written or oral, including, but not limited to any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "ERISA Affiliate" means any person who is in the same controlled group of corporations or who is under common control with the Company or, before the Closing, the Company or any of its Subsidiaries within the meaning of Section 414 of the Code.

    3.12 LABOR MATTERS. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement with any labor union, confederation or association and there are no discussions, negotiations, demands or proposals that are pending or have been conducted or made with or by any labor union, confederation or association. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement or in the Disclosure Memorandum with specific reference to this Section, there are no material controversies pending or, to the knowledge of the Company, threatened between the Company or any of its Subsidiaries and any representatives of its employees and, to the knowledge of the Company, there are no material organizational efforts presently being made involving Subsidiaries. Since January 1, 1991, there has been no work stoppage, strike or other concerted action by employees of the Company or any of its Subsidiaries. During that period, the Company and its Subsidiaries have complied in all material respects with all applicable laws relating to the employment of labor, including, without limitation those relating to wages, hours and collective bargaining. Except as set forth in the Disclosure Memorandum with specific reference to this Section, there is no present or former employee, manager or director of the Company or any of its Subsidiaries who has made any claim since January 1, 1998 against the Company or any of its Subsidiaries (whether under law, any employment agreement or otherwise) on account of or for: (i) overtime pay, other than overtime pay for the current payroll period; (ii) wages or salaries, other than wages or salaries for the current payroll period; (iii) vacations, sick leave, time off or pay in lieu of vacation, sick leave or time off, other than vacation, sick leave or time off (or pay in lieu thereof) earned in the twelve-month period immediately preceding the date of this Agreement; or (iv) termination of employment, and to the Company's knowledge, there is no basis for any such claim.

    3.13 NO MATERIAL CHANGE. Except as set forth in the Disclosure Memorandum with specific reference to this Section, since July 3, 1998, there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

    3.14 ABSENCE OF CHANGE OR EVENT. Except as contemplated by this Agreement or as disclosed in the Disclosure Memorandum with specific reference to this Section, since July 3, 1998, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course and consistent with prior practice and have not:

        (a) amended or proposed to amend their respective certificates or articles of incorporation or bylaws (or other comparable corporate charter documents);

        (b) incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except liabilities or obligations incurred in the ordinary course of business and consistent with prior practice;

        (c) mortgaged, pledged or subjected to lien, restriction or any other Encumbrance any of their respective properties, businesses or assets, tangible or intangible, of the Company or its Subsidiaries, except for liens arising in the ordinary course of business and consistent with prior practice to secure debt incurred for the purpose of financing all or part of the purchase price or the cost of construction or improvement of the equipment or other property subject to such liens, provided that (i) the principal amount of any debt secured by such lien does not exceed 100% of such purchase price or cost, (ii) such lien does not extend to or cover any other property other than such item of property and any improvements on such item and (iii) the incurrence of such debt was in the ordinary course of business and consistent with prior practice;

        (d) except in the ordinary course of business and consistent with prior practice, sold, transferred, leased or loaned to others or otherwise disposed of any of their respective assets (or committed to do any of the foregoing), including the payment of any loans owed to any affiliate, except for inventory sold to customers or returned to vendors in the ordinary course of business and consistent with prior practice, or canceled, waived, released or otherwise compromised any debt or claim, or any right of significant value;

        (e) suffered any damage, destruction or loss (whether or not covered by insurance) which, (i) as of the date hereof, is reasonably likely to result in Losses in excess of $500,000 in the aggregate, or, (ii) from the date hereof until the Closing Date, would, individually or in the aggregate, be reasonably likely to result in a Company Material Adverse Effect;

        (f) made or committed to make any capital expenditures or capital additions or betterments in excess of $1,000,000 in the aggregate;

        (g) encountered any labor union organizing activity, had any actual or threatened employee strikes, or any work stoppages, slow-downs or lock-outs related to any labor union organizing activity or any actual or threatened employee strikes;

        (h) instituted any litigation, action or proceeding before any court, governmental body or arbitration tribunal relating to it or its property, except for litigation, actions or proceedings instituted in the ordinary course of business and consistent with prior practice;

        (i) split, combined or reclassified any of their respective capital stock, or declared or paid any dividend or made any other payment or distribution in respect of their respective capital stock, or directly or indirectly redeemed, purchased or otherwise acquired any of their respective capital stock;

        (j) acquired, or agreed to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquired, or agreed to acquire, any assets which are material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole, except for purchases of inventory in the ordinary course of business and consistent with prior practice;

        (k) increased, or agreed or promised to increase, the compensation of any officer, employee or agent of the Company or any Subsidiary, directly or indirectly, including by means of any bonus, pension plan, profit sharing, deferred compensation, savings, insurance, retirement, or any other employee benefit plan, except in the ordinary course of business and consistent with prior practice;

        (l) except in the ordinary course of business and consistent with prior practice, increased promotional or advertising expenditures or otherwise changed their respective policies or practices with respect thereto;

        (m) except to the extent required by applicable law, permitted any material change in (A) any pricing, marketing, purchasing, investment, accounting, financial reporting, inventory, credit, allowance or tax practice or policy or (B) any method of calculating any bad debt contingency or other reserve for accounting, financial reporting or tax purposes;

        (n) made or changed any material election concerning Taxes or Tax Returns, changed an annual accounting period or adopted or changed any accounting method;

        (o) except in the ordinary course of business and consistent with prior practice, filed any amended Tax Return or extended the applicable statute of limitations for any taxable period, entered into any closing agreement with respect to Taxes, settled or compromised any material Tax claim or assessment or surrendered any right to claim a refund of Taxes or obtained or entered into any Tax ruling, agreement, or contract, or, except to the extent promptly disclosed to Parent upon the receipt thereof, received notification of an examination, audit or pending assessment with respect to Taxes; or

        (p) entered into a contract to do or engage in any of the foregoing after the date hereof.

    3.15 LITIGATION. Except as disclosed in the Disclosure Memorandum with specific reference to this Section or in the Company SEC Documents filed prior to the date hereof, there is no (i) outstanding consent, order, judgment, writ, injunction, award or decree of any Governmental Entity or arbitration tribunal against or involving the Company or any of its Subsidiaries or any of their respective properties or assets, (ii) action, suit, claim, counterclaim, litigation, arbitration, dispute or proceeding pending or, to the Company's knowledge, threatened against or involving the Company or any of its Subsidiaries or any of their respective properties or assets or (iii) to the Company's knowledge, investigation or audit pending or threatened against or relating to the Company or any of its Subsidiaries or any of their respective properties or assets or any of its officers or directors (in their capacities as such) (collectively, "Proceedings") which, (x) as of the date hereof is reasonably likely to result in Losses in excess of $500,000 in the aggregate, or
(y) between the date hereof and the Closing Date would, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect, or would impair, prohibit or prevent the consummation of the transactions contemplated hereby. To the Company's knowledge, there are no existing facts or circumstances which could form a basis for any Proceeding which, if commenced, would be reasonably likely to result in a Company Material Adverse Effect, or would impair, prohibit or prevent the consummation of the transactions contemplated hereby.

    3.16 COMPLIANCE WITH LAW AND OTHER INSTRUMENTS. (a) Except as disclosed in the Disclosure Memorandum with specific reference to this Section, the Company and its Subsidiaries and their respective properties, assets, operations and activities, have complied and are in compliance in all respects with all applicable federal, state and local laws, rules, regulations, ordinances, orders, judgments and decrees including, without limitation, health and safety statutes and regulations and all Environmental

Laws (as defined herein), including, without limitation, all restrictions, conditions, standards, limitations, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except, with respect to laws, rules, regulations, ordinances, orders, judgments and decrees other than those relating to Environmental Laws, the Foreign Corrupt Practices Act and applicable criminal statutes, where the failure to have complied or be in compliance is not, individually or in the aggregate, reasonably likely to result in a Company Material Adverse Effect, or that would impair, prohibit or prevent the consummation of the transactions contemplated hereby. Neither the Company nor any Subsidiary is in violation of or in default under any terms or provisions of (i) their respective articles or certificates of incorporation, bylaws or similar organizational documents, (ii) any credit or loan agreement, mortgage or security agreement, deed of trust, note, bond or indenture, or (iii) any other instrument, obligation, contract or agreement to which it is subject or by which it is bound, except, in the case of clauses (ii) and (iii), for violations or defaults which are not, individually or in the aggregate, reasonably likely to result in a Company Material Adverse Effect.

    (b) Except as disclosed in the Disclosure Memorandum with specific reference to this Section, (i) the Company and its Subsidiaries have obtained all Permits that are (A) required under all federal, state and local laws, rules, regulations, ordinances, orders, judgments and decrees, including, without limitation, the Environmental Laws, for the ownership, construction, use and operation of each property, facility or location owned, operated or leased by the Company or any Subsidiary (the "Property") or (B) otherwise necessary in the conduct of the business of the Company, except for failures to obtain Permits (other than those that would result in the imposition of criminal sanctions) which are not, individually or in the aggregate, reasonably likely to result in a Company Material Adverse Effect and (ii) all such Permits are in effect, no appeal nor any other action is pending to revoke any such Permit, and the Company and its Subsidiaries are in full compliance with all terms and conditions of all such Permits, except for failures to be in compliance which are not, individually or in the aggregate, reasonably likely to result in a Company Material Adverse Effect.

    (c) The Company has heretofore delivered to Parent true and complete copies of all environmental studies in the Company's possession relating to the Property or any other property or facility previously owned, operated or leased by the Company or any Subsidiary.

    (d) Except as disclosed in the Disclosure Memorandum with specific reference to this Section, there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending relating to the Company, any Subsidiary or the Property (or any other property or facility formerly owned, operated or leased by the Company or any Subsidiary) or, to the Company's knowledge, threatened relating to the Company, any Subsidiary or the Property (or any other such property of facility) and relating in any way to the Environmental Laws or any regulation, code, plan, Permits, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except for such actions, suits, demands, claims, hearings, notices of violation, proceedings, notices or demand letters which are not, individually or in the aggregate, reasonably likely to result in a Company Material Adverse Effect.

    (e) Neither the Company nor any Subsidiary or any other Person has, Released (as defined herein), placed, stored, buried or dumped any Hazardous Substances, Oils, Pollutants or Contaminants or any other wastes produced by, or resulting from, any business, commercial, or industrial activities, operations, or processes, on, beneath, or adjacent to the Property (or any other property or facility formerly owned, operated or leased by the Company or any Subsidiary) except for inventories of such substances to be used, and wastes generated therefrom, in the ordinary course of business of the Company and its Subsidiaries (which inventories and wastes, if any, were and are stored or disposed of in accordance with applicable laws and regulations and in a manner such that there has been no Release of any such substances into the environment), except where such Releases, placement, storage, burial or dumping of Hazardous Substances, Oils, Pollutants or Contaminants are not, individually or in the aggregate, reasonably likely to result in a Company Material Adverse Effect.

    (f) Except as disclosed in the Disclosure Memorandum with specific reference to this Section, no Release or Cleanup occurred at the Property (or any other property or facility formerly owned, operated or leased by the Company or any Subsidiary) which could result in the assertion or creation of a lien on the Property by any Governmental Entity with respect thereto, nor has any such assertion of a lien been made by any Governmental Entity with respect thereto, except for such Releases, Cleanups or assertions of liens which are not, individually or in the aggregate, reasonably likely to result in a Company Material Adverse Effect.

    (g) Except as disclosed in the Disclosure Memorandum with specific reference to this Section, no employee of the Company or any Subsidiary in the course of his or her employment with the Company or any Subsidiary has been exposed to any Hazardous Substances, Oils, Pollutants or Contaminants or any other substance, generated, produced or used by the Company or any Subsidiary which could give rise to any claim against the Company or any Subsidiary, except for such claims which are not, individually or in the aggregate, reasonably likely to result in a Company Material Adverse Effect.

    (h) Except as disclosed in the Disclosure Memorandum with specific reference to this Section, neither the Company nor any Subsidiary has received any notice or order from any Governmental Entity or private or public entity advising it that the Company or any Subsidiary is responsible for or potentially responsible for Cleanup or paying for the cost of Cleanup of any Hazardous Substances, Oils, Pollutants or Contaminants or any other waste or substance, and neither the Company nor any Subsidiary has entered into any agreements concerning such Cleanup, nor is the Company or any Subsidiary aware of any facts which might reasonably give rise to such notice, order or agreement, except for such notices, orders or agreements which are not, individually or in the aggregate, reasonably likely to result in a Company Material Adverse Effect.

    (i) Except as disclosed in the Disclosure Memorandum with specific reference to this Section, and except for such items which are not reasonably likely to result in a Company Material Adverse Effect, the Property does not contain any:
(i) underground storage tanks; (ii) asbestos; (iii) equipment using PCBs; (iv) underground injection wells; or (v) septic tanks in which process wastewater or any Hazardous Substances, Oils, Pollutants or Contaminants have been disposed.

    (j) Except as disclosed in the Disclosure Memorandum with specific reference to this Section, with regard to the Company, its Subsidiaries and the Property (or any other property or facility formerly owned, operated or leased by the Company or any Subsidiary), and except where the following are not reasonably likely to result in a Company Material Adverse Effect, there are no past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance with the Environmental Laws as in effect on the date hereof or with any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, or which may give rise to any common law or legal liability under the Environmental Laws, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, notice of violation, study or investigation, based on or related to the manufacture, generation, processing, distribution, use, treatment, storage, place of disposal, transport or handling, or the Release or threatened Release into the indoor or outdoor environment by the Company, any Subsidiary or a present or former facility of the Company or any Subsidiary taken as a whole, of any Hazardous Substances, Oils, Pollutants or Contaminants.

    (k) Except as disclosed in the Disclosure Memorandum with specific reference to this section, neither the Company nor any Subsidiary has entered into any agreement that may require it to pay to, reimburse, guaranty, pledge, defend, indemnify or hold harmless any person for or against Environmental Liabilities and Costs.

    (l) The following terms shall be defined as follows:

    "Cleanup" means all actions required to: (1) cleanup, remove, treat or remediate Hazardous Substances, Oils, Pollutants or Contaminants in the indoor or outdoor environment; (2) prevent the Release of Hazardous Substances, Oils, Pollutants or Contaminants so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (3) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (4) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Substances, Oils, Pollutants or Contaminants in the indoor or outdoor environment.

    "Environmental Laws" means all foreign, federal, state and local laws, regulations, rules and ordinances relating to pollution or protection of the environment, including, without limitation, laws relating to Releases or threatened Releases of Hazardous Substances, Oils, Pollutants or Contaminants into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, transport or handling of Hazardous Substances, Oils, Pollutants or Contaminants, and all laws and regulations with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Substances, Oils, Pollutants or Contaminants.

    "Environmental Liabilities and Costs" means all liabilities, obligations, responsibilities, obligations to conduct Cleanup, losses, damages, deficiencies, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigations and feasibility studies and responding to government requests for information or documents), fines, penalties, restitution and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future, resulting from any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, joint and several liability, criminal or civil statute, including any Environmental Law, or arising from environmental, health or safety conditions, involving the Release or threatened Release of Hazardous Substances, Oils, Pollutants or Contaminants into the environment, as a result of past or present ownership, leasing or operation of any properties, owned, leased or operated by the Company or any Subsidiary, including, without limitation, any of the foregoing incurred in connection with the conduct of any Cleanup.

    "Hazardous Substances, Oils, Pollutants or Contaminants" means all substances defined as such in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. sec. 300.5, or defined as such by, or regulated as such under, any Environmental Law.

    "Release" means, when used as a noun, any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Substances, Oils, Pollutants or Contaminants through or in the air, soil, surface water, groundwater or property, and when used as a verb, the occurrence of any Release.

    3.17 INSURANCE. Except as disclosed in the Disclosure Memorandum with specific reference to this Section, the insurance policies in force with respect to the business and properties of the Company and its Subsidiaries are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for material compliance with all requirements of law and all agreements to which the Company or any Subsidiary is a party; are valid, outstanding and enforceable policies; and provide adequate insurance coverage for the assets and operations of the Company and its Subsidiaries. Such insurance policies are placed with financially sound and reputable insurers and, in light of the respective business, operations and assets and properties of the Company and its Subsidiaries, are in amounts and have coverages that are reasonable and customary for persons engaged in such businesses and operations and having such assets and properties. Neither the Company nor any Subsidiary or the Person to whom such policy has been issued has received notice that any insurer under any policy referred to in this Section is denying liability with respect to a claim thereunder or defending under a reservation of rights clause.

    3.18 AFFILIATE INTERESTS. (a) Except as disclosed by the Company SEC Documents and except for services provided by the directors and executive officers of the Company and its Subsidiaries in their capacities as such and the compensation paid therefor, the Disclosure Memorandum with specific reference to this Section, sets forth all amounts paid (or deemed for accounting purposes to have been paid) and services provided by the Company and its Subsidiaries to, or received by the Company and its Subsidiaries from, any affiliate of the Company or any Subsidiary since December 31, 1993 and all such amounts currently owed by the Company or any Subsidiary to, or to the Company or any Subsidiary by, any affiliate of the Company or any Subsidiary. For purposes of this Agreement, the term "affiliate" shall have the meaning ascribed thereto in Rule 405 of the Securities Act.

    (b) Each contract, agreement, plan or arrangement between the Company or any Subsidiary on the one hand, and any affiliate of the Company or any Subsidiary or affiliate thereof, on the other hand ("Affiliate Arrangements") is disclosed in the Disclosure Memorandum with specific reference to this Section or Section 3.18(a). Except as disclosed in the Disclosure Memorandum with specific reference to this Section or Section 3.18(a), each of the transactions described in Section 3.18(a) and each of the Affiliate Arrangement was entered into in the ordinary course of business and on commercially reasonable terms and conditions.

    3.19 CUSTOMERS AND SUPPLIERS. Except as set forth in the Disclosure Memorandum with specific reference to this Section, as of the date hereof, no customer which individually accounted for more than 1% of the gross revenues of the Company and all its Subsidiaries during the 12 month period preceding the date hereof, and no supplier of the Company and all its Subsidiaries, has canceled or otherwise terminated, or made any written threat to the Company or any Subsidiary to cancel or otherwise terminate, its relationship with the Company or any Subsidiary, or has at any time on or after July 3, 1998 decreased materially its services or supplies to the Company and all its Subsidiaries in the case of any such supplier, or its usage of the services or products of the Company and all its Subsidiaries in the case of any such customer, and to the knowledge of the Company no such supplier or customer intends to cancel or otherwise terminate its relationship with the Company or any Subsidiary or to decrease materially its services or supplies to the Company and all its Subsidiaries or its usage of the services or products of the Company and all its Subsidiaries, as the case may be. From and after the date hereof, no customer which individually accounted for more than 5% of the gross revenues of the Company and all its Subsidiaries during the 12 month period preceding the Closing Date, has canceled or otherwise terminated, or made any written threat to the Company to cancel or otherwise terminate, for any reason, including without limitation the consummation of the transactions contemplated hereby, its relationship with the Company and all Subsidiaries, and no such customer intends to cancel or otherwise terminate its relationship with the Company and all its Subsidiaries or to decrease materially its usage of the services or products of the Company and all its Subsidiaries. Neither the Company nor any Subsidiary has breached, so as to provide a benefit to the Company or any Subsidiary that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of the Company or any Subsidiary. The Disclosure Memorandum with specific reference to this Section, sets forth the dates of each audit conducted since January 1, 1995 by each material supplier of the Company and its Subsidiaries and summaries of the results of such audits.

    3.20 ABSENCE OF QUESTIONABLE PAYMENTS. To the Company's knowledge, neither the Company nor any Subsidiary or any director, officer, agent, employee or other Person acting on behalf of the Company or any Subsidiary has used, or authorized the use of, any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act. To the Company's knowledge, the directors, employees and independent commission agents of the Company and its Subsidiaries are in compliance with ethical standards and other trading practices mandated by applicable laws and contractual arrangements and have not made payments to any third parties other than in the ordinary course of business pursuant to contracts.

    3.21 INFORMATION SUPPLIED. None of the information supplied or to be supplied by or on behalf of the Company or any Subsidiary for inclusion or incorporation by reference in (i) the proxy statement in definitive form relating to the meeting of the Company's stockholders to be held in connection with the Merger (the "Proxy Statement") will, at the date first mailed to stockholders, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of circumstances under which they are made, not misleading and (ii) the Proxy Statement or any amendment thereof or supplement thereto will, at the time of the meeting of the Company's stockholders to be held in connection with the Merger, contain any untrue statement of a material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meetings of stockholders. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

    3.22 OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of Jefferies & Company, Inc., dated as of September 29, 1998, to the effect that, as of such date, from a financial point of view, the Merger Consideration to be offered to the stockholders of the Company in the Merger is fair to such stockholders, a copy of which opinion has been delivered to Parent.

    3.23 VOTE REQUIRED. The affirmative vote of the holders of a majority of the outstanding shares of the Company Common Stock is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

    3.24 COMPANY NOT AN INTERESTED SHAREHOLDER OR A 30% SHAREHOLDER. As of the date hereof, neither the Company nor any Subsidiary or any of their respective affiliates is an "interested shareholder" of Parent as such term is defined in
Section 912 of the New York Business Corporation Law or a "30% Shareholder" of Parent as such term is defined in Article TENTH of Parents' Restated Certificate of Incorporation.

    3.25 SECTION 203 OF THE DGCL NOT APPLICABLE. The provisions of Section 203 of the DGCL will not, prior to the termination of this Agreement, apply to this Agreement, the Merger or the other transactions contemplated hereby.

    3.26 DISCLOSURE. No representation or warranty by the Company in this Agreement, including the Disclosure Memorandum, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, to make the statements herein or therein not misleading. There is no fact known to the Company and its Subsidiaries taken as a whole which could have a material adverse effect on the financial condition, results of operations, prospects or business of the Company and its Subsidiaries taken as a whole, which has not been set forth in the Company SEC Documents or in this Agreement, including the Disclosure Memorandum.

    3.27 THE COMPANY'S KNOWLEDGE. The term "the Company's knowledge" or words of similar import shall mean the actual knowledge after due inquiry of any of the Company's directors and officers.

                                   ARTICLE 4
                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

    Parent and Sub represent and warrant to the Company as follows:

    4.1 ORGANIZATION AND AUTHORITY. Each of Parent and Sub is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and, is duly licensed or qualified and in good standing as a foreign corporation in each jurisdiction in which the nature of the activities conducted by it or the character of the properties owned, leased or operated by it requires it to be so licensed or so qualified, except where the failure to be so licensed or so qualified would not have a material adverse effect on Parent and its Subsidiaries taken as a whole (a "Parent Material Adverse Effect"). Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

        (b) Each of Parent and Sub has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby have been duly and validly approved by its Board of Directors and by Parent in its capacity as the sole stockholder of Sub; and no other corporate proceedings on the part of the either Parent or Sub or their stockholders are necessary to authorize the execution, delivery and performance of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Sub, and (assuming due execution and delivery by the Company) this Agreement constitutes a valid and binding obligation of each of Parent and Sub, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought, and except as indemnification may be limited by public policy.

    4.2 NO VIOLATION; CONSENTS AND APPROVALS. Neither Parent, Sub nor any of their respective properties or assets, is subject to or bound by any provision of:

        (a) to Parent's knowledge, any law, statute, rule, regulation, ordinance or judicial or administrative decision;

        (b) any articles or certificate of incorporation or by-laws;

        (c) any (i) credit or loan agreement, mortgage, deed of trust, note, bond, indenture, license, concession, franchise, permit, trust, custodianship, other restriction, or (ii) instrument, lease, obligation, contract or agreement; or

        (d) any judgment, order, writ, injunction or decree;

that would impair, prohibit or prevent, or would be violated or breached by, or under which there would be a material default (with or without notice or lapse of time, or both) as a result of, the execution, delivery and performance by each of Parent and Sub of this Agreement and the consummation of the transactions contemplated hereby, except where such event or occurrence is not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect. Other than (i) the filing of the Certificate of Merger as provided in Section 1.1, (ii) the filing with the SEC and Nasdaq of the Proxy Statement, (iii) such consents, orders, approvals, authorizations, registrations, declarations and filings as may be required under the Investment Canada Act, the Competition Act (Canada), applicable state securities laws and the securities laws of any foreign country, (iv) such filings as may be required under the HSR Act and (v) such local consents, orders, approvals, authorizations, registrations, declarations and filings which, if not obtained or made, would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect on and that would not impair, prohibit or prevent the consummation of the transactions contemplated hereby, no consent, order, approval or authorization of, or declaration, notice, registration or filing with, any Person is required by or with respect to the execution, delivery and performance by Parent and Sub of this Agreement and the consummation of the transactions contemplated hereby.

    4.3 SEC REPORTS AND FINANCIAL STATEMENTS OF PARENT. Parent has filed with the SEC, and has heretofore provided to the Company true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it since December 31, 1993 under the Exchange Act or the Securities Act (as such documents have been amended since the time of their filing, collectively, the "Parent SEC Documents"). The Parent SEC Documents, including without limitation any financial statements and schedules included therein, at the time filed or, if subsequently amended, as so amended, (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. The financial statements of Parent included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited statements, to customary year-end audit adjustments) the consolidated financial position of the Company and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows.

    4.4 INFORMATION SUPPLIED. None of the information supplied or to be supplied by or on behalf of Parent or Sub for inclusion or incorporation by reference from documents filed by Parent or any of its Subsidiaries with the SEC in (i) the Proxy Statement will, at the date first mailed to stockholders, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of circumstances under which they are made, not misleading and (ii) the Proxy Statement or any amendment thereof or supplement thereto will, at the time of the meeting of the Company's stockholders to be held in connection with the Merger, contain any untrue statement of a material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meetings of stockholders. All such documents filed by Parent or Sub with the SEC under the Exchange Act will comply as to form in all material respect with the requirements of the Exchange Act.

    4.5 LITIGATION. There is no (i) outstanding consent, order, judgment, writ, injunction, award or decree of any Governmental Entity or arbitration tribunal against or involving Parent or Sub or any of their respective properties or assets, (ii) action, suit, claim, counterclaim, litigation, arbitration, dispute or proceeding pending or, to Parent's knowledge, threatened against or involving Parent or Sub or any of their respective properties or assets or (iii) to Parent's knowledge, investigation or audit pending or threatened against or relating to Parent or Sub or any of their respective properties or assets or any of their respective officers or directors (in their capacities as such) (collectively, "Parent Proceedings") which is, individually or in the aggregate, reasonably likely to impair, prohibit or prevent the consummation of the transactions contemplated hereby. To Parent's knowledge, there are no existing facts or circumstances which could form a basis for any Parent Proceeding which, if commenced, would be reasonably likely to impair, prohibit or prevent the consummation of the transactions contemplated hereby.

    4.6 PARENT'S KNOWLEDGE. The term "Parent's knowledge" or words of similar import shall mean the actual knowledge after due inquiry of any of Parent's directors and executive officers.

                                   ARTICLE 5
                        CERTAIN COVENANTS AND AGREEMENTS
                           OF THE COMPANY AND PARENT

    5.1 CONDUCT OF THE COMPANY'S BUSINESS PRIOR TO THE CLOSING DATE. The Company agrees as to itself and its Subsidiaries that, between the date hereof and the Closing Date:

        (a) Except as contemplated by this Agreement, as disclosed in the Disclosure Memorandum with specific reference to this Section or Section
    3.14 or as permitted by the prior written consent of Parent, the Company and its Subsidiaries shall operate their respective businesses only in the usual, regular and ordinary course consistent with prior practice, and the Company and its Subsidiaries shall not:

            (i) take any action of the nature referred to in Section 3.14, except as expressly permitted therein;

            (ii) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of their respective capital stock (except pursuant to, and in accordance with the terms of, the options outstanding on the date hereof created pursuant to the Company Option Plan, the Indenture and the Simmonds Warrant) or any Voting Debt, or any securities convertible into or exchangeable for, or any rights, warrants, calls, subscriptions or options to acquire, any shares of their respective capital stock or any Voting Debt;

           (iii) increase, decrease or modify, or authorize or propose the increase, decrease or modification of, the authorized capital of the Company or the number of issued and outstanding shares of Company Common Stock except such increases, decreases or modifications as may occur upon the issuance of capital stock of the Company pursuant to the exercise of options or warrants, or the conversion of securities or instruments convertible into the capital stock of the Company, which options, warrants and convertible securities or instruments are outstanding as of the date hereof;

            (iv) modify or amend, or authorize or propose to modify or amend, the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or similar organizational documents;

            (v) except as required by law, create or enter into an agreement or benefit plan which, if existing as of the date hereof would constitute a Benefit Plan, or modify an existing Benefit Plan;

            (vi) maintain or provide, or agree to maintain or provide, benefits under any life, medical or health plan for retirees or other terminated employees of the Company other than benefit continuation rights under COBRA;

           (vii) take or permit any affiliate thereof to take any action that would or is reasonably likely to result in any of the Company's representations and warranties set forth in this Agreement not to be true as of the date made (to the extent so limited) or in any of the conditions to the Merger set forth in Article 6 not being satisfied;

          (viii) modify, change, increase or decrease the Company's equity interest or investment in any of the Company's Subsidiaries other than intercompany transfers in the ordinary course as part of the Company's cash management arrangements;

            (ix) except as required by law, negotiate or enter into any collective bargaining agreement; or

            (x) enter into any agreement or contract with any Affiliate of the Company or any of its Subsidiaries or modify or amend, or authorize or propose to modify or amend, any existing agreement or contract with any Affiliate of the Company of its Subsidiaries.

        (b) The Company shall preserve the business organization of the Company and its Subsidiaries intact and shall use its best efforts to keep available to Parent the services of the present officers and employees of the Company and its Subsidiaries and to preserve for Parent the good will of the Company's suppliers, customers, and others having business relations with the Company; PROVIDED, THAT the Company shall not be required to incur any additional expenses with regard to such officers and employees, except for such expenses that are mutually agreed upon by the parties. Except with the prior written consent of Parent (not to be unreasonably withheld), the Company shall not terminate or cause to be terminated any distribution agreement to which it is a party.

        (c) The Company and its Subsidiaries shall maintain in force the insurance policies referred to in Section 3.17 or insurance policies providing the same or substantially similar coverage; provided, however, that the Company will notify Parent prior to the expiration of any of such insurance policies.

        (d) The Company shall use its best efforts to pursue its rights with respect to the matters listed in the Disclosure Memorandum with respect to
    Section 3.14(h) and the Proceedings contemplated by Section 3.15.

        (e) Except as contemplated by this Agreement or permitted by the prior written consent of Parent, no plan, fund, or arrangement referred to in
    Section 3.11, or any option or award agreement thereunder, has been or will be:

            (i) terminated by the Company or any Subsidiary;

            (ii) amended (except as expressly required by law) in any manner which would directly or indirectly increase the benefits accrued, or which may be accrued, by any participant thereunder; or

           (iii) amended in any manner which would materially increase the cost to Parent of maintaining such plan, fund, or arrangement.

    5.2 CONDUCT OF BUSINESS OF SUB. Prior to the Effective Time, except as may be required by applicable law and subject to the other provisions of this Agreement, Parent shall cause Sub to (a) perform its obligations under this Agreement in accordance with its terms, (b) not incur directly or indirectly any liabilities or obligations other than those incurred in connection with the Merger, (c) not engage directly or indirectly in any business or activities of any type or kind and not enter into any agreements or arrangements with any person, or be subject to or bound by any obligation or undertaking, which is not contemplated by this Agreement and (d) not create, grant or suffer to exist any lien upon its properties or assets which would attach to any properties or assets of the Surviving Corporation after the Effective Time.

    5.3 PREPARATION OF THE PROXY STATEMENT. The Company shall promptly prepare and file with the SEC the Proxy Statement and shall use its best efforts to (i) have the Proxy Statement cleared by the SEC and (ii) cause the Proxy Statement to be mailed to the stockholders of the Company at the earliest practicable date. Parent, Sub and the Company shall cooperate with each other in the preparation of the Proxy Statement, and the Company shall notify Parent of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information, and shall provide to Parent promptly copies of all correspondence between the Company or any representative of the Company and the SEC with respect to the Proxy Statement. The Company shall give Parent and its counsel the opportunity to review the Proxy Statement and all responses to requests for additional information by and replies to comments of the SEC before their being filed with, or sent to, the SEC. Each of the Company, Parent and Sub agrees to use its best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Proxy Statement to be mailed to the holders of Company Common Stock entitled to vote at the Company Stockholders' Meeting at the earliest practicable time.

    5.4 LEGAL CONDITIONS TO MERGER. Each of the Company, Parent and Sub will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Merger (which actions shall include, without limitation, furnishing all information required in connection with approvals of or filing with any Governmental Entity) and will promptly cooperate with each other and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Merger. Each of the Company, Parent and Sub will, and will cause its Subsidiaries to, take all reasonable actions necessary to (a) obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by Parent, the Company or any of their respective Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement and (b) provide such other information and communications to such Governmental Entities or other public or private third parties as the other party or such Governmental or Regulatory Authorities or other public or private third parties may reasonably request in connection therewith. In addition to and not in limitation of the foregoing, each of the parties will (x) take promptly all actions necessary to make the filings required of Parent and the Company or their affiliates under the HSR Act, (y) comply at the earliest practicable date with any request for additional information received by such party or its affiliates from the Federal Trade Commission (the "FTC") or the Antitrust Division of the Department of Justice (the "Antitrust Division") pursuant to the HSR Act, and (z) cooperate with the other party in connection with such party's filings under the HSR Act and in connection with resolving any investigation or other inquiry concerning the Merger or the other matters contemplated by this Agreement commenced by either the FTC or the Antitrust Division or state attorneys general.

    5.5 STOCKHOLDER'S MEETING. The Company shall call a meeting of its stockholders to be held as promptly as practicable for the purpose of voting upon the adoption of this Agreement. The Company will, through its Board of Directors, unanimously recommend to its stockholders adoption of this Agreement and will solicit proxies in favor of the adoption of this Agreement, and shall take all other action reasonably necessary or advisable to secure the vote or consent of stockholders required to effect the Merger; provided, however, that the Board of Directors of the Company shall not be obligated to recommend approval of this Agreement to its stockholders if such Board of Directors, acting with the advice of its counsel and financial advisors, determines that such recommendation would not be consistent with its fiduciary obligations imposed by applicable law. In the event that the Company Stockholders' Approval is not obtained on the date on which the Company Stockholders' Meeting is initially convened, the Board of Directors of the Company agrees to adjourn such Company Stockholders' Meeting at least twice for the purpose of obtaining the Company Stockholders' Approval and to use its best efforts during any such adjournments to obtain the Company Stockholders' Approval.

    5.6 FEES AND EXPENSES. (a) Except as set forth in Section 5.6(b), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, except that expenses incurred in connection with printing the Proxy Statement, registration and filing fees incurred in connection with the Proxy Statement, and fees, costs and expenses associated with compliance with applicable state securities laws in connection with the Merger shall be shared equally by Parent and the Company.

        (b) In the event that (i) either Parent or the Company shall terminate this Agreement pursuant to Section 7.1(e), (ii) either Parent or the Company shall terminate this Agreement pursuant to Section 7.1(f)(ii) and, prior to the time of the meeting of the Company's stockholders, there shall have been
    (A) a Trigger Event with respect to the Company or (B) a Takeover Proposal (as defined in Section 5.12) with respect to the Company which at the time of the meeting of the Company's stockholders shall not have been (x) rejected by the Company and (y) withdrawn by the third party, or (iii) Parent shall terminate this Agreement pursuant to Section 7.1(c), due in whole or in part to any failure by the Company to use its best efforts to perform and comply with all agreements and conditions required by this Agreement to be performed or complied with by the Company prior to or on the Closing Date or any failure by the Company's affiliates to take any actions required to be taken hereby, and prior thereto there shall have been (A) a Trigger Event with respect to the Company or (B) a Takeover Proposal with respect to the Company which shall not have been (x) rejected by the Company and (y) withdrawn by the third party, then in each case, the Company shall reimburse Parent for costs and expenses incurred by Parent in the amount of $1,500,000, without any requirement that Parent account for actual costs or expenses, and, in addition, the Company shall promptly pay to Parent the sum of $5,500,000. In the event that Parent or the Company shall terminate this Agreement pursuant to Section 7.1(c) or (d), as applicable, due to a willful breach of this Agreement by the non-terminating party, the non-terminating party shall reimburse the terminating party for actual expenses incurred within a reasonable time after presentment by the terminating party to the non-terminating party of documentary evidence that such expenses were incurred and paid; provided, however, that notwithstanding such reimbursement, the terminating party may seek such additional remedies for damages against the non-terminating party with respect to such willful breach as are available at law or in equity. As used herein, a "Trigger Event" shall occur if any Person (A) acquires securities representing 10% or more of the voting power of the Company (PROVIDED that if any Person beneficially owns 10% or more of the voting power of the Company on the date hereof, a Trigger Event shall occur if such Person acquires additional securities representing 1% or more of all voting power of the Company), or
    (B) commences a tender or exchange offer following the successful consummation of which the offeror and its affiliates would beneficially own securities representing 25% or more of the voting power of the Company; PROVIDED, HOWEVER, that a Trigger Event shall not be deemed to include the acquisition by any Person of securities representing 10% or more (or 10% owner acquiring 1% or more) of the Company if such Person has acquired such securities not with the purpose nor with the effect of changing or influencing the control of the Company, nor in connection with or as a participant in any transaction having such purpose or effect, including without limitation not in connection with such Person (i) making any public announcement with respect to the voting of such shares at any meeting to consider any merger, consolidation, sale of substantial assets or other business combination or extraordinary transaction involving the Company,
    (ii) making, or in any way participating in, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Exchange Act) to vote any voting securities of the Company (including, without limitation, any such solicitation subject to Rule 14a-11 under the Exchange Act) or seeking to advise or influence any Person with respect to the voting of any voting securities of the Company, (iii) forming, joining or in any way participating in any "group" within the meaning of Section 13(d)(3) of the Exchange Act with respect to any voting securities of the Company or (iv) otherwise acting, alone or in concert with others, to seek control of the Company or to seek to control or influence the management or policies of the Company.

    5.7 BROKER'S AND FINDER'S FEES. Each of Parent, Sub and the Company represents, as to itself, its Subsidiaries, and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except Jefferies & Co., Inc., whose fees and expenses will be paid by the Company in accordance with the Company's agreement with such firm (copies of which have been delivered by the Company to Parent on or prior to the date of this Agreement).

    5.8 TAKEOVER STATUTES. If any "fair price", "moratorium", "control share acquisition" or other form of antitakeover statute or regulation shall become applicable to the transactions contemplated hereby, the Company and the members of the Board of Directors of the Company shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby and thereby.

    5.9 ACCESS TO INFORMATION AND CONFIDENTIALITY. The Company agrees that Parent and Sub may conduct such reasonable investigation with respect to the business, business prospects, assets, liabilities (contingent or otherwise), results of operations, employees and financial condition of the Company as will permit Parent and Sub to evaluate their interest in the transactions contemplated by this Agreement. Each parties' obligations under that certain confidentiality agreement, dated as of April 29, 1998 (the "Confidentiality Agreement"), which are hereby adopted, and incorporated by reference herein, shall apply to all confidential information furnished to it by the other party pursuant to this Agreement. No later than the Closing, the Company will cause all books and records of the Company (including those relating to Taxes) to be physically located at one of the offices of the Company.

    5.10 INDEMNIFICATION. (a) Each of the Constituent Corporations shall, and from and after the Effective Time Parent and the Surviving Corporation shall, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of such Constituent Corporation (the "Indemnified Parties") against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party of or in connection with any claim, action, suit, proceeding or investigation based on or arising out of the fact that such person is or was a director or officer of such Constituent Corporation, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether reasserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities") and (ii) all Indemnified Liabilities based on, or arising out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent such corporation is permitted under the DGCL or the Business Corporation Law of the State of New York, its Certificate of Incorporation or Bylaws, in each case as in effect on the date hereof, to indemnify its own directors and officers, as the case may be (and each of the Constituent Corporations, Parent and the Surviving Corporation, as the case may be, will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law; PROVIDED that the person to whom expenses are advanced provides any undertaking required by applicable law to repay such advance if it is ultimately determined that such person is not entitled to indemnification). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain counsel satisfactory to them and such Constituent Corporation (or them, Parent and the Surviving Corporation after the Effective Time); (ii) such Constituent Corporation (or after the Effective Time, Parent and the Surviving Corporation) shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; and (iii) such Constituent Corporation (or after the Effective Time, Parent and the Surviving Corporation) will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that neither such Constituent Corporation nor Parent or the Surviving Corporation shall be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this
Section 5.10, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Constituent Corporation (or after the Effective Time, Parent or the Surviving Corporation) (but the failure so to notify a party shall not relieve such party from any liability which it may have under this
Section 5.10 except to the extent such failure prejudices such party). The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which case they may retain such number of law firms as is necessary to address such conflict.

        (b) For a period of six years after the Effective Time, Parent shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that Parent may substitute therefor policies of substantially the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from facts or events that occurred before the Effective Time.

        (c) The provisions of this Section 5.10 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

    5.11 ADDITIONAL AGREEMENTS; BEST EFFORTS. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use best efforts to take, or cause to be taken, all action and, to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to the appropriate vote of the stockholders of the Company described in Section 5.5, and to satisfy the conditions to Closing set forth in
Article VI including cooperation fully with the other party, including by provision of information and making all necessary filings in connection with, among other things, any approvals required from Governmental Entities. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action.

    5.12 NO SOLICITATION. The Company shall not, and shall not authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it to, (a) solicit, initiate or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Takeover Proposal (as hereinafter defined), or (b) agree to or endorse any Takeover Proposal. Notwithstanding the immediately preceding sentence, if the Company shall not have breached the covenant provided by clause (a) of the immediately preceding sentence and a Takeover Proposal, or a written expression of interest that can reasonably be expected to lead to a Takeover Proposal, shall occur, then, upon the good faith determination of the Board of Directors of the Company, acting upon the advice of its legal and financial advisors, that the Takeover Proposal is a better offer than the transactions contemplated by this Agreement and consistent with the fiduciary obligations under applicable law of the Company's Board of Directors, the Company and its officers, directors, employees, investment bankers, financial advisors, attorneys, accountants and other representatives retained by it may furnish in connection therewith information (including non-public information, but only pursuant to a confidentiality agreement in customary form, including customary standstill provisions) and take such other actions as are consistent with the fiduciary obligations of the Company's Board of Directors, and such actions shall not be considered a breach of this Section 5.12 or any other provision of this Agreement; provided, however, that the Company shall not, and shall not permit any of its officers, directors, employees or other representatives to, agree to or endorse any Takeover Proposal unless the Company shall have terminated this Agreement pursuant to Section 7.1(e) and paid to Parent all amounts payable to Parent pursuant to Section 5.6(b). The Company shall promptly advise Parent orally and in writing of any inquiries or Takeover Proposals and keep Parent informed of the status and material information with respect to such inquiries or Takeover Proposals. As used in this Agreement, "Takeover Proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving the Company or the Company Common Stock and made by a Person other than Parent or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, the Company other than the transactions contemplated by this Agreement.

    5.13 ADVICE OF CHANGES; GOVERNMENT FILINGS. The Company shall confer on a regular and frequent basis with Parent, report on operational matters and promptly advise Parent of any change or event having, or which, insofar as can reasonably be foreseen, could result in a Company Material Adverse Effect. Each party shall promptly provide the other (or its counsel) copies of all filings made by such party with any state or Federal Governmental Entity in connection with this Agreement and the transactions contemplated hereby and thereby.

    5.14 PRESS RELEASES. Prior to the Effective Time, the Company and Parent shall consult with each other as to the form and substance of any press release or other public disclosure related to this Agreement or any of the transactions contemplated hereby; provided, however, that nothing in this Section 5.14 or any other provision of this Agreement shall be deemed to prohibit any party from making any disclosure which its legal counsel deems necessary or advisable in order to satisfy such disclosure obligations under applicable laws or regulations.

    5.15 COMPANY OPTION PLANS. (a) At the Effective Time, each unexpired and unexercised option to purchase shares of Company Common Stock (each a "Company Option") under the Company Option Plan shall be deemed to be automatically converted into an option to purchase the number of shares of Parent Common Stock (a "Parent Option") equal to the number of shares of Company Common Stock that could have been purchased under such Company Option multiplied by a fraction, the numerator of which is $10.50 and the denominator of which is the average of the closing prices per share on the New York Stock Exchange of Parent Common Stock for the five trading days immediately preceding the Closing Date (with the resulting number of shares rounded down to the nearest whole share) (the "Option Conversion Ratio"), at a price per share of Parent Common Stock equal to the exercise price of such Company Option divided by the Option Conversion Ratio and the result thereof rounded up to the nearest whole cent; PROVIDED, HOWEVER, that, in case any Company Option intended to qualify as an incentive stock option under Section 422 of the Code (or a predecessor thereto) is deemed converted into a Parent Option as provided above, the option price, the number of shares of Parent common stock that may be purchased pursuant to such Parent Option and the terms and conditions of such Parent Option shall be determined in order to comply with Section 424(a) of the Code. Such Parent Option shall otherwise be subject to the same terms and conditions as the Company Option. The date of grant of the substituted Parent Option shall be the date on which the corresponding Company Option was granted. The Board of Directors of the Company shall take such actions as are necessary or advisable to effect the transactions contemplated by this Section 5.15.

        (b) At the Effective Time, Parent shall (i) assume all of the Company's obligations with respect to Company Options as contemplated by Section 5.15(a) above, (ii) reserve for issuance the number of shares of Parent Common Stock that will become subject to Parent Options pursuant to this
    Section 5.15, (iii) from and after the Effective Time, upon exercise of the Parent Options in accordance with the terms thereof, make available for issuance all shares of Parent Common Stock covered thereby, and (iv) as soon as practicable after the Effective Time, issue to each holder of an outstanding Company Option a document evidencing the foregoing assumption by Parent.

        (c) The Company Stock Appreciation Rights Plan shall be terminated effective as of the Effective Time and the Company shall not grant any rights under said plan prior to its termination.

        (d) As promptly as practicable after the Effective Time, Parent shall file a registration statement covering the shares of Parent Common Stock that may be issued upon the exercise of Company Options (converted to Parent Options pursuant to this Section 5.15) and shall use its best efforts to cause the offer and sale of such shares to be registered under the Securities Act, and to maintain such registration in effect until the exercise or termination of the Company Options. Parent shall also use its best efforts to cause such shares of Parent Common Stock to be authorized for listing on the NYSE and shall make all necessary blue sky law filings in connection therewith.

    5.16 NOTICE AND CURE. Each of Parent and the Company will notify the other of, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes known to such party, that causes or will cause any covenant or agreement of Parent or the Company under this Agreement to be breached or that renders or will render untrue any representation or warranty of Parent or the Company contained in this Agreement. Each of Parent and the Company also will notify the other in writing of, and will use all commercially reasonable efforts to cure, before the Closing, any violation or breach, as soon as practicable after it becomes known to such party, of any representation, warranty, covenant or agreement made by Parent or the Company. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

    5.17 CANADIAN SUBSIDIARY. Immediately prior to and conditioned upon the Closing, the Company shall sell all of the issued and outstanding shares of Richey Electronics Limited, the Company's Canadian subsidiary, to Parent or a Subsidiary of Parent designated by Parent for a purchase price of US$730,001.

    5.18 OBSERVANCE OF OPERATIONS OF THE BUSINESS. From the date hereof until the Closing Date, Parent may, at its election, without unduly interfering with the management or operations of the Company, have a reasonable number of representatives at the facilities of the Company and its Subsidiaries to observe and consult with representatives of the Company and its Subsidiaries with respect to the management of the operations of the Company. Notwithstanding anything in this Agreement to the contrary, all rights of Parent or its representatives to access to or inspection of such business operations of the Company or to obtain information with respect to the Company pursuant to Sections 5.1, 5.9 and 5.18 shall be effected solely through the representatives of the Company set forth on the Disclosure Memorandum with specific reference to this Section and shall be subject to the right of a representative of the Company to accompany Parent or its representative in connection therewith.

    5.19 CERTAIN COMPANY EMPLOYEES. The Company shall provide notice of the non-renewal of the employment agreements listed on the Disclosure Memorandum with specific reference to this Section in accordance with the terms of such agreements, in each case prior to the date after which such agreement will be extended or renewed in accordance with its terms.

    5.20 COMPANY BANK DEBT. Parent agrees to cause the repayment at the Closing of the outstanding indebtedness under the Loan Agreement, dated as of December 20, 1995 among the Company, the banks named therein and First Interstate Bank of California, as Agent, as amended.

    5.21 EMPLOYEE MATTERS. Each employee benefit plan, program, policy or arrangement provided as of the Closing by Parent to employees of the Company who are employed by the Surviving Corporation (the "Continuing Employees") shall give full credit, to the extent credited under a comparable Benefit Plan, for each Continuing Employee's period of service (as recognized by the Company as of the Closing) prior to the Closing Date for purposes of determining eligibility and vesting of benefits (but not for benefit accrual purposes). Each employee welfare benefit plan provided by Parent to the Continuing Employees from and after the Closing Date shall (i) give full credit for deductibles and out-of-pocket expenses under the Benefit Plans with respect to the current plan year toward any deductibles for the remainder of the plan year during which the Closing occurs, and (ii) shall waive any pre-existing condition limitation for any such Continuing Employee to the extent that such limitation would not apply to such Continuing Employee under the applicable Benefit Plan; provided, however, that if a Continuing Employee's pre-existing condition is a condition which is not currently covered under Parent's group health plan, such exclusion of condition shall not be waived and Parent shall have no obligation or liability therefor except as required by law.

                                   ARTICLE 6

                              CONDITIONS PRECEDENT

    6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

        (a) STOCKHOLDER APPROVAL. This Agreement shall have been adopted by the affirmative vote of the holders of a majority of the outstanding shares of the Company Common Stock entitled to vote on the Merger.

        (b) OTHER APPROVALS. All authorizations, consents, orders or approvals of, or declarations or filings with, or expirations or terminations of waiting periods imposed by, any Governmental Entity the failure to obtain which would have a material adverse effect on the Surviving Corporation, including, without limitation, such approvals, waivers and consents as may be required under the Securities Act and the HSR Act, shall have been filed, occurred or been obtained.

        (c) NO INJUNCTIONS OR LEGAL RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction"), and no law, statute, rule, regulation, ordinance or judicial or administrative decision, preventing the consummation of the Merger shall be in effect.

        (d) NO GOVERNMENTAL ACTIONS. No investigation by any Governmental Entity shall have been commenced, and no action, suit or proceeding by any Governmental Entity shall have been threatened, against Parent, Sub, the Company or any Subsidiary thereof or any of the principals, officers or directors of any of them, seeking to restrain, prevent or change the transactions contemplated hereby or questioning the legality or validity of any such transactions or seeking damages in connection with any such transactions.

        (e) INDENTURE. The Surviving Corporation and Parent shall have entered into such supplemental indentures as are required under the Indenture as a result of the Merger.

    6.2 CONDITIONS TO OBLIGATIONS OF PARENT AND SUB. The obligations of Parent and Sub to effect the Merger are subject to the satisfaction of the following conditions, unless waived by Parent and Sub:

        (a) REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. Except as otherwise contemplated or permitted by this Agreement, (i) the representations and warranties of the Company contained in this Agreement or in any certificate or document delivered to Parent pursuant hereto shall as of the Closing Date, (x) to the extent qualified by Company Material Adverse Effect, be true in all respects and (y) to the extent not qualified by Company Material Adverse Effect, be true in all respects; PROVIDED, HOWEVER, that for purposes of clause (y) of this paragraph, such representations and warranties, with respect to the period of time between the date of this Agreement and the Closing Date, shall be deemed to be true in all respects for such period unless failure or failures of such representations and warranties to be true in all respects, either individually or in the aggregate, and without giving effect to any qualification as to materiality set forth in such representations or warranties, would have a Company Material Adverse Effect, except for those representations and warranties contained in (1) Section 3.1(b) and (2) the third sentence of Section 3.4 up to, but not including, clause (ii) of such sentence, which representations and warranties shall be true in all respects, and (ii) the Company shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by the Company prior to or on the Closing Date, and Parent shall have been furnished with a certificate of an appropriate officer of the Company, dated the Closing Date, certifying to the effect of clauses (i) and (ii) hereof.

        (b) NO ACTIONS. No action, suit or proceeding before any court or governmental or regulatory authority shall be pending (other than those referred to in Section 6.1(d)), against Parent, Sub, the Company, any Subsidiary thereof or any of the principals, officers or directors of any of them, seeking to restrain, prevent or change the transactions contemplated hereby or questioning the legality or validity of any such transactions or seeking damages in connection with any such transactions.

        (c) CONSENTS UNDER AGREEMENTS. The Company shall have obtained the consent or approval of each Person (other than the Governmental Entities referred to in Section 6.1(b) and of the Company's suppliers under franchise agreements) whose consent or approval shall be required in order to permit the succession by the Surviving Corporation pursuant to the Merger to any obligation, right or interest of the Company or the Company's Subsidiary under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those disclosed in the Disclosure Memorandum with specific reference to this Section and those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Company Material Adverse Effect or impair, prohibit or prevent the consummation of the transactions contemplated hereby.

        (d) LENDING MORATORIUM. There shall be no moratorium or other limitation on commercial bank lending declared by any Federal or New York State regulatory authority or other circumstances or state of facts constituting a disruption in the financial markets causing banks and other financial institutions generally not to extend credit.

        (e) MATERIAL ADVERSE CHANGE. Since the date hereof, there shall not have been any events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

        (f) NO AMENDMENTS TO RESOLUTIONS. Neither the Board of Directors of the Company nor any committee thereof shall have amended, modified, rescinded or repealed the resolutions adopted by the Board of Directors on September 29, 1998 (accurate and complete copies of which have been provided to Parent) and shall not have adopted any other resolutions in connection with this Agreement and the transactions contemplated hereby inconsistent with such resolutions.

        (g) DISSENTING SHARES. The aggregate number of Dissenting Shares shall not exceed 10 % of the total number of shares of Company Common Stock outstanding on the Closing Date.

    6.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the Merger is subject to satisfaction of the following conditions, unless waived by the Company:

        (a) Representations and Warranties; Performance of Obligations. Except as otherwise contemplated or permitted by this Agreement, (i) the representations and warranties of Parent and Sub contained in this Agreement or in any certificate or document delivered to the Company pursuant hereto shall as of the Closing Date, (x) to the extent qualified by Parent Material Adverse Effect, be true in all respects and (y) to the extent not qualified by Parent Material Adverse Effect, be true in all respects; PROVIDED, HOWEVER, that for purposes of clause (y) of this paragraph, such representations and warranties, with respect to the period of time between the date of this Agreement and the Closing Date, shall be deemed to be true in all respects for such period unless failure or failures of such representations and warranties to be true in all respects, either individually or in the aggregate, and without giving effect to any qualification as to materiality set forth in such representations or warranties, would have a Parent Material Adverse Effect, and (ii) Parent and Sub shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date, and the Company shall have been furnished a certificate of an appropriate officer of Parent, dated the Closing Date, certifying to the effect of clauses (i) and (ii) hereof.

        (b) CONSENTS UNDER AGREEMENTS. Parent shall have obtained the consent or approval of each Person (other than the Governmental Entities referred to in Section 6.1(c)) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, prohibit or prevent the consummation of the transactions contemplated hereby.

        (c) NO AMENDMENTS TO RESOLUTIONS. Neither the Board of Directors of Parent nor any committee thereof shall have amended, modified, rescinded or repealed the resolutions adopted by the Board of Directors on September 27, 1998 (accurate and complete copies of which have been provided to the Company) and shall not have adopted any other resolutions in connection with this Agreement and the transactions contemplated hereby inconsistent with such resolutions.

                                   ARTICLE 7

                           TERMINATION AND AMENDMENT

    7.1 TERMINATION. At any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company or Sub, this Agreement may be terminated:

        (a) by mutual consent of Parent and the Company;

        (b) by either Parent or the Company, if, without fault of the terminating party, the Closing shall not have occurred on or before February 15, 1999 (or such later date as may be agreed upon in writing by the parties hereto);

        (c) by Parent, if the Company shall breach any of its representations, warranties or obligations hereunder and such breach shall not have been cured or waived and the Company shall not have provided reasonable assurance that such breach will be cured on or before the Closing Date; PROVIDED, HOWEVER, that Parent shall not have the right to so terminate this Agreement if such breach, if it existed as of the Closing Date, would not result in the Company's failure to satisfy the conditions set forth in Section 6.2(a);

        (d) by the Company, if Parent or Sub shall breach any of their respective representations, warranties or obligations hereunder and such breach shall not have been cured or waived and Parent shall not have provided reasonable assurance that such breach will be cured on or before the Closing Date;

        (e) by either Parent or the Company if a Takeover Proposal shall have occurred and the Board of Directors of the Company in connection therewith, after consultation with its legal counsel, withdraws or modifies its approval and recommendation of this Agreement and the transactions contemplated hereby after determining that to cause the Company to proceed with the transactions contemplated hereby would not be consistent with the Board of Directors' fiduciary duty to the stockholders of the Company; or

        (f) by either Parent or the Company (i) if any permanent Injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable or (ii) if any required approval of the stockholders of the Company shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof.

    7.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Parent or the Company as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Sub or the Company or their respective officers or directors except
(i) with respect to Section 5.6, 5.7, and 5.9, (ii) to the extent that such termination results from the willful breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement except as provided in Section 8.7 and (iii) this Section 7.2 shall survive such termination.

    7.3 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action duly taken, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

    7.4 AMENDMENT AND MODIFICATION. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after adoption of the Agreement by the stockholders of Parent or the Company, but after any such adoption, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                                   ARTICLE 8

                               GENERAL PROVISIONS

    8.1 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Section 2.1, 2.2, 5.10, 5.15, 5.21 and the last sentence of Section 7.4 and Article 8.

    8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt of: hand delivery, overnight courier, certified or registered mail, return receipt requested, or facsimile transmission with confirmation of receipt:

        (i) If to the Company, to:

            Richey Electronics, Inc.
           7441 Lincoln Way, Suite 100
           Garden Grove, California 92642
           Facsimile: (714) 897-7887
           Telephone: (714) 898-8288
           Attention: Richard N. Berger
           (with a copy to)
           Dewey Ballantine LLP
           333 South Hope Street
           Los Angeles, California 90071-1406
           Facsimile: (213) 625-0562
           Telephone: (213) 626-3399
           Attention: Alan M. Albright, Esq.

        (ii) If to Parent, to:
           Arrow Electronics, Inc.
           25 Hub Drive
           Melville, New York 11747
           Facsimile: (516) 391-1683
           Telephone: (516) 391-1830
           Attention: Robert E. Klatell
           (with a copy to)
           Milbank, Tweed, Hadley & McCloy
           One Chase Manhattan Plaza
           New York, New York 10005
           Facsimile: (212) 530-5219
           Telephone: (212) 530-5000
           Attention: Howard S. Kelberg, Esq.

    Such names and addresses may be changed by written notice to each person listed above.

    8.3 GOVERNING LAW. Except to the extent that the DGCL is mandatorily applicable to the Merger and the rights of the stockholders of the Constituent Corporations, this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State, without giving effect to the conflicts of law principles thereof.

    8.4 INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

    8.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

    8.6  ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES; RIGHTS OF
OWNERSHIP. (a) This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof other than the Confidentiality Agreement, which shall survive the execution and delivery of this Agreement in accordance with its terms, and (b) except as otherwise contemplated by Sections 2.1, 2.2 and 5.10 (which covenants shall be enforceable by the persons affected thereby following the Effective Time), is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. The parties hereby acknowledge that, except as hereafter agreed to in writing, no party shall have the right to acquire or shall be deemed to have acquired shares of common stock of the other party pursuant to the Merger until consummation thereof.

    (b) The Company Disclosure Letter, the Parent Disclosure Letter and any Exhibit attached to this Agreement and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

    8.7 NO REMEDY IN CERTAIN CIRCUMSTANCES. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or thereof or to any other remedy, including but not limited to money damages, for breach hereof or thereof or of any other provision of this Agreement or part hereof as a result of such holding or order.

    8.8 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so be broad as is enforceable.

    8.9 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned Subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

    8.10 HEADINGS. The Headings used in this Agreement have been inserted for convenience of reference only and do not define, modify or limit the provisions hereof.

    8.11 ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specified terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

    IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                ARROW ELECTRONICS, INC.

                                By:  /s/ ROBERT E. KLATELL
                                     -----------------------------------------
                                     Name: Robert E. Klatell
                                     Title: EXECUTIVE VICE PRESIDENT

                                LEAR ACQUISITION CORP.

                                By:  /s/ ROBERT E. KLATELL
                                     -----------------------------------------
                                     Name: Robert E. Klatell
                                     Title: VICE PRESIDENT

                                RICHEY ELECTRONICS, INC.

                                By:  /s/ RICHARD N. BERGER
                                     -----------------------------------------
                                     Name: Richard N. Berger
                                     Title:

                                                                       EXHIBIT A

                                    PROXIES

Thomas W. Blumenthal
William C. Cacciatore
Edward L. Gelbach
Greg A. Rosenbaum
Norbert W. St. John
Donald I. Zimmerman

                                    ANNEX B

                               [LETTERHEAD]

                               September 29, 1998

Board of Directors

RICHEY ELECTRONICS, INC.

7441 Lincoln Grove

Garden Grove, CA 92642

To the Members of the Board of Directors:

    We understand Arrow Electronics, Inc., a New York corporation (the "Arrow" or "Parent"), and a wholly owned subsidiary of Parent (the "Sub or Purchaser") has offered to enter into an Agreement and Plan of Merger (the "Merger Agreement") with Richey Electronics, Inc., a Delaware corporation, ("Richey" or the "Company") pursuant to which, subject to the terms and conditions therein set forth, (i) the Purchaser will acquire any and all of the issued and outstanding common stock, $0.001 par value, of the Company (the "Common Stock") for $10.50 per share in cash (the "Offer Price") and (ii) the Purchaser will be merged with and into the Company and the issued and outstanding Common Stock (except Dissenting Shares, as defined in the Merger Agreement, and Common Stock held in the treasury of the Company or owned by the Purchaser or any direct or indirect wholly owned subsidiary of the Purchaser) will be canceled and extinguished and converted into the right to receive the Offer Price (the "Transaction").

    You asked us to render our opinion as to whether the Offer Price is fair, from a financial point of view, to the holders of the Common Stock (the "Fairness Opinion").

    Jefferies & Company, Inc. ("Jefferies"), as part of its investment banking business, is regularly engaged in the evaluation of capital structures and the valuations of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, financial restructurings and other financial services. In the ordinary course of our business, Jefferies may trade the securities of Richey and Arrow for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in those securities.

    In connection its engagement, Jefferies will receive a fee for providing the Fairness Opinion to the Company and will also receive a success fee upon consummation of the Transaction. In addition, Jefferies has received customary investment banking fees from Richey for selling securities including the Company's 7% Convertible Subordinated Notes offering on February 21, 1996 as well as a secondary public offering of three million shares of Common Stock on April 20, 1995.

    In conducting our analysis and arriving at the opinion expressed herein, we have reviewed a draft of the Merger Agreement, dated September 28, 1998 (including any schedules and exhibits thereto which were provided by the Company) and certain financial and other information that was publicly available or furnished to us by Richey, including the financial terms of the Transaction, certain internal financial analyses, projections, budgets, reports and other information prepared by the Company's management. We have also held discussions with various members of senior management of the Company concerning historical and current operations, financial conditions and prospects, as well as the strategic and operating benefits anticipated from the business combination. In addition, we have conducted such other reviews, analyses and inquiries relating to the Company as we considered appropriate in rendering this opinion. In accordance with our engagement by the Company, Jefferies has not performed any due diligence on Arrow other than a review of its publicly available information. The financial projections for Arrow were based upon the historical financial performance of Arrow and analyst research reports, both of which are publicly available information.

    In our review and analysis and in rendering the Fairness Opinion, we have relied upon, but have not independently investigated or verified, the accuracy, completeness and fair presentation of the financial and other information that was provided to us by the Company, or that was publicly available to us (including, without limitation, the information described above, the financial projections prepared by the Company regarding the estimated future performance of Richey before and after giving effect to the Transaction and the financial projections for Arrow). The Fairness Opinion is expressly conditioned upon such information (whether written or oral) being complete, accurate and fair in all respects.

    With respect to the financial projections provided to or obtained and examined by us, we note that projecting future results of any company is inherently subject to vast uncertainty. You have informed us, however, and we have assumed with your permission, that the Company's projections were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of Richey management as to the future performance of the Company. In addition, although we have performed sensitivity analyses thereon, in rendering the Fairness Opinion we have assumed, with your permission, that the Company will perform in accordance with such projections for all periods specified therein. We have also assumed with your permission that Arrow will perform in accordance with the financial projections for Arrow referenced above. Although such projections constituted one of many items that we employed in the formation of our opinion, changes to Richey's or Arrow's financial projections could affect the Fairness Opinion rendered herein. We have assumed, with your permission, that the Transaction will be accounted for under the "purchase" accounting method.

    We have not been requested to, and did not solicit third party indications of interest in acquiring all or any part of the Company; or make any independent evaluation or appraisal of the assets or liabilities of, nor conduct a comprehensive physical inspection of any of the assets of, the Company or Arrow, nor have we been furnished with any such appraisals. Our opinion is based on economic, monetary, political, market and other conditions existing and which can be evaluated as of the date of this opinion (including, without limitation, current market prices of the common stock of the Company and Arrow); HOWEVER, such conditions are subject to rapid and unpredictable change and such changes could affect the conclusions expressed herein. We have made no independent investigation of any legal matters affecting the Company or Arrow, and we have assumed the correctness of all legal and accounting advice given to such parties and their respective boards of directors, including (without limitation) advice as to the accounting and tax consequences of the Transaction to the Company, Arrow and their respective stockholders.

    In rendering this opinion we have also assumed, with your permission, that:
(i) the terms and provisions contained in the Merger Agreement (including any schedules and exhibits thereto) will not differ from those contained in the drafts of those documents we have heretofore reviewed with respect to any matter material to our opinion expressed herein; (ii) the conditions to the consummation of the Transaction set forth in the Merger Agreement will be satisfied without material expense; and (iii) there is not now, and there will not as a result of the consummation of the transactions contemplated by the Merger Agreement be, any default, or event of default, under any indenture, credit agreement or other material agreement or instrument to which the Company, Arrow or any of their respective subsidiaries or affiliates is a party.

    Moreover, in rendering the opinion set forth below we note that the consummation of the Transaction is conditioned upon the approval of the holders of the Common Stock, and we are not recommending that the Company, its Board of Directors, any of its security holders or any other person should take any specific action in connection with the Transaction. Our opinion does not constitute a recommendation of the Transaction over any alternative transactions which may be available to the Company, and does not address the Company's underlying business decision to effect the Transaction. Finally, we are not opining as to the market value of the Offer Price to be received by the holders of the Common Stock or the prices at which any of the securities of Arrow may trade upon and following the consummation of the Transaction.

    Based upon and subject to the foregoing, and upon such other matters as we consider relevant, it is our opinion as investment bankers that, as of the date hereof, the Offer Price to be received by the holders of the Common Stock is fair from a financial point of view.

    It is understood and agreed that this opinion is provided for the use and benefit of the Board of Directors of the Company as one element in the Board's consideration of the Transaction. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting the Fairness Opinion of which we become aware after the date hereof. The Fairness Opinion may be referred to, summarized and reproduced in full in any proxy statement mailed to holders of the Common Stock in connection with the Transaction but may not otherwise be disclosed publicly in any manner without our prior written approval.

                                          Sincerely,

                                          JEFFERIES & COMPANY, INC

                                    ANNEX C
                        DELAWARE GENERAL CORPORATION LAW

SECTION 262. APPRAISAL RIGHTS

    (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

    (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

    (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Section Section 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

    a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

    b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

    c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

    d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

    (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

    (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

    (2) If the merger or consolidation was approved pursuant to Section 228 or
Section 253 of this title, each consitutent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constitutent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constitutent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constitutent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constitutent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection
(d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                            RICHEY ELECTRONICS, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        SPECIAL MEETING OF STOCKHOLDERS
                                JANUARY 6, 1999

    The undersigned hereby nominates, constitutes and appoints William C. Cacciatore, Greg A. Rosenbaum and Donald I. Zimmerman or any of them, with full power of substitution, to vote all shares of common stock, $0.001 par value, of Richey Electronics, Inc. ("Richey") which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on Wednesday, January 6, 1999 or any postponement or adjournment thereof and upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof, with all the powers the undersigned would possess if personally present as follows:

    1. To approve and adopt an Agreement and Plan of Merger, dated as of September 30, 1998, by and among Arrow Electronics, Inc., a New York corporation ("Arrow"), Lear Acquisition Corp., a Delaware corporation ("Acquisition Corp.") and Richey (as amended by the Amendment to Agreement and Plan of Merger, dated as of October 21, 1998, by and among Arrow, Acquisition Corp. and Richey) pursuant to which, Acquisition Corp. will be merged with and into Richey and Richey will become a wholly owned subsidiary of Arrow

       / / FOR                  / / AGAINST                  / / ABSTAIN

    Please mark your votes as indicated in (x) this example.

    In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

                PLEASE SIGN, DATE AND MAIL YOUR PROXY CARD TODAY

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES.

    Please date this Proxy and sign your name exactly as it appears on your stock certificates. Executors, administrators, trustees, officers of a corporation, fiduciaries, etc., should give their full title as such. Partnerships should sign in the partnership name by an authorized person. For shares held jointly, each joint owner should personally sign. If the undersigned hold(s) any of the shares of common stock of Richey in a fiduciary, custodial or joint capacity or capacities, this Proxy is signed by the undersigned in every such capacity as well as individually. Attendance of the undersigned at the Special Meeting will not be deemed to revoke this Proxy unless the undersigned shall affirmatively indicate at the meeting the intention of the undersigned to vote in person.
                                       DATED: __________________________________
                                       SIGNATURE: ______________________________
                                                        (signature)
                                       SIGNATURE: ______________________________
                                               (signature, if held jointly)
                                                  ______________________________
                                            (title or authority, if applicable)

                PLEASE SIGN, DATE AND MAIL YOUR PROXY CARD TODAY